UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Ameriprise Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAMES M. CRACCHIOLO	MESSAGE FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 17, 2023

Dear Fellow Shareholders:

Ameriprise delivered another excellent year in 2022 despite significant equity and fixed income market headwinds and ongoing geopolitical challenges. The strong financial and business results we generated demonstrated the power of our client-centric culture, effective execution of our strategy and the diversification of our business. We adapted to the environment, innovated and drove organic growth.

Our teams remained highly engaged and focused on executing our plans with excellence, further reinforcing our position as a financial services leader. Importantly, we delivered this strong performance while managing the business for the long-term with sound governance, as well as good engagement from our Board of Directors.

In this proxy statement, we provide information about our strategy and performance, corporate governance, shareholder engagement, executive compensation and responsible business practices, including continuing to advance our diversity, equity and inclusion efforts that are core to our culture.

I cordially invite you to join us for our 2023 Annual Meeting of Shareholders, which will be held virtually on Wednesday, April 26, 2023, at 11:00 a.m. Central time. At that time, you will be able to attend, participate and vote your shares electronically. We’ve provided additional information about the virtual meeting on the following page.

On behalf of my fellow directors, we look forward to updating you on our continued progress at our Annual Meeting. Thank you for your confidence in Ameriprise Financial.

Sincerely,

Jim Cracchiolo
Chairman and CEO

Please join us for our Annual Meeting of Shareholders April 26, 2023

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

Meeting Information
Time and Date
Wednesday, April 26, 2023 11:00 a.m. Central time
How to Attend
Via the internet at
www.virtualshareholdermeeting.com/amp2023
Record Date
Holders of our common stock as of February 27, 2023 are entitled to receive notice of and vote at the meeting.
Mailing Date
These proxy materials and our 2022 Annual Report will be mailed or made available to our shareholders beginning on or about March 17, 2023.
Items of Business

1.   Election of eight director nominees named in the proxy statement

2.   Approval of our executive compensation in a nonbinding advisory vote

3.   Approval of the frequency of shareholder approval of our executive compensation in a nonbinding advisory vote

4.   Approval of the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated

5.   Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023

6.   Transaction of other business that may properly come before the meeting

Voting Information
•	Please carefully review the proxy materials and follow the instructions below to cast your vote as soon as possible in advance of the meeting, even if you plan to attend the Annual Meeting virtually.
•	Your broker will NOT be able to vote your shares on the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of shareholder approval of executive compensation or the approval of the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated, unless you have given your broker specific instructions to do so. We strongly encourage you to vote.
•	You may vote via the internet, by telephone or, if you have received a printed version of these proxy materials, by mail.
•	If you wish to vote your shares during the virtual meeting, you need the control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting begins.
•	The virtual meeting platform provides shareholders with comparable rights as an in-person meeting, including the ability to ask questions. Please refer to “Information About the Annual Meeting and Voting” on page 97 of the proxy statement.
Your vote is important. Please vote on the proposals in the proxy statement

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ameriprise Financial, Inc. for the 2023 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriprise Financial, Inc. as “Ameriprise Financial,” “Ameriprise,” “the Company,” “we,” “our” or “us.”

By order of the Board of Directors,

Wendy B. Mahling

Senior Vice President – Corporate Secretary
March 17, 2023

	Proxy Summary	6
TABLE OF CONTENTS	Corporate Governance	16
	Item 1 — Election of the Eight Director Nominees	16
	Nominees for Director	17
	Board Composition	21
	Board Succession Planning	23
	Board Leadership Structure	24
	Board’s Role in Risk Oversight	25
	Board’s Role in Strategic Planning	27
	Committees of the Board	27
	Shareholder Engagement	30
	Communicating with Directors	31
	Board Practices	32
	Corporate Governance Documents and Policies	34
	Compensation of Directors	35
	Compensation Philosophy for Outside Directors	35
	2022 Annual Compensation for Outside Directors	36
	Compensation Paid to Outside Directors in 2022	38
	Deferred Share Units Issued to Outside Directors in 2022	38
	Ownership of Our Common Shares	40
	Item 2 — To Approve the Compensation of the Named Executive Officers by a Nonbinding Advisory Vote	42
	Item 3 — To Approve a Nonbinding Advisory Vote on the Frequency of Shareholder Approval of the Compensation of the Named Executive Officers	43
	Item 4 — To Approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated	44
	Equity Compensation Plan Information	51
	Report of the Audit and Risk Committee	52
	Item 5 — Ratification of the Audit and Risk Committee’s Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023	53
	Compensation and Benefits Committee Report	55
	Compensation Discussion and Analysis	56
	Executive Summary	56
	Compensation Philosophy, Program and Approach	57
	2022 Financial and Business Assessment	61
	2022 NEO Compensation and Performance Summary	65
	Compensation Policies and Practices	72
	Supplemental Total Direct Compensation Table	75
	Compensation Tables	76
	Summary Compensation Table	76
	Grants of Plan-Based Awards in 2022	78
	Outstanding Equity Awards at Fiscal Year-End 2022	79
	Option Exercises and Stock Vested in 2022	80
	Non-Qualified Deferred Compensation for 2022	81
	Pension Benefits in 2022	82
	Potential Payments Upon Termination or Change of Control for Named Executive Officers	83
	Pay Versus Performance	92
	Certain Transactions	95
	Related Person Transaction Review Policy	95
	Transactions	95
	Information About the Annual Meeting and Voting	97
	Appendix: GAAP to Non-GAAP Reconciliations	A-1
	Exhibit A: Ameriprise Financial 2005 Incentive Compensation Plan (as Amended and Restated)	E-1

Our Vision, Mission, Brand Promise and Values have withstood the test of time and continue to define our company.

Vision What we aspire to be

To be the most respected and referred financial services brand

Mission Our purpose

To help people feel confident about their financial future

Brand Promise Our commitment to clients

We shape financial solutions for a lifetime®

Values What we can expect from each other

Client Focused

Integrity Always

Excellence In All We Do

Respect for Individuals and Our Communities

PROXY SUMMARY

Advanced Our Strategic Priorities

In 2022, Ameriprise extended our track record of outperformance. We delivered excellent financial and business results that reflected our ability to serve clients’ needs comprehensively and adapt to market-driven headwinds and opportunities, as well as execute on our strategic investments.

Drove profitable growth across our diversified firm with Wealth Management generating approximately 85% of firm-wide revenue[1]	Complemented strong fee-based business with significant spread-based growth	Demonstrated balance sheet strength and effective risk management that supports differentiated capital return	Attracted, engaged and developed top talent and continued to strengthen our client-focused culture

2022 HIGHLIGHTS[2]

$14.3B Net Revenue (as adjusted)	$25.14 Earnings Per Share (as adjusted)	48% Return on Equity (as adjusted)	$1.2T Assets Under Management and Administration

$2.4B Returned to Shareholders	18 Dividend Increases Since 2005	26% Advice & Wealth Management Margin

(1)	Represents Advice & Wealth Management’s (AWM’s) advisor network.
(2)	Net revenue, earnings per share and return on equity reflect adjusted operating results, excluding unlocking and accumulated other comprehensive income (AOCI). This proxy statement contains certain non-GAAP financial measures that management believes best reflect the underlying performance of our operations. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are on page A-1.

Ameriprise Financial 2023 Proxy Statement |	6

PROXY SUMMARY

Delivered Excellent Financial Performance in a Challenging Environment

Ameriprise is an industry leader, with a proud 129-year legacy and comprehensive wealth management, asset management and insurance capabilities, as well as a growing bank. We have a clear focus on serving our clients and financial advisors, advancing our strategic priorities, engaging employees and delivering compelling shareholder value.

Strong Earnings Per Share[1] Growth

2022
$25.14
2021
$22.75
2020
$16.86

Grew earnings[1] per share by 11% during market dislocation

Diversified Business Mix

Net Revenue[1] ($ in billions)

2022
$14.3
2021
$13.8
2020
$11.8

Pretax Adjusted Operating Earnings

21%
22%
57%
Advice & Wealth Management
Asset Management
Retirement & Protection Solutions

Significant Margin Expansion

2022
25.9%
2021
21.7%
2020
19.8%

Wealth Management pretax margins increased from 19.8% to 25.9% since 2020

Consistent Capital Returns ($ in billions)

2022
$1.9
$0.5
2021
$1.9
$0.5
2020
$1.3
$0.5

Returned $2.4B of earnings to shareholders in 2022

Share Repurchases Dividends

Set new highs for adjusted[1] operating net revenue, earnings and earnings per share, building off a record 2021

Managed expenses prudently to mitigate market pressure while investing in strategic initiatives across the firm
Significantly grew Ameriprise Bank, FSB and certificate assets by 59% to $29 billion, delivering excellent financial results in higher interest rate environment

Significant return of capital to shareholders, including raising our dividend by double-digits – our 18th increase since becoming a public company

(1)	Net revenue and earnings per share reflect adjusted operating results, excluding unlocking and AOCI. This proxy statement contains certain non-GAAP financial measures that management believes best reflect the underlying performance of our operations. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are on page A-1.

Ameriprise Financial 2023 Proxy Statement |	7

PROXY SUMMARY

Drove Strong Business Results

Ameriprise delivered strong results despite significant equity and fixed income market declines and geopolitical instability.

Global Asset Manager	Differentiated Life and Annuity Business
$584B in Assets Under Management, expanding distribution and broad equity, fixed income, alternative and multi-asset capabilities	$199B in life insurance in-force and $74B in variable annuity account balances

Client satisfaction remained very high at 4.9 out of 5 stars; recognized for our strong reputation, leading customer service and personal advice experience

Drove profitable growth in Advice & Wealth Management with record client flows, demonstrating the strength of our client experience and product capabilities

Generated record advisor productivity at $827,000 in net revenue per advisor with excellent advisor retention and satisfaction, as well as a strong year of experienced advisor recruiting

Significantly grew Ameriprise Bank, FSB, that delivered excellent financial results in higher interest rate environment
Demonstrated ongoing strength in Asset Management, managing industry-wide impacts from equity and fixed income market declines, as well as difficult foreign currency translation

Navigated challenging markets globally to generate solid investment performance with 131 four- and five-star Morningstar-rated funds globally at Columbia Threadneedle Investments

Differentiated Retirement and Protection Solutions business delivered strong financial and significant free cash flow from strategic repositioning and higher interest rate environment

Ameriprise Financial 2023 Proxy Statement |	8

PROXY SUMMARY

#1 Total Shareholder Return within S&P 500 Financials Index
Since Our Spin-off in 2005

Time Period	Ameriprise	S&P 500 Financials Index	S&P 500 Index
1 – Year	5%	-11%	-18%
3 – Year	99%	18%	25%
5 – Year	106%	36%	57%
Since Spin	1,143%	106%	342%

Total Shareholder Return — September 30, 2005 – December 30, 2022

Source: Bloomberg

Ameriprise Financial 2023 Proxy Statement |	9

PROXY SUMMARY

Client Focused and Recognized as an Industry Leader

««««« Clients rate Ameriprise 4.9/5 in overall satisfaction and “always putting my interests first”	For the fourth consecutive year recognized by J.D. Power for providing “An Outstanding Customer Service Experience” for phone support for advisors

Ranked as the No. 2 brand among Financial Services firms for Customer Trust according to Forrester’s 2022 U.S Customer Trust Index	Columbia Threadneedle 131 «««« and ««««« Morningstar-rated funds globally

One of the Most Trusted Wealth Management Companies Investor’s Business Daily, 2022	One of the Most Trusted Companies Newsweek, 2022

Please see the Company’s website and our 2023 Responsible Business Report to learn more about the recognition we have received, including information about the methodology behind certain rankings noted on pages 10 and 11, as well as throughout the proxy statement. Information contained on or accessible through our websites is not incorporated into and does not form a part of this proxy statement or any other report or document we file with the U.S. Securities and Exchange Commission, and any references to our websites or furnished documents are intended to be inactive textual references only.

Ameriprise Financial 2023 Proxy Statement |	10

PROXY SUMMARY

Responsible Culture with Leading Employee Engagement

A Long-time Leader in Employee Engagement	Committed to Strengthening Our Communities
93% employee participation rate in annual survey 85% annual engagement result – consistently above financial industry benchmarks 91% leadership effectiveness score

Together with our employees and advisors, Ameriprise donated $17.4 million to a diverse group of 8,100+ nonprofits

Donated 7.5 million meals through partnership with Feeding America

63,615 hours volunteered by our employees and advisors to support important causes

Invested in Our Employee Growth and Development	Dedicated to a Diverse and Inclusive Culture
95% of employees received development training in 2022	Longstanding commitment to Diversity, Equity and Inclusion

Employer of choice for top talent with record retention of top performers, excellent advisor retention, as well as consistently strong talent acquisition.

Recognized for our commitment and progress supporting DEI across the firm. DEI is embedded in our culture, values, and how we operate as a firm. We are proud of our accomplishments and remain committed to making progress through intentional plans and actions that help us achieve our mission of maximizing the unique contributions of everyone at Ameriprise.

Continued to evolve our employee benefit offerings, including expanding our well-being program to all global employees, providing 24/7 access to resources to support physical, emotional, social and financial needs. We also enhanced our family support programs in recognition of additional demands on families as well as our commitment to DEI.
We continue to evolve our sustainability approach in close coordination with the Ameriprise Board of Directors. This includes at full board and committee levels — all committees consider environmental, social and governance (ESG) factors and topics within their areas of responsibility with the Nominating and Governance Committee reviewing our annual reporting. We also engage with a number of our institutional shareholders on ESG topics as noted on page 30.

Our 2023 Responsible Business Report and other sustainability-related information, including our SASB Index, can be found at www.ameriprise.com/about/responsible-business.

Managing Our Business Responsibly

Year after year, we manage our business responsibly and focus on the interests of all our stakeholders.

The use by Ameriprise Financial of any MSCI ESG Research LLC or its affiliates (MSCI) data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of Ameriprise Financial by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided ‘as-is’ and without warranty. MSCI names and logos are trademarks or service marks of MSCI.
Used with permission. @2022 Dow Jones & Company, Inc.

Ameriprise Financial 2023 Proxy Statement |	11

PROXY SUMMARY

Highly Qualified and Engaged Board of Directors

Our director nominees possess a range of diverse skills, backgrounds, experience and perspectives that we believe are integral to an effective and well-functioning board. Detailed information about each nominee’s qualifications, experience, skills and expertise along with select professional and community contributions can be found starting on page 17.

Director Nominees

					Ameriprise Committees
Name	Age	Director Since	Current Occupation	Independent	Audit and Risk	Compensation and Benefits	Executive	Nominating and Governance
James M. Cracchiolo	64	2005	Chairman and Chief Executive Officer Ameriprise Financial, Inc.				C
Robert F. Sharpe, Jr. Presiding Director	71	2005	Former President of Commercial Foods and Chief Administrative Officer ConAgra Foods, Inc.			M	M	M
Dianne Neal Blixt	63	2014	Former Executive Vice President and Chief Financial Officer Reynolds American Inc.		M	C	M
Amy DiGeso	70	2014	Former Executive Vice President, Global Human Resources The Esteé Lauder Companies Inc.			M	M	C
Christopher J. Williams	65	2016	Chairman Siebert Williams and Shank & Co., LLC		C		M	M
Armando Pimentel, Jr.	60	2022	President and Chief Executive Officer Florida Power & Light		M	M
Brian T. Shea	62	2019	Former Vice Chairman and Chief Executive Officer Investment Services, BNY Mellon		M			M
W. Edward Walter III	67	2018	Former Global Chief Executive Officer and Director Urban Land Institute		M	M
C = Chair M = Member

Diverse and Tenured Board

Half of our director nominees are women or from diverse racial or ethnic backgrounds. Please see page 23 in Board Succession Planning to see how diversity is considered in the director nomination process.

Racial/Ethnic Diversity[1]	Gender Diversity	Balanced Tenure

(1) Based on self-identified characteristics.

Ameriprise Financial 2023 Proxy Statement |	12

PROXY SUMMARY

Focused on Sound Governance

We employ sound corporate governance policies that include strong Board leadership, strategic deliberation, prudent oversight practices and transparency.

Board Structure and Independence

Diverse and highly skilled Board that provides a range of perspectives and insights

50% of our current Board members are women or from diverse ethnic or racial backgrounds

Strategic succession planning resulting in regular Board and committee refreshment with a range of tenures

7 of 8 director nominees are independent

Strong independent Presiding Director, elected annually by the independent directors

Regular executive sessions of independent directors without management present

Directors cannot be nominated for election after reaching the age of 75

Executive sessions at all committee meetings led by independent committee chairs without management present

Overboarding restrictions provide that unless approved by our Board, a director may not serve on more than three public company boards in addition to ours

Shareholder Rights
All directors are elected annually Majority voting with director resignation policy in uncontested elections	Proxy access right No “poison pill” in effect Annual say on pay vote	No supermajority voting rights Shareholders who own at least 25% of common stock may call special meeting of shareholders

Strong Governance Practices and Board Oversight

Annual long-range planning meeting with management focused on Company strategy

Annual Board and committee evaluation process

Director education on matters relevant to the Company, its business plan and risk profile

Robust risk management overseen by the Audit and Risk Committee

Focus on workplace culture, including “tone at the top”, values and talent

Director access to experts and advisors, both internal and external

Board oversight of ESG strategy and corporate social responsibility reporting

Statement of Principles Governing Corporate Political Spending and annual report of corporate political spending available online

Clawback policy includes material misconduct in addition to financial restatements

Strong succession planning for our Board, CEO and senior executives

Robust stock ownership guidelines for our directors and executive management

Directors, officers and employees are prohibited from hedging against a decline in the value of our stock

Engaged with Our Shareholders
Maintain year-round dialogue with shareholders, which inform relevant Board actions Engaged with shareholders representing approximately 50% of our shares	Investor input in recent years has influenced compensation design, ESG- related reporting, including SASB Index, EEO-1 Report, human capital disclosures, and political contribution reporting	For additional information on our shareholder engagement program and certain actions the Company has taken based on shareholder feedback, see page 30

Ameriprise Financial 2023 Proxy Statement |	13

PROXY SUMMARY

Compensation Design Supports Our Strategy Over the Long-term

Our focus is to ensure our executive pay structure is aligned to our performance and in the best interest of our clients and shareholders with a significant portion of pay for all executives in variable or “at risk” compensation. The majority of our incentive pay is delivered in long-term incentives (half of which are delivered in Performance Share Units (PSUs), which payouts are contingent upon 3-year adjusted return on equity, adjusted earnings per share and total shareholder return achievement). Detailed elements of our structure include:

Our Compensation Approach Is Responsive to Shareholder Feedback
Shareholder Engagement. As discussed on page 30, our ongoing shareholder engagement continues to be a priority for us and feedback received informs the actions of our Board and Compensation and Benefits Committee. In 2022, executive and senior leaders, including, in certain cases, our presiding director, met with or heard from shareholders representing more than 43% of outstanding shares to discuss compensation-related matters and other areas of focus. These shareholders expressed support of our Company’s overall approach for compensating named executive officers.	2022 Say on Pay Results. Our 2022 say on pay vote received positive support from approximately 81% of shareholders who voted. In developing the structure and amount of 2022 compensation as described in the Compensation and Discussion Analysis starting on page 56, the Committee discussed and considered this positive 2022 say on pay vote as well as feedback received from our engagement with shareholders.

Our 2022 Annual Compensation Reflects

 Disciplined, quantitative and objective approach and framework

Majority of incentive pay is delivered in long-term incentives

Tenure, experience and consistency of Executive Leadership Team

Exemplary and essential leadership of Chairman and CEO

Consistently delivered strong results for our clients, shareholders and employees

Performance over the last five years has been exceptional when compared to peers

Inclusive culture of caring where our employees can thrive and deliver outstanding results for clients and shareholders

Ameriprise delivered outstanding financial and strong metric results and superior total shareholder return

Performance-Based Pay Structure Which Is Aligned to the Best Interests of Clients and Shareholders

2022 Total Target Compensation for CEO

2022 Total Target Compensation for NEOs* (excluding CEO)

* Mr. Davies is excluded from the above chart. Since Mr. Davies is located in the U.K., the terms and composition of his compensation reflect the requirements of local regulations, including the UCITS V Remuneration Code (SYSC 19E) that came into effect in 2017 and the MIFIDPRU Remuneration Code (SYSC 19G) which came into effect in 2022, both of which fall under the Financial Conduct Authority.

Ameriprise Financial 2023 Proxy Statement |	14

PROXY SUMMARY

Voting Matters and Board Recommendation

Item		Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors Candidates provide the needed experience and expertise to govern the Company and ensure strong independent oversight	FOR each nominee	16
2	Nonbinding Advisory Vote on Executive Compensation Our executive compensation program is performance-driven, designed to reward business and strategic results, and aligned with shareholder interests Only independent directors serve on the Compensation and Benefits Committee The committee has retained Semler Brossy Consulting Group as its independent compensation consultant and annually confirms its independence from management	FOR	42
3	Nonbinding Advisory Vote on the Frequency of Shareholder Approval of Executive Compensation Allows shareholders to provide timely, direct input on executive compensation each year	1 YEAR	43
4	Approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated The proposed amended and restated incentive compensation plan employs sound practices to ensure alignment with shareholder interests Since the plan was last approved in 2014, we have not requested any additional shares, demonstrating our responsible stewardship of share usage under the plan	FOR	44
5	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2023 All independence standards have been met and sound practices are employed to ensure strong, independent financial governance Only independent directors serve on the Audit and Risk Committee PricewaterhouseCoopers LLP has served as the Company’s external auditor since fiscal year 2011	FOR	53

How to Vote

If you held shares of Ameriprise common stock as of the record date, February 27, 2023, you are entitled to vote at the Annual Meeting.

By Internet. Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.
By Telephone. Call 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.
By Mail. If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the postage-paid envelope provided. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.
During the Meeting. Go to virtualshareholdermeeting.com/amp2023. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

Ameriprise Financial 2023 Proxy Statement |	15

CORPORATE GOVERNANCE

This section highlights our corporate governance program and our Board of Directors. We provide details about these and other corporate governance policies and practices in other sections of the proxy statement and on our website on the Corporate Governance page at ir.ameriprise.com. Information on the Company’s website is not part of or incorporated by reference into this proxy statement.

Item 1 — Election of the Eight Director Nominees Named Below

The Board of Directors recommends a vote “FOR” the election of the eight director nominees. Proxies will be voted “FOR” each director nominee unless otherwise specified.

The Board believes a well-qualified and diverse mix of directors best positions the Board to effectively govern and achieve strong results. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations, and possess a diversity of qualifications, attributes and skills applicable to our business and long-term strategy.

We currently have eight directors on our Board. The Board has set the size of the board at eight as of the time of the Annual Meeting, and eight nominees have been recommended by the Nominating and Governance Committee and nominated by the Board.

The Board believes that the mix of qualifications and the diversity of attributes and skills among the nominees enhances our Board’s effectiveness and is aligned with the Company’s long-term strategy. The Board believes that each of the nominees is qualified to serve as a director of Ameriprise and the Board as a whole possesses the qualities and skills described in the section of the proxy statement captioned “Director Experience and Qualifications,” beginning on page 21.

All nominees have indicated they will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected. If elected at the Annual Meeting, the nominees will hold office until the 2024 Annual Meeting of shareholders and until their successors have been elected and qualified.

Ameriprise Financial 2023 Proxy Statement |	16

NOMINEES FOR DIRECTOR

Chairman and Chief Executive Officer Age 64 Director since: 2005 Committees: • Executive (Chair) Other Current Public Directorships: • None

James M. Cracchiolo

Career Highlights

Mr. Cracchiolo has been Chairman and Chief Executive Officer of Ameriprise Financial since 2005, when the company, American Express Financial Advisors, completed its spin-off from the American Express Company. Mr. Cracchiolo has guided Ameriprise with a strong, client-centric culture and a record for generating meaningful, long-term shareholder value. In 2019, the Company marked the 125th anniversary of its founding. Ameriprise is proud to be one of a select group of public companies in the United States in business for more than a century. Prior to his current role, Mr. Cracchiolo held a number of executive level positions at American Express, including leading businesses with significant domestic and global operations. Mr. Cracchiolo served as group president American Express Global Financial Services from 2000-2005 and held the following roles: chairman and CEO of American Express Financial Advisors; chairman of American Express International Bank; and CEO of Travel Related Services International. In addition, Mr. Cracchiolo was president and CEO of Travel Related Services International from 1998-2000; president of Global Network Services from 1997 to 1998; senior vice president of Travel Related Services Quality, Global Reengineering and Strategy from 1993-1997; and executive vice president and chief financial officer of Shearson Lehman Brothers (then a unit of American Express) from 1990-1993.

Other Experience

•  Member, Business Roundtable

•  Former advisory board member, March of Dimes

•  Former director, American Council of Life Insurers

•  Former director, Financial Services Roundtable

Education

•  Masters of Business Administration, New York University

•  Bachelor of Arts, Accounting and Economics, New York University

•  Financial Industry Regulatory Authority certifications

•  Certified Public Accountant designation in New York
State (inactive)

Relevant Skills and
Qualifications

•  Global businesses with large scale operations

•  Financial services industry experience

•  Public company executive leadership

•  Long-term strategic planning

•  Executional and risk management expertise

•  Large scale acquisitions

Presiding Director Age 71 Director since: 2005 Committees: • Compensation and Benefits • Executive • Nominating and Governance Other Current Public Directorships: • None

Robert F. Sharpe, Jr.

Career Highlights

Mr. Sharpe retired in November 2010, having most recently served as a senior advisor to ConAgra Foods, Inc. Previously he had served in a variety of senior positions with ConAgra since November 2005, including president of commercial foods since 2008 and chief administrative officer since 2009. From 2002 until joining ConAgra, Mr. Sharpe was a partner at the Brunswick Group LLC, an international financial public relations firm. Prior to that, he served as senior vice president — public affairs, secretary and general counsel for PepsiCo, Inc. from 1998 to 2002. Previously, Mr. Sharpe was senior vice president and general counsel for RJR Nabisco, Inc.

Other Experience

•  Director, New Frontier Foods, Inc., a private corporation

•  Former director, Swedish
Match AB (2011 – 2015)

Education

•  Juris Doctor, Wake Forest University

•  Bachelor of Science, Purdue University

•  Bachelor of Arts, DePauw University

Relevant Skills and

Qualifications

•  Former general counsel of Fortune 500 company

•  Financial, legal, regulatory and operational issues facing public companies

•  Executive compensation programs

•  Communications with our institutional shareholders

•  Risk management, financial reporting and disclosure

•  Corporate governance

Ameriprise Financial 2023 Proxy Statement |	17

NOMINEES FOR DIRECTOR

Age 63

Director since: 2014

Committees:

•

Audit and Risk

•

Compensation and Benefits (Chair)

•

Executive

Other Current Public Directorships:

•

Scandinavia Tobacco Group
(Since February 2016)

•

Triad Business Bank
(Since March 2020)

Dianne Neal Blixt

Career Highlights

Ms. Blixt was a director of Lorillard, Inc., a tobacco company, from January 2011 to June 2015. She served as executive vice president and chief financial officer of Reynolds American Inc. from July 2004 until her retirement in December 2007. Prior to that, she had served as executive vice president and chief financial officer of R.J. Reynolds Tobacco Holdings, Inc. from July 2003 to June 2004. She also served in various roles of increasing responsibility with Reynolds American Inc. and its subsidiaries beginning in 1988.

Other Experience

•  Director and former Chair, National Sports Media Association

•  Trustee, Reynolda House Museum of American Art

•  Former director, LandAmerica Financial Group, Inc.

•  Former director, Metavante Technologies, Inc.

•  Former director, Southern Community Bank and Trust

Education

•   Masters of Business Administration and Bachelor of Science, University of North Carolina at Greensboro

Relevant Skills and

Qualifications

•  Public company financial operations and controls

•  Merger and acquisition activity large scale operations

•  Expense management

•  Regulatory relations

•  Communications to investors

Age 70 Director since: 2014 Committees: • Compensation and Benefits • Executive • Nominating and Governance (Chair) Other Current Public Directorships: • None

Amy DiGeso

Career Highlights.

Ms. DiGeso was executive vice president, global human resources, at The Estée Lauder Companies, Inc., one of the world’s leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products, until retiring from the position in September 2013. Ms. DiGeso remained with the company as executive vice president, senior advisor to William P. Lauder, executive chairman and Fabrizio Freda, president and chief executive officer through June 30, 2014. Prior to rejoining The Estée Lauder Companies in May 2005, Ms. DiGeso was managing partner, human capital, responsible for global human resources at PricewaterhouseCoopers, a worldwide professional services firm. Earlier in her career she held positions of increasing responsibility at Bankers Trust Company, the American Express Company and Olivetti Corporation of America. She worked previously at The Estée Lauder Companies as executive director of human resources.

Other Experience • Former president, Popular Club, Inc. a direct marketing and sales subsidiary of Macy’s Inc. • Former chief executive officer, Mary Kay Inc.

Education

•  Masters of Business Administration, Global Management, Fordham University

•  Bachelor of Science, Pennsylvania State University

•  Pennsylvania State University Alumni Fellow, highest recognition by the university

Relevant Skills and

Qualifications

•  Complex human capital for multinational companies

•  Executive compensation programs

•  Executive leadership experience

•  Succession planning and talent recruitment and development

•  Strategic planning in the consumer products and financial services industries

Ameriprise Financial 2023 Proxy Statement |	18

NOMINEES FOR DIRECTOR

Age 65

Director since: 2016

Committees:

•  Audit and Risk (Chair)

•  Executive

•  Nominating and Governance

Other Current Public

Directorships:

•  The Clorox Company
(Since July 2015)

•  Union Pacific Corporation (Since November 2019)

Christopher J. Williams

Career Highlights

Mr. Williams has been the chairman of Siebert Williams and Shank & Co., LLC, an investment banking and financial services company since 2019. Previously, Mr. Williams was chairman and chief executive officer of The Williams Capital Group, L.P. and Williams Capital Management, LLC, an investment banking and financial services firm, from the company’s formation in 1994 until it merged with Siebert Cisneros Shank to form Siebert Williams and Shank & Co. in November 2019. Prior to founding Williams Capital, he managed the derivatives and structured finance division of Jefferies & Company. He previously worked at Lehman Brothers, where his roles included managing groups in the corporate debt capital markets and derivatives structuring and trading.

Other Experience

•  Director, Cox Enterprises

•  Former director, Caesar’s Entertainment Corporation
(2008 – 2019)

•  Former director, Wal-Mart

   Stores, Inc. (2004 – 2014)

•  Former chair, Tuck School of Business, Dartmouth College

•  Board member, Lincoln Center for the Performing Arts

Education

•  Masters of Business Administration, Tuck School of Business, Dartmouth College

•  Bachelor of Architecture, Howard University

Relevant Skills and

Qualifications

•  Extensive experience in investment banking and finance

•  Perspective as chair and chief executive officer

•  Public and private company governance

•  Business planning, finance, and long-term strategy

Age 60 Director since: 2022 Committees: • Audit and Risk • Compensation and Benefits Other Current Public Directorships: • None

Armando Pimentel, Jr.

Career Highlights

Armando Pimentel, Jr. has been the president and CEO of Florida Power & Light Company, a subsidiary of NextEra Energy, Inc. and an electric utility serving 5.8 million customer accounts, since February 2023. He previously served as president and chief executive officer of NextEra Energy Resources, a subsidiary of NextEra Energy, Inc., and leading provider of sustainable energy generation, from October 2011 to March 2019. He also served as executive vice president, finance and chief financial officer of NextEra Energy, Inc. from May 2008 to October 2011 and was a member of the board of NextEra Energy Partners, L.P. from June 2014 to March 2019 (while also serving as president of NextEra Energy Partners during that time). Prior to joining NextEra Energy, Mr. Pimentel was a partner at Deloitte & Touche and an accounting fellow with the Office of the Chief Accountant of the U.S. Securities and Exchange Commission.

Other Experience

•

Former director, Energy Insurance Mutual (2016-2020)

•

Former director, NextEra Energy Partners, L.P. (2014-2019)

Education

•  Bachelor of Science, Accounting, Florida State University

Relevant Skills and

Qualifications

•  Public company financial operations and controls

•  Public company executive leadership

•  Regulatory relations

•  Business planning and long-term strategy

•  Risk management, financial reporting and disclosure

•  Operational and corporate governance

•  Communications with investors

Ameriprise Financial 2023 Proxy Statement |	19

NOMINEES FOR DIRECTOR

Age 62 Director since: 2019 Committees: • Audit and Risk • Nominating and Governance Other Current Public Directorships: • Fidelity National Information Services, Inc. (Since June 2018)

Brian T. Shea

Career Highlights

Mr. Shea served as vice chairman and chief executive officer of investment services for BNY Mellon where he also oversaw global operations and technology from 2013 until he retired in 2017. He also held a variety of executive roles at Pershing, LLC, a BNY Mellon company, including chairman, CEO, and president and COO from 1983 until 2014. He currently serves on the board of Fidelity National Information Services, Inc. (FIS), a financial services technology company, where he is chair of the Audit Committee and a member of the Risk and Technology Committee.

Other Experience

•  Director, RBB Funds, Inc.

•  Board member, Catholic Charities of New York and Tomorrow’s Hope Foundation

•  Former director, WisdomTree Investments, Inc.
(April 2018 – March 2019)

•  Former board member, Depository Trust and Clearing Corporation, and the Insured Retirement Institute

•  Former board member Financial Industry Regulatory Authority (FINRA) and chair of FINRA National Adjudicatory Council

•  Former chair of Membership Committee for Securities Industry and Financial Markets Authority and FINRA Membership Committee

•  Trustee emeritus, St. John’s University in New York

Education • Masters of Business Administration, Finance, Pace University • Bachelor of Science, Business Management, St. John’s University

Relevant Skills and

Qualifications

•  More than 30 years financial services industry experience

•  Mergers and acquisitions

•  Executive leadership of technology and cybersecurity

•  Global operations

•  Banking, brokerage and investment industries

•  Control functions and corporate governance

Age 67

Director since: 2018

Committees:

•  Audit and Risk

•  Compensation and Benefits

Other Current Public Directorships:

•  Avalon Bay Communities, Inc.
(Since September 2008)

•  Claros Mortgage Trust (Since November 2021)

•  CNS REIT (Since December 2022)

W. Edward Walter III

Career Highlights

Mr. Walter was the global chief executive officer and member of the global board of directors of the Urban Land Institute from June 2018 to October 2022. He previously served as the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business from November 2014 until June 2018. Mr. Walter served as president and chief executive officer of Host Hotels & Resorts, Inc., a publicly traded premier lodging real estate company, from 2007 to 2016. From 2003 until 2007, he served as executive vice president and chief financial officer of Host and from 1996 until 2003, he held various senior management positions with Host, including chief operating officer. Mr. Walter was a member of the board of directors of Host from October 2007 through December 2016. Prior to joining Host, Mr. Walter was a partner with Trammell Crow Residential Company and the president of Bailey Capital Corporation.

Other Experience

•  Member, Board of Visitors, Georgetown University Law Center

•  Member, Executive Committee, Steers Center for Global Real Estate

•  Former chair, Federal City Council

•  Former chair, National Kidney Foundation

•  Former chair, National Association of Real Estate Investment Trusts

Education

•  Juris Doctor, Georgetown University Law Center

•  Bachelor of Arts, Political Science, Colgate University

Relevant Skills and

Qualifications

•  Public company executive leadership as chief executive officer, chief financial officer and chief operating officer

•  Real estate and investment expertise

•  Leadership in the academic world

•  Board leadership experience

Ameriprise Financial 2023 Proxy Statement |	20

Board Composition

Our Board regularly reviews its composition and size to evaluate its overall effectiveness and alignment with our strategy. Consideration is given to the composition of our board to maintain a cohesive and diverse board that brings the right balance of experiences, perspectives, independence, skills and expertise to support effective oversight. We believe it is appropriate to maintain a balance of longer tenured members, who bring valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

Director Experience and Qualifications

We believe that directors should have a variety of qualifications, skills and backgrounds which, collectively, form a depth of broad and diverse experiences that help the Board effectively oversee our activities and operations to best serve the Company and our shareholders. We recognize the importance of diversity with regard to the composition of the Board and strive to have a Board that provides diversity of thought and experience as well as a broad range of perspectives.

Core Qualifications and Experiences

Integrity & Business Judgement	Demonstrated Management & Leadership Ability	Strategic Thinking

Financial Literacy	Leadership & Expertise in their Respective Fields	Reputational Focus

The Board of Directors has determined that directors should be persons who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, business or public sector activities. The Nominating and Governance Committee evaluates a candidate’s other board commitments and potential to significantly enhance the effectiveness of the Board and its committees and considers New York Stock Exchange requirements related to independence and the anticipated membership needs of the Audit and Risk Committee. Consistent with the goal of ensuring a comprehensive mix of skills and expertise are represented on the Board, below we outline the general skills mix and expertise represented by our director nominees:

Director Experience Highlights
Leadership and Strategy	Experience leading complex business operations and developing and executing strategic plans allows for effective oversight of the Company’s operations	Public Company	Public company governance and management experience provides insights to reputation, financial and risk management
Human Capital Management	Experience managing a large and/or global workforce brings understanding to the oversight of one of our key resources	Risk Management	Skills in identifying, assessing and managing risks are important to effectively oversee risk management and understand the most significant risks facing the Company
Finance	Possessing financial expertise and knowledge of the financial reporting and auditing processes aids in the oversight of reporting and internal control	Consumer	Experience in understanding the needs and interests of consumers is relevant for evaluating new market opportunities
Global	Business strategy, operations and substantive experience in international matters provides insights to our global operations	Industry Experience	Experience in the financial services industry supports effective oversight of our operations and strategies
Technology / Cybersecurity	Understanding advancements in technology, cybersecurity and information systems/ data management provides insight into opportunities and risks	Legal and Regulatory	Skills and experience with legal and regulatory requirements provides deep perspective on the highly regulated and complex legal frameworks applicable to our business

Board Diversity

The Board of Directors believes that maintaining and enhancing the Board’s diversity are important corporate governance goals. Diversity of backgrounds, experience and thought is important in ensuring effective risk oversight, and when reviewing potential board nominees the Nominating and Governance Committee considers the holistic diversity of the Board, including gender, ethnicity and race. Our Corporate Governance Guidelines require the Board’s Nominating and Governance Committee to review the qualifications of the directors and the composition of the Board as a whole periodically. This assessment includes not only the independence of the directors, but also consideration of required minimum qualifications, diversity, age, skills and experience in the context of the needs of the Board.

Ameriprise Financial 2023 Proxy Statement |	21

Director Independence

7 of 8 directors
are independent

Under our Corporate Governance Guidelines and New York Stock Exchange rules, a director is not independent unless the Board affirmatively determines that they do not have a direct or indirect material relationship with the Company. In addition, the director must meet the bright-line test for independence set forth by the New York Stock Exchange rules.

The Board has established categorical standards of director independence to assist it in making independence determinations. The Board’s categorical standards of independence are posted on our website on the Corporate Governance page at ir.ameriprise.com. The categorical standards generally classify as “not material”: relationships with our Company arising in the ordinary course of business; relationships with companies of which a director is a shareholder or partnerships of which a director is a partner; contributions made or pledged to charitable organizations with which a director has a relationship; certain familial relationships; and certain social and other relationships. In making independence recommendations, the Nominating and Governance Committee considered relationships and transactions between the director and the Company as described in annual directors’ questionnaires and in materials provided by management. In considering the independence of Mr. Pimentel, the Board considered that he was recently appointed the President and CEO of Florida Power & Light Co. (FPL), a subsidiary of NextEra Energy, Inc. (NextEra), and that we own or manage (including for our clients) debt securities of NextEra and its affiliates in the ordinary course of business, pursuant to transactions that predated Mr. Pimentel’s recent appointment as CEO of FPL and, in many cases his election to our Board. The amount of payments to and from both NextEra and FPL have been less than 2% of the consolidated gross revenues of NextEra and FPL, respectively, for each of the last three fiscal years. As the transactions arose in the ordinary course of business, predated and thus were clearly unrelated to Mr. Pimentel’s roles at FPL and the Company, and do not involve a material amount of payments, the Board concluded that the relationship does not impair Mr. Pimentel’s independence.

Our Board has determined that each of our directors is independent, other than Mr. Cracchiolo, who currently serves as our Chairman and Chief Executive Officer.

Independence of Committee Members

Only independent directors serve on Audit and Risk, Compensation and Benefits, and Nominating and Governance committees of the Board. Members of the Audit and Risk Committee also meet the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation and Benefits Committee are considered “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and meet the heightened standards for compensation committee independence under New York Stock Exchange rules.

Director Age Limit

Our Guidelines on Corporate Governance provide that no person who has reached the age of 75 will be nominated for election at the next annual shareholders meeting without an express waiver by the Board.

Policy on Outside Board Commitments

Our Board expects each of our directors to be able to commit sufficient time and attention to Company matters and to use their judgement and consider all of their commitments when accepting additional directorships. Our Corporate Governance Guidelines requires that directors advise the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board, and the committee will review the directors’ ability to fulfill their responsibilities if they serve on more than three other public company boards in addition to the Company. In addition, it is the Board’s policy that no member of the Board’s Audit and Risk Committee may serve on the audit committees of more than three public companies, including the Company’s Audit and Risk Committee. Our chairman and CEO does not currently serve on any other public company boards, and none of our current directors serves on more than four public company boards (including Ameriprise’s Board).

Director Stock Ownership

We believe that each director should have a substantial personal investment in the Company. A personal holding of Company shares or deferred share units having a market value of five times the amount of the current annual cash retainer upon attainment is recommended for each director. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director’s satisfaction of this requirement. Directors are expected to attain this ownership threshold within five years of joining the Board.

All directors are in compliance with our ownership threshold. We disclose the dollar value of each outside director’s equity holdings as of February 27, 2023, on page 35.

Ameriprise Financial 2023 Proxy Statement |	22

Board Succession Planning

The Board employs robust practices to ensure strong continuity of skills and leadership over time through sound succession planning. The Nominating and Governance Committee regularly reviews and identifies anticipated changes in Board make-up given director age requirements and needed skills for appointment of new directors to the Board. In identifying and recommending director candidates, our Nominating and Governance Committee places primary emphasis on the criteria set forth in our Guidelines on Corporate Governance, including:

•	Judgment, skills, leadership experience and a professional background necessary to gain a sound understanding of our strategic vision, mix of businesses and approach to regulatory relations and enterprise risk management;
•	Diversity of viewpoints, backgrounds, experience and other demographics;
•	Independence, financial literacy, and other relevant experiences; and
•	The interplay of qualifications so that the Board as a whole possesses a mix and breadth of qualities, skills and experience that will enable it and its committees to promote the best interests of the Company and its shareholders.

In order to maintain a Board with an appropriate mix of experience and qualifications, the Nominating and Governance Committee, with the help of management, engages in a year-round process to identify and evaluate new director candidates in conjunction with its recurring review of Board and committee composition. As part of this process, the Nominating and Governance Committee along with the Board establishes the desired criteria, skills and areas of expertise needed to continue to support the Board in advancing the Company’s business and strategy. The Nominating and Governance Committee in its discretion may also engage a third-party search firm to identify potential director candidates, and in such circumstances will instruct the firm that diversity considerations are highly important. In fact, our current succession planning efforts are focused on growing the gender diversity of the Board.

Process for Identification and Review of Candidates to Join Our Board
Review and Assess	Evaluate and Select	Recommend
Develop Search Profile of Relevant Skills, Background and Experience	Candidate Pool
Identify Potential Candidates • Independent Directors • Director Prospect Sources • Our People • Independent Search Firms • Shareholders	In-Depth Review • Assess Qualifications • Consider Diversity • Review Independence and Potential Conflicts • Interview with Directors	Nominating and Governance Committee recommends qualified candidates for appointment to our Board
Our process has resulted in three new directors in the last five years

During 2022, the Nominating and Governance Committee identified Armando Pimentel, Jr. as a candidate with significant leadership, strategic and financial experience and recommended him to the Board for consideration. The Chair of our Nominating and Governance Committee reached out to a non-profit organization that seeks to aid Latino candidates in pursuing directorships, and the organization recommended potential candidates, including Mr. Pimentel. On September 15, 2022, the Board appointed Mr. Pimentel to the Board.

Consideration of Director Candidates Recommended by Shareholders

The Nominating and Governance Committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors or identified through other means, provided that the requirements explained under the caption “Director Experience and Qualifications” are satisfied. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders must follow the procedures described on page 101. Shareholders who wish to submit a candidate for consideration by the Nominating and Governance Committee may do so by sending the candidate’s name and supporting information to our corporate secretary, at the address shown on page 101 under “Requirements and deadlines for submission of shareholder proposals or nomination of directors for the 2024 Annual Meeting.”

Ameriprise Financial 2023 Proxy Statement |	23

Our Board’s Leadership Structure

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. Currently, Mr. Cracchiolo serves as both the chairman of the Board of Directors and the chief executive officer of the Company. Mr. Sharpe currently serves as the Board’s presiding director.

The Board believes that Mr. Cracchiolo’s service as both chairman and chief executive officer has the following advantages for the Company given the specific characteristics or circumstances of the Company. Mr. Cracchiolo provides proven leadership ability, strong communication skills, and a deep understanding of the Company, the financial services industry and the Company’s long-term strategic direction. The chairman is often required to speak on behalf of the entire Board to shareholders, regulators, and other stakeholders and therefore must engender the trust and respect of the entire Board. As the leader of the Board, Mr. Cracchiolo must also be able to maintain an atmosphere of collegiality, encourage open and vigorous discussion and debate during Board meetings, and promote fairness in considering the views and opinions of all directors.

The Board has no policy with respect to the separation of the roles of the chairman and chief executive officer. Our Corporate Governance Guidelines state, “The Board believes that this issue is part of the succession planning process, which is overseen by the Compensation and Benefits Committee, and that it is in the best interests of the Company to make a determination when it elects a new chief executive officer.” The Board recognizes that the Company’s and Board’s circumstances may change in the context of CEO succession planning and that having a separate chairman and CEO is an option that the Board will consider carefully in those circumstances.

Presiding Director

The role of the Board’s presiding director is an important part of the Board’s leadership structure. In 2021, the Board of Directors evaluated its governance structure and determined to separate the roles of presiding director and chair of the Nominating and Governance Committee. Previously, those roles had been combined.

Our presiding director has significant authority and responsibilities to provide for an effective and independent Board. As our presiding director, Mr. Sharpe:

•	presides over executive sessions of non-management and independent directors;
•	serves as principal liaison between the Board and the chairman and chief executive officer on sensitive issues;
•	interviews each independent director separately as part of the annual Board performance evaluation process;
•	presides at meetings of the Board of Directors in the event of the chairman’s unavailability; and
•	serves as primary board contact for shareholder engagement.

Mr. Sharpe has served as our Presiding Director since 2013. Mr. Sharpe brings deep business and board leadership experience to his role as presiding director. He has served as chair of our Nominating and Governance Committee, and currently serves on our Compensation and Benefits, Nominating and Governance, and Executive committees. Mr. Sharpe has developed strong and effective working relationships with his fellow directors and has demonstrated independent thinking and a deep understanding of our business. The Board believes that Mr. Sharpe’s experience and tenure as a director enables him to provide valuable perspectives on Ameriprise’s business, risk management and governance.

In addition to the presiding director, our Board has adopted a number of procedures and policies designed to preserve the effectiveness of the independent directors and the transparency of Board operations. For example, each Board agenda includes an executive session of the independent directors. Any director is free to suggest agenda items, to request additional time for an agenda topic, or to request information from management. The independent directors also have regular access to members of management other than the chief executive officer.

Ameriprise Financial 2023 Proxy Statement |	24

Our Board’s Role in Risk Oversight

Overview

Enterprise risk management and our risk management program are critical to how we manage our business. The Board has oversight of Ameriprise’s enterprise risk management policy and framework, which: (i) establishes a structure for effective enterprise risk management, including oversight and governance; (ii) delineates key constituent roles and responsibilities; and (iii) imposes a number of core risk management processes. The enterprise risk management policy is designed to manage risks that may impact Ameriprise, including capital, credit, market, liquidity, operational, strategic, reputational, legal and compliance, and product. The Board and its committees receive risk reporting on a regular basis to support the key role that the Board plays in its oversight of risk. The enterprise risk management policy is supported by underlying risk policies at each Ameriprise business unit that provide further detail on the business unit’s risk governance, appetite, and tolerance.

Our chief executive officer, chief financial officer, general counsel, chief risk officer and other members of senior management are responsible for identifying, assessing and managing our exposure to risk. Our Board is responsible for overseeing how management performs those functions. This oversight is directed primarily by the Audit and Risk Committee, whose membership includes five of our eight independent directors. As described in further detail in the Audit and Risk Committee section below, some aspect of risk management and oversight is discussed at virtually every Audit and Risk Committee meeting.

As a diversified financial services Company, our business is subject to a number of risks and uncertainties. The Audit and Risk Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions we are taking to address and mitigate them. Management also reports to the Audit and Risk Committee and the Board on how we are enhancing our risk management processes and controls to respond to evolving market, business and regulatory conditions. The Audit and Risk Committee and the Board also receive regular reports regarding our regulatory examinations, some of which address risk management topics.

As part of its ongoing responsibilities, the Audit and Risk Committee reviews and assesses the quality and clarity of the risk management information its members receive and, if necessary, makes recommendations to management for improving this reporting. In order to confirm that it is receiving candid and complete information, the Audit and Risk Committee holds regular separate executive sessions with members of executive management, our independent auditors, our general auditor and our chief risk officer.

Independent directors have access to individual members of management or to our employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to our records and files, and directors may contact other directors without informing our management of the purpose or even the fact of such contact.

Responsibility of Chairman and Chief Executive Officer

Our chairman and chief executive officer is ultimately responsible for the effectiveness of the Company’s risk management processes and is an integral part of the related day-to-day activities. He also attends most Audit and Risk Committee meetings and the Company’s chief risk officer reports directly to the chief executive officer. As a result, he is in an informed position to both lead our enterprise risk management program and assist in the Board’s oversight of that program.

Oversight of Incentive Compensation Risk

In response to best practices and regulatory guidelines, the Audit and Risk Committee and the Compensation and Benefits Committee have received reports focused on risks related to our Company-wide incentive compensation plans. We discuss this subject in more detail in the Compensation Discussion and Analysis under the heading “Risk and Incentive Compensation” beginning on page 73.

Oversight of Information and Cybersecurity

The Board and the Audit and Risk Committee are central to the oversight of the Company’s cybersecurity risk management program. Our executive vice president of technology and chief information officer, our chief information security officer, and other officers regularly review with our Board and the Audit and Risk Committee: the cyber threat landscape; the design, effectiveness and ongoing enhancement of our capabilities to monitor, prevent and respond to cyber threats and events; and any incidents that merit discussion.

During 2022, the Audit and Risk Committee also reviewed our identity theft prevention and privacy programs and discussed, among other topics: mandatory staff training on fraud prevention; identity theft experience and trends; the effectiveness of existing controls and planned enhancements to those controls; and key areas of focus for the identity theft and privacy programs.

Ameriprise Financial 2023 Proxy Statement |	25

Oversight of Human Capital Management

Attracting, engaging and developing a diverse and high performing workforce is key to our long-term success. As part of its investment in creating an outstanding employee experience, the Company has created, with the Board’s support, a variety of initiatives and goals to invest in leadership development and a robust diversity, equity and inclusion curriculum. The Board has primary responsibility for CEO succession, and, additionally, the Board reviews our succession plans and broader talent development status in light of our corporate strategy at least annually, and frequently discusses talent issues at meetings. The Board and the Compensation and Benefits Committee are regularly updated on human capital management programs and dedicate time to reviewing and discussing our Company culture, talent development, retention and recruiting initiatives, diversity, equity and inclusion strategy, and engagement survey feedback.

Oversight of Environment, Social and Governance Matters

Each committee of the Board has oversight responsibility of ESG factors. This includes the Audit and Risk Committee’s role in overseeing enterprise risk management and cybersecurity matters, as well as the Compensation and Benefits Committee as it relates to the multiple elements of human capital management such as engagement, retention of high performers and our enterprise and executive compensation programs detailed in this proxy. In addition, the full Board reviews and provides oversight of the overall business and strategy of the Company and the related ESG matters, including the advancement of Responsible Investment within Asset Management.

With regard to Ameriprise corporate social responsibility/ESG reporting, the Nominating and Governance Committee has provided oversight and governance since 2017. The committee oversees our corporate social responsibility program and engages with senior management to review the Company’s annual Responsible Business Report and other disclosures, including the Company’s SASB Index disclosure, which the Company began providing in 2022.

Oversight by the Nominating and Governance Committee ensures appropriate accountability on these important topics. The Nominating and Governance Committee also oversees our political contributions and reviews a report from management on all material matters relating to corporate political spending that is posted to the Company’s public website. In addition, the Nominating and Governance Committee oversees the Company’s memberships in various trade associations.

For more information on our corporate social responsibility strategy and ESG efforts, please visit ameriprise.com/about/responsible-business.

Board and Management Oversight of Corporate Social Responsibility Strategy and Reporting
Nominating and Governance Committee

•     Environment, social and governance strategy and reporting

•     Shareholder engagement

•     Review of Responsible Business Report and other corporate social responsibility-related reporting

•     Political contributions and trade associations

Executive Leadership Team Corporate Social Responsibility Steering Committee

•     Chaired by CEO

•     Sets overall strategic direction and approves reporting, provides constructive challenge

•     Ensures compliance with regulatory requirements

•     Engages with investors, as appropriate

•     Membership spans Finance, General Counsel Organization, Human Resources, Business Heads and Corporate Communications

Corporate Social Responsibility Working Group	• Develops corporate social responsibility strategy and reporting • Membership includes senior leaders from across the organization to monitor developments and make appropriate recommendations

Ameriprise Financial 2023 Proxy Statement |	26

Our Board’s Role in Strategic Planning

Ameriprise has a strategic Long-Range Plan that guides how we lead the Company to maximize long-term shareholder value creation, deliver competitively differentiated value to our clients, and attract and retain talent. We are also aware of the need to take into account the interests of our stakeholders. Briefly, our long-range strategy is to advise, manage and protect assets and income for retail, high net worth and institutional clients. By fulfilling our strategy, we believe that we are not only creating long-term value for our shareholders, but also enabling our clients and their families to achieve their financial goals, including a confident retirement. Our executive team regularly revisits and updates the Long-Range Plan as appropriate. Our Board of Directors plays an important role in our strategic planning process as well. Executives and the Board hold joint detailed discussions on the Long-Range Plan at our annual long-range planning offsite meeting, as well as throughout the year as needed.

The Long-Range Plan also guides the development of our annual operating plan and budgets. Throughout the year, management and the Board hold regular discussions on the Company’s performance, progress on the annual plan and remaining goals in the context of our Long-Range Plan.

Committees of the Board

Board and Committee Meetings

During 2022, the Board of Directors met six times. All of our directors attended 100% of the meetings of the Board and the Board committees on which they served during the year. Every committee includes an executive session attended only by committee members on the agenda of each meeting, but committee members may decide that an executive session is unnecessary at any particular meeting. Committee chairs report to the full Board their committee’s activities and decisions.

Board Committee Responsibilities

Audit and Risk Committee

Committee Highlights	11 Meetings in 2022	Members Christopher Williams (Chair) Dianne Neal Blixt Armando Pimentel, Jr. Brian T. Shea W. Edward Walter III	Independence Each member of the committee is independent, meets heightened requirements for audit committee independence, and financially literate.	Audit Committee Financial Experts Each of Ms. Blixt and Messrs. Pimentel, Shea, Walter and Williams meet the requirements as defined by Securities and Exchange Commission rules.

Role and Responsibilities

The Audit and Risk Committee’s primary purposes are to:

•   monitor the integrity of the Company’s consolidated financial statements;

•   monitor the Company’s compliance with legal and regulatory requirements and our Code of Conduct;

•   oversee the Company’s enterprise-wide risk assessment and risk management processes, including the nature of our major risk exposures, the methods we employ to mitigate risk, and the design and effectiveness of our processes and controls to prevent and detect fraudulent activity;

•   monitor the Company’s cybersecurity and privacy programs;

•   review the appointment and replacement of the chief risk officer;

•   receive regular reports from the chief risk officer, including in executive sessions where the chief risk officer is the only officer present;

•   review the appointment and replacement of the general auditor, and annually review the performance and compensation of the general auditor;

•   appoint, evaluate and monitor the qualifications and independence of, and approve the compensation of, the independent auditors;

•   participate in the selection of new lead independent auditor engagement partner;

•   periodically evaluate whether there should be a regular rotation of the independent auditors;

•   evaluate and monitor the performance of the Company’s internal audit function and independent auditors;

•   receive regular reports from the general auditor, including in executive sessions where he is the only officer present; and

•   address specified finance and risk management matters.

The Audit and Risk Committee may convene executive sessions with the general auditor, chief risk officer, representatives of our independent auditors, or representatives of management. All of our directors have access to the Audit and Risk Committee’s meeting materials, including draft minutes, so they can remain informed about our risk oversight function.

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Compensation and Benefits Committee

Committee Highlights	8 Meetings in 2022	Members Dianne Neal Blixt (Chair) Amy DiGeso Armando Pimentel, Jr. Robert F. Sharpe, Jr. W. Edward Walter III	Independence Each member of the committee is independent and meets the heightened independence requirements for compensation committee members.

Role and Responsibilities

The Compensation and Benefits Committee’s primary purposes are to:

•   establish the philosophy and objectives that will govern our compensation and benefits programs;

•   determine compensation for the chief executive officer, after discussion with the independent directors without management present;

•   oversee and approve the compensation and benefits paid to our executive officers;

•   review the Company’s strategies and policies related to human capital management;

•   recommend for approval by the Board of Directors or the shareholders incentive and equity-based compensation plans;

•   promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our highest paid executive officers;

•   confirm that appropriate chief executive officer and management succession plans are in place and regularly reviewed and discussed by the Board;

•   oversee incentive compensation plans throughout the Company, to the extent and in the manner set forth in relevant regulatory guidance or rules;

•   make recommendations to the Board on matters related to nonbinding advisory votes of shareholders to approve the compensation of the named executive officers; and

•   engage, together with senior management, with our institutional investors on all matters related to the foregoing responsibilities.

In connection with its responsibilities, the Compensation and Benefits Committee has the authority to:

•   approve grants of equity-based and other incentive awards;

•   engage, oversee, compensate, evaluate and terminate a compensation consultant;

•   retain independent legal or other advisors;

•   request the support of one or more Company officers or employees to assist it in carrying out its duties;

•   determine the appropriate amount of funding to be provided by the Company to compensate any compensation consultant or other advisor engaged by the committee, and to cover any administrative expenses that arise as the committee carries out its duties;

•   delegate its authority to one or more subcommittees, including to the committee chair, who may (so long as consistent with certain federal securities requirements) act on behalf of the committee during the intervals between meetings; and

•   delegate its authority to one or more officers or employees to the extent permitted by applicable law, the rules of the New York Stock Exchange, or applicable governing compensation plan documents.

The Compensation and Benefits Committee has delegated certain administrative authority to our chief human resources officer to promote the efficient and timely administration of our compensation and benefits plans.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee is a former or current officer or employee of the Company or any of its subsidiaries or is an executive officer of another company where an executive officer of Ameriprise Financial is a director.

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Nominating and Governance Committee

Committee Highlights	2 Meetings in 2022	Members Amy DiGeso (Chair) Robert F. Sharpe, Jr. Brian T. Shea Christopher Williams	Independence Each member of the committee is independent.

Role and Responsibilities

The Nominating and Governance Committee’s purpose is to:

•  assume a leadership role in shaping the Company’s corporate governance;

•  promote the effective functioning of the Board and its committees, including through oversight of the Board and committee evaluation process;

•  advance the best interests of the Company and its shareholders through the implementation, oversight and disclosure of sound corporate governance guidelines and practices;

•  consider and recommend candidates for election or appointment to the Board, including evaluating candidates submitted by shareholders;

•  periodically review the compensation of outside directors and recommend changes to the Board for approval;

•  promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of the Company’s outside directors;

•  oversee the Company’s Corporate Social Responsibility reporting and strategy; and

•  oversee corporate political spending and trade association memberships.

A Statement of Principles Governing Corporate Political Spending, approved by the Board based on the committee’s recommendation, along with the Company’s annual corporate political spending report, is posted on the Corporate Governance page of our website at ir.ameriprise.com. The Statement of Principles Governing Corporate Political Spending was last amended and restated in March 2020 to enhance Board and management oversight of the Company’s trade association memberships and our dues payments to those trade associations.

Executive Committee

Committee Highlights	0 Meetings in 2022	Members James M. Cracchiolo (Chair) Dianne Neal Blixt Amy DiGeso Robert F. Sharpe, Jr. Christopher Williams	Independence Each of Ms. Blixt, Ms. DiGeso, Mr. Sharpe, and Mr. Williams are independent.

Role and Responsibilities

The Executive Committee’s purpose is to:

•  allow the timely and efficient exercise of the Board’s authority in the intervals between regularly scheduled meetings of the Board, subject to certain limitations; and

•  meet only as required, upon the call of its chairman, and is not required to meet a minimum number of times each year.

The Chairman of the Board serves as the committee chairman and the then serving chairs of the Audit and Risk, Compensation and Benefits, and Nominating and Governance Committees and the presiding director serve as members.

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Shareholder Engagement

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

Engagement	Communication	Feedback

Executive management, Investor Relations and the corporate secretary engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including, but not limited to, executive compensation, corporate governance policies and corporate sustainability practices.

Our directors also directly engage with shareholders on certain occasions.

Ameriprise also routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, Securities and Exchange Commission filings, the annual report and proxy statement, the annual shareholder meeting, investor meetings and conferences and web communications.

We share our shareholder feedback and trends and developments about corporate governance matters with our Board, the Compensation and Benefits Committee and the Nominating and Governance Committee as we seek to enhance our governance and sustainability practices and improve our disclosures.

2022 Engagement
We reached out to our largest shareholders representing approximately 50% of outstanding shares	We heard back from shareholders representing 47 million or more than 43% of our outstanding shares	We held calls with 11 large shareholders who requested engagement, including our two largest shareholders

What we heard from shareholders:

• interested in our board composition and succession planning

• appreciated the continued evolution of our responsible business reporting and disclosures as well as our diversity and inclusion initiatives

• discussed board diversity, performance goals, significant executive experience and shareholder engagement practices

• expressed general support of our Company’s compensation peer group and overall approach for compensating named executive officers

Actions taken:

• enhanced shareholder engagement disclosures

• provided additional information regarding our board composition and diversity as well as its succession process

• enhanced disclosure surrounding our performance goals

• enhanced information throughout the proxy statement relating to our long-term performance

The feedback from our discussions with shareholders and proxy advisors is collected and conveyed, as appropriate, to the entire Board, and influences and informs our policies and practices. For example, in the past few years based in part on investor input, the Company has:

•	continued to evolve our Compensation Discussion and Analysis disclosures, including information regarding the selection of our peer group, setting of performance goals, and factors, such as tenure and sustained strong performance, impacting the determination of executive compensation;
•	continued to evolve our ESG reporting, publishing our first SASB Index in March 2022;
•	provided EEO-level human capital disclosure in our Responsible Business Report and made our EEO-1 Report publicly available;
•	enhanced Board and management oversight of the Company’s trade association memberships and our dues payments to those trade associations;
•	advanced our climate capabilities in coordination with our asset management business;
•	made revisions to our executive compensation program in 2019 and 2020 to address shareholder concerns; and
•	adopted proxy access by-laws in 2018 and expanded our incentive compensation clawback policy in 2019.

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Communicating with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board, any committee or any chair of any such committee by mail or electronically.

Correspondence may be sent by:

Mail: Ameriprise Financial, Inc. Attn: Board of Directors c/o Corporate Secretary 1098 Ameriprise Financial Center Minneapolis, MN 55474

Online:

Go to the Ameriprise website at www.ir.ameriprise.com. Under the headings “Corporate Governance / Governance,” you will find a link that may be used to send an email to Wendy Mahling, the Corporate Secretary, who will forward the information to the intended recipients.

Ameriprise’s Corporate Secretary Office, Corporate Communications, Investor Relations and Legal and Compliance Departments will review all communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by the corporate secretary and Investor Relations. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with established procedures. Unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the corporate secretary, may not be forwarded to the directors.

Shareholders are encouraged to visit the “Corporate Governance / Governance” page of the Ameriprise website at www.ir.ameriprise.com to see the Corporate Governance Guidelines, Global Code of Conduct and additional information about Ameriprise’s Board and its committees and corporate governance policies.

The charters for each of the Audit and Risk Committee, the Compensation and Benefits Committee, the Nominating and Governance Committee and the Executive Committee can be found at the same website address. In addition, Ameriprise intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on our corporate website.

Ameriprise will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Ameriprise Financial, Inc. 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

Our “whistleblower” policy prohibits us or any of our employees from retaliating or taking any adverse action against anyone for raising a compliance or ethical concern in good faith. If a shareholder, employee or other interested party nonetheless prefers to raise their concern in a confidential or anonymous manner, the concern may be directed to our ethics hotline, at (800) 963-6395. This is a confidential, independent service that allows individuals to report compliance or ethical issues and concerns they may have concerning Ameriprise Financial. An ethics specialist will forward accounting and auditing issues to our general auditor and our general counsel, who will confirm that the matter is properly investigated and, if deemed appropriate, report the results to the Audit and Risk Committee.

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Board Practices

Annual Performance Evaluation Process

The Board and committees conduct the annual evaluation process set forth below to assess the effectiveness of their practices, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management. This process is aided by written discussion guides used to facilitate the assessments. Areas of focus may encompass many factors, including: culture; board composition; succession planning; processes, information and resources; and duties and responsibilities.

Interviews	Board Discussion	Feedback Incorporated
The Chairman and Presiding Director interview each board member individually to solicit perspectives and feedback.	Results of the Board and committee assessments are discussed at Board and committee meetings.	Input and feedback from the evaluation process are incorporated into Board practices.

Director Education

Director education begins when a new director joins our Board. New directors receive comprehensive information about our business, strategy and governance, and have an opportunity to meet with senior leaders from key control, finance and operating functions. Additional training is also provided when a director joins a new committee or assumes a leadership role, such as becoming a chair of a committee. Ongoing education is provided through presentations from business line leaders and subject matter experts and other opportunities, including opportunities to see operations.

The Compensation and Benefits Committee’s Independent Compensation Consultant

The Compensation and Benefits Committee engaged the firm of Semler Brossy Consulting Group (Semler Brossy) as its independent compensation consultant as of June 5, 2019. The committee maintains a Compensation Adviser Policy, which addresses the relationship between the committee and its compensation advisers; the criteria that the committee uses to select its consultant; the consultant’s duties; how the committee evaluates its compensation consultant; the factors the committee will apply in determining whether its consultant is independent of the Company’s management; and the related disclosure to be provided to our shareholders. The Compensation Adviser Policy is available on the Corporate Governance page of our website at ir.ameriprise.com.

Semler Brossy works for and reports directly to the Compensation and Benefits Committee, not the Company’s management, with respect to executive compensation matters. The committee recognizes that its consultant will necessarily work with representatives of management but does so as the committee’s representative and solely on the committee’s behalf. The committee annually reviews and discusses Semler Brossy’s performance in executive session, without representatives of Semler Brossy present.

In its capacity as the committee’s consultant, Semler Brossy’s services include the following:

•	providing advice and guidance with respect to trends and issues related to executive compensation;
•	assisting with benchmarking competitive compensation, including advising the committee on the composition of a reference peer group;
•	assisting with the development of an executive compensation philosophy and program suited to our business strategy and goals; and
•	preparing reports and analyses for the committee’s meeting materials.

One or more representatives of Semler Brossy attend committee meetings as needed.

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At a meeting held on February 23, 2023, the Compensation and Benefits Committee confirmed that Semler Brossy is independent of the Company’s management (applying the independence standards established in the Compensation Adviser Policy). In making this determination, the committee considered relevant issues, including the following six specific factors prescribed by the Securities and Exchange Commission and New York Stock Exchange corporate governance listing standards:

•	the provision of other services to Ameriprise by Semler Brossy;
•	the amount of fees received during 2022 from Ameriprise as a percentage of Semler Brossy’s 2022 total revenue;
•	Semler Brossy’s policies and procedures designed to prevent conflicts of interest;
•	any business or personal relationship between a member of the Semler Brossy engagement team and a member of the committee;
•	any Ameriprise Financial stock owned by Semler Brossy or by any member of the Ameriprise consulting team or their immediate family members; and
•	any business or personal relationship of Semler Brossy or any employee of Semler Brossy with an executive officer of Ameriprise Financial.

Based on this review and information provided by Semler Brossy, the committee determined that no conflict of interest exists that would preclude Semler Brossy from independently representing the committee.

Determining Executive Officer and Director Compensation

Various executive officers help the Compensation and Benefits Committee determine the appropriate form and amount of executive compensation. Officers in our human resources department prepare meeting materials for the committee, including compensation tally sheets and other summaries of executive officers’ total compensation. These officers also may propose the adoption of new compensation or benefits plans or amendments to existing plans. The chief executive officer makes recommendations to the committee regarding compensation actions for executive officers other than himself. Our executive vice president of human resources discusses survey and benchmarking data related to executive compensation and other topics of interest to the committee. Our chief financial officer advises the committee about setting and calculating financial performance goals for certain executive compensation plans. No executive officer has the authority to approve their own compensation or to make equity-based grants to any executive officer.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting of shareholders. The corporate secretary reminds each director of this policy in writing in advance of each Annual Meeting of shareholders. At our 2022 Annual Meeting of Shareholders, all directors then-serving were in attendance.

Executive Sessions of Independent Directors

The independent directors customarily meet in executive session without management present at each regularly scheduled meeting of the Board. The Board may decide, however, that such an executive session is not required at a particular Board meeting.

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Corporate Governance Documents and Policies

Committee Charters

The Board’s Audit and Risk, Compensation and Benefits, and Nominating and Governance Committees each operate under a written charter approved by the Board of Directors. Each committee charter satisfies the requirements of the New York Stock Exchange’s corporate governance listing standards. Each committee reviews and reassesses the adequacy of its charter at least annually. Each committee will recommend any proposed changes to the Board of Directors for consideration and approval. The committee charters are posted on our website on the Corporate Governance page at ir.ameriprise.com and additional information about each committee is contained in the section “Committees of the Board,” beginning on page 27.

The Executive Committee also operates under a written charter approved by the Board of Directors. The Executive Committee’s charter is posted on our website at the same location as the other committee charters.

Corporate Governance Guidelines

The Board of Directors has approved Corporate Governance Guidelines. Among other topics, the Corporate Governance Guidelines address: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and the annual performance evaluation of the Board and its committees. The Corporate Governance Guidelines are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Codes of Conduct

We have adopted a Global Code of Conduct to guide ethical business behavior and decision-making since becoming a public company in 2005. The Global Code of Conduct applies to all of our officers, employees, financial advisors, and their employees, and individuals conducting business on behalf of us and our subsidiaries. Following our Global Code of Conduct and all applicable laws, regulations, and Company policies is a condition of employment or association with the Company, except as otherwise provided by the laws of a foreign jurisdiction.

The Board of Directors has adopted a Code of Business Conduct for members of the Board of Directors of Ameriprise Financial, Inc. This Code of Business Conduct is intended to focus each director on areas of potential conflicts of interest and provide guidance relating to the recognition and handling of ethical issues. The Code of Business Conduct also provides mechanisms to report potential conflicts of interest or unethical conduct and is intended to foster a culture of openness and accountability.

Both of these codes are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Requests for Copies of Materials

You may request copies of any of the documents referred to in this section of the proxy statement by calling our corporate secretary, Wendy B. Mahling at (612) 671-3603. You may also write to her by email at ampsecretarysofficemailbox@ampf.com or by mail at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We will provide the copies at no cost to you.

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COMPENSATION OF DIRECTORS

Our Compensation Philosophy for Outside Directors

We compete with other companies for executive talent, as we explain in the Compensation Discussion and Analysis later in this proxy statement. We must also compete for persons with the ability, integrity, experience and judgment required to serve on the board of a public company. We need to attract and retain directors who meet the high qualification standards set by our Board of Directors. In order to do so, we must offer a compensation package that is both competitive and fair in view of the significant time commitment and responsibilities that come with serving as a director. Only outside directors receive compensation for serving on our Board. Mr. Cracchiolo does not receive additional compensation for his service as a director.

We believe that our outside directors should have a substantial personal financial stake in the Company. Accordingly, a significant portion of our directors’ compensation package is equity-based. Also, a director is expected to have an equity holding in the Company with a market value of five times the amount of the current annual cash retainer within five years of joining the Board. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director’s satisfaction of this requirement. Shares of our common stock and deferred share units both count toward this goal. All directors have achieved the required ownership threshold. Using a closing price of $339.84 for a share of our common stock on February 27, 2023, the value of the common stock and deferred share units beneficially held by our outside directors (excluding shares held by a charitable organization) on that date was as follows, rounded to the nearest dollar: Mses. Blixt ($3,940,750); and DiGeso ($3,653,925); and Messrs. Pimentel ($1,027,428); Sharpe ($21,720,931); Shea ($2,291,476); Walter ($2,031,329); and Williams ($3,511,500). As is true for our executive officers, we prohibit our directors from hedging against a decline in the value of our stock.

How Our Outside Directors’ Compensation is Determined

The Board’s Nominating and Governance Committee is responsible for overseeing the compensation and benefits paid to our outside directors. The committee periodically reviews the outside directors’ compensation package to ensure it is market-based, aligned with shareholder interests, and consistent with our compensation principles, including with respect to equity-based compensation, being within the shareholder-approved limitation on director compensation under our Amended and Restated 2005 Incentive Compensation Plan.

At its meeting held on September 28, 2022, the Nominating and Governance Committee reviewed and discussed an analysis of non-management director compensation prepared by Semler Brossy, which also serves as the independent compensation consultant to the Compensation and Benefits Committee. Among other matters, Semler Brossy’s report reviewed the design and competitiveness of our non-management director compensation program and compared the program to the Company’s peer group that is also used in connection with our executive compensation program. Based on this review, Semler Brossy advised that an increase in the presiding director retainer was appropriate in order to align compensation with peer group competitive levels.

Taking into account the market information presented by Semler Brossy, the Nominating and Governance Committee recommended, and the Board approved, an increase in the presiding director’s annual retainer from $40,000 to $50,000, to be effective as of January 1, 2023. In all other respects the Company’s compensation program for non-management directors remains unchanged.

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2022 Annual Compensation Plan for Outside Directors

The 2022 compensation program for our outside directors is outlined below. We do not pay meeting fees or grant stock options or restricted stock to our outside directors.

Outside Directors Compensation Program for 2022

Annual Cash Retainer	$110,000
Annual Equity Retainer	$190,000 in the form of deferred share units
Board Meeting Fees	No board meeting fees
Committee Meeting Fees	No committee meeting fees
Committee Member Annual Retainer	Committee members receive an annual retainer as follows:
• Audit and Risk Committee — $15,000
• Compensation and Benefits Committee — $10,000
• Nominating and Governance Committee — $10,000
There is no committee member retainer for the members of the Executive Committee
Committee Chair Annual Retainer	Committee chairs receive an annual retainer in addition to the committee member retainer, as follows:
• Audit and Risk Committee chair — $30,000 ($45,000 total committee retainer)
• Compensation and Benefits Committee chair — $20,000 ($30,000 total committee retainer)
• Nominating and Governance Committee chair — $20,000 ($30,000 total committee retainer)
Presiding Director Annual Retainer	$40,000
Charitable Matching Gift Program	Up to $2,000 annually

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Deferred Share Plan for Outside Directors for 2022

All of our outside directors participate in the Ameriprise Financial Deferred Share Plan for Outside Directors. Each outside director receives an annual grant of deferred share units immediately following the Annual Meeting of shareholders. A deferred share unit (DSU) is a phantom share of our common stock that tracks the value of our common stock. A deferred share unit receives deemed dividends in the same amount paid on a share of our common stock, but it has no voting rights. Outside directors may also choose to defer part or all of their annual cash retainer and any committee retainer under the plan.

Feature	Annual Grant	Elective Retainer Deferral
Amount

•

$190,000

•

Outside directors whose first term is less than one year long will receive a pro-rata grant based on their length of service between their appointment to the Board and the next Annual Meeting of Shareholders

• Before the beginning of each calendar year, a director may elect to defer up to 100% of the annual cash retainer and any committee chair or member retainer, in 25% increments
Investment Options	• Only investment option is Ameriprise deferred share units, credited to a separate annual equity grant deferred share unit account

•

Director may choose to invest deferred amounts in one or both of these options: Ameriprise deferred share units or a cash account that receives a market rate of interest, credited on the last day of each month

Number of Deferred Share Units Credited

•

The number of deferred share units is determined by dividing the dollar amount awarded by the closing price of a share of our common stock on the date of our annual shareholders meeting, or for a director who joins the Board after the date of the most recent Annual Meeting, closing price of a share of our common stock on the third trading day following the public release of our financial statements during the quarter the director joins

•

The number of units credited is determined by dividing the quarterly deferral amount by the closing price of a share of our common stock on the third trading day following the public release of our financial statements for the quarter

Dividend Equivalent Reinvestment

•

Account is credited with additional deferred share units on each dividend payment date for our common stock. Number of additional units is calculated by first multiplying the number of units held on the dividend record date by the dividend payable on a share of our common stock; that number is then divided by the closing price of a share of our common stock on the dividend payment date

• Deemed dividends on deferred share units are reinvested in the same manner used for the annual equity grant account
Distribution	• Single payment in shares of our common stock following the director’s end of service

•

A director makes a distribution election at the same time they make a deferral election, and that election applies to that year’s deferrals. A director makes a new distribution election each year. A director has three distribution choices:

-

Lump sum on March 31 of a specified year

-

Lump sum following the director’s end of service

-

Two to five or ten annual installments following the director’s end of service

Change in Control	• Upon a change in control, the entire account will be immediately distributed in shares of our common stock	• Upon a change in control, all amounts held in either account will be immediately distributed in cash, or in shares of our common stock to the extent invested in Ameriprise deferred share units

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Compensation Paid to Outside Directors in 2022

This table shows the total compensation earned by or paid to our outside directors during 2022.

Name	Annual Retainer Earned or Paid in Cash	Committee Chair/ Presiding Director Retainer Earned or Paid in Cash	Committee Member Retainer Earned or Paid in Cash	Stock Awards(1)	Total
Dianne Neal Blixt	$110,000	$20,000	$25,000	$190,000	$345,000
Amy DiGeso	$110,000	$20,000	$20,000	$190,000	$340,000
Lon R. Greenberg*	$82,500	$0	$18,750	$190,000	$291,250
Jeffrey Noddle**	$35,659	$0	$6,484	$0	$42,143
Armando Pimentel, Jr.***	$32,283	$0	$4,402	$116,082	$152,767
Robert F. Sharpe, Jr	$110,000	$40,000	$20,000	$190,000	$360,000
Brian T. Shea	$110,000	$0	$17,500	$190,000	$317,500
W. Edward Walter III	$110,000	$0	$25,000	$190,000	$325,000
Christopher J. Williams(2)	$110,000	$30,000	$15,000	$190,000	$345,000
(1)	The dollar amounts in this column show the grant date fair value of the annual grant of deferred share units. For 2022, the number of deferred share units credited to a director’s account is calculated as follows: for directors elected at the 2022 Annual Meeting of Shareholders, the dollar value to be received by the director is divided by the closing price of a share of our common stock on the date of our Annual Meeting of Shareholders; for Mr. Pimentel, the pro rata dollar value based on his service from September 15, 2022 to the date of the 2023 annual meeting is divided by the closing price of a share of our common stock on the third trading day following the Company’s earnings release for the third quarter (the quarter in which Mr. Pimentel joined the board). The aggregate incremental cost of perquisites and personal benefits is less than $10,000 for each director. As a result, the Securities and Exchange Commission does not require us to disclose those costs.
(2)	In 2022, Mr. Williams elected to defer 100% of his cash retainers under the Ameriprise Financial Deferred Share Plan for Outside Directors, with 100% allocated into the Ameriprise Common Stock Fund.

Deferred Share Units Issued to Outside Directors in 2022

This table shows the number of deferred share units issued to outside directors during 2022. In order to simplify the presentation, we have rounded the numbers shown to the nearest unit. Directors’ accounts were credited with deemed dividends on the deferred share units at the same rate as the dividends paid on a share of our common stock. These deemed dividends were reinvested in additional deferred share units.

	DSU Balances as of December 31, 2021			DSUs Credited During 2022				DSU Balances as of December 31, 2022
Name	Annual Equity Grant	Retainer Deferral	Total DSUs†	Annual Equity Grant	Reinvested Deemed Dividends	Retainer Deferral and Reinvested Deemed Dividends	Total DSUs	Annual Equity Grant	Retainer Deferral	Total DSUs
Dianne Neal Blixt	9,708	0	9,708	714	174	0	888	10,596	0	10,596
Amy DiGeso	9,708	0	9,708	714	174	0	888	10,596	0	10,596
Lon R. Greenberg*	16,590	0	16,590	714	290	0	1,004	17,594	0	17,594
Jeffrey Noddle**	35,069	16,697	51,766	0	459	270	730	35,528	16,967	13,584
Armando Pimentel, Jr.***	0	0	0	372	1	0	373	373	0	373
Robert F. Sharpe, Jr.	35,069	4,423	39,492	714	604	75	1,393	36,387	4,498	40,885
Brian T. Shea	2,882	0	2,882	714	58	0	772	3,654	0	3,654
W. Edward Walter III	4,183	0	4,183	714	80	0	794	4,977	0	4,977
Christopher J. Williams	6,497	2,097	8,594	714	120	586	1,419	7,331	2,683	10,014
All totals rounded to the nearest share.
†	Includes deemed dividend invested in additional deferred share units.
*	Mr. Greenberg resigned from the Board effective as of September 14, 2022. The dollar amounts of his cash retainers were prorated to reflect his service on the Board from January 1, 2022 to September 14, 2022.
**	Mr. Noddle retired from the Board effective as of April 27, 2022. The dollar amount of his cash retainer was prorated to reflect his service on the Board from January 1, 2022 to April 27, 2022. He received a distribution of shares of common stock following the end of his service to the Board as provided by the Deferred Share Plan for Outside Directors.
***	Mr. Pimentel was elected to the Board and became a member of the Audit and Risk Committee effective September 15, 2022. The dollar amounts of his cash retainers were prorated to reflect his service on the Board effective as of September 15, 2022 to December 31, 2022.

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Perquisites and Personal Benefits

Our outside directors receive occasional perquisites or personal benefits of reasonable value, such as: commemorative items in connection with their Board service; welcoming gifts at the hotel where they stay during Board meetings or events; holiday gifts; and recreational or other services and amenities when attending an off-site Board long-range planning meeting. We do not provide our directors with a tax gross-up amount on any gifts or other items given to them. We pay for or reimburse our outside directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, committee or annual shareholder meetings. Our outside directors may use our corporate aircraft for Board-related travel, subject to the aircraft’s availability and other restrictions. In extraordinary or unusual circumstances, such as a family emergency, we may make our corporate aircraft available to our outside directors on an exception basis; for 2022, the aircraft was not provided to any director on an exception basis. Our outside directors are eligible to participate in our charitable gift matching program on the same basis as employees. We will match a director’s personal contributions to one or more qualifying charitable organizations subject to an annual aggregate limit, which is currently $2,000. Directors’ requests for matching gifts are processed by the same outside vendor that we use for employee matching gift requests.

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OWNERSHIP OF OUR
COMMON SHARES

The table below shows how many Ameriprise common shares certain individuals and entities beneficially owned on February 27, 2023. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors and director nominees; (3) the five executive officers named in the compensation tables included in subsequent sections of this proxy statement; and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days of February 27, 2023. None of the shares owned by our directors or executive officers are subject to any kind of pledge. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

The column captioned “Deferred Share Units and Restricted Share Units” shows DSUs and RSUs owned by non-management directors through the Outside Directors Deferred Share Plan and phantom units owned by the executive officers under the Company’s Supplemental Retirement Plan and Deferred Compensation Plan. The information in this column is not required by the rules of the Securities and Exchange Commission because these units carry no voting rights and will be settled in shares of common stock that the recipient does not have the right to acquire within 60 days of February 27, 2023. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

Name	Number of Shares Owned(1)(2)	Right to Acquire(6)	Percent of Class	Deferred Share Units and Restricted Share Units	Total Shares Beneficially Owned Plus DSUs and RSUs
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	13,882,564(3)	—	13.0%	—	—
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,994,952(4)	—	8.5%	—	—
Dianne Neal Blixt	1,000(5)	—	*	10,596	11,596
Amy DiGeso	156	—	*	10,596	10,752
Armando Pimentel, Jr.	2,650	—	*	373	3,023
Robert F. Sharpe, Jr.	23,030(5)	—	*	40,885	63,915
Brian T. Shea	3,179(5)	—	*	3,654	6,833
W. Edward Walter III	1,000(5)	—	*	4,977	5,977
Christopher J. Williams	200	—	*	10,133	10,333
James M. Cracchiolo	81,933	244,014	*	190,608	516,555
Walter S. Berman	6,687	106,068	*	58,559	171,313
William Davies	18,801	—	*	5,760	24,561
Joseph E. Sweeney	9,044	70,078	*	5,670	84,792
William F. Truscott	34,204(5)	114,583	*	9,213	157,999
All current directors and executive officers (16 individuals)	201,054	567,118	*	358,819	1,126,991

*	Less than 1%.
Our executive officers and directors are prohibited from hedging against a decline in the value of the Ameriprise common stock they own. Executive officers are also prohibited from pledging their Ameriprise common stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise. Our directors are permitted to pledge their Ameriprise common stock in this manner, provided that they first pre-clear the pledge with our corporate secretary or another Company lawyer. A pledge will not be approved if it is significant in relation to the average trading volume of our common stock for the five trading days immediately preceding the pre-clearance request.
The shares of common stock subject to a pledge will not be counted in determining the satisfaction of the equity ownership requirement then applicable to our outside directors.
(1)	This column includes shares held in employee benefit plan accounts on February 27, 2023, as follows:

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Name	Number of Shares in Plan Accounts
James M. Cracchiolo	1,671
Walter S. Berman	353
William Davies	0
William F. Truscott	298
Joseph E. Sweeney	287
All executive officers, including those named above	2,609

(2)	Executive officers hold restricted shares that we include in this column. The executive officer may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years.
(3)	Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023, by The Vanguard Group which contained information as of December 31, 2022. The filing indicates that The Vanguard Group had shared voting power of 155,378 shares of common stock, sole dispositive power of 13,439,830 shares of common stock and shared dispositive power of 442,734 shares of common stock.
(4)	Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2023, by BlackRock, Inc. which contained information as of December 31, 2022. The filing indicates that BlackRock, Inc. had sole voting power of 8,078,872 shares of common stock, and sole dispositive power of 8,994,952 shares of common stock.
(5)	Includes shares beneficially held in a trust, joint account, individual retirement account, foundation, or limited liability company.
(6)	These are shares that the named executive officers have the right to acquire within 60 days of February 27, 2023, upon the exercise of stock options that they hold.

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Item 2 —	To Approve the Compensation of the Named Executive Officers by a Nonbinding Advisory Vote
The Board of Directors recommends a vote “FOR” the following nonbinding advisory resolution. Proxies will be voted “FOR” the resolution unless otherwise specified:
RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

The Compensation and Benefits Committee will review the results of the vote on this proposal carefully with the aid of its independent compensation consultant. Depending upon the results of that review, the committee will take such action, if any, as it deems appropriate. Because this vote is advisory, however, it is not binding on us, our Board of Directors, or the Board’s Compensation and Benefits Committee. Also, a negative vote will not overrule decisions made by the Compensation and Benefits Committee.

Before you vote on this proposal, please read the Compensation and Benefits Committee Report on page 55 and the Compensation Discussion and Analysis beginning on page 56. The Compensation Discussion and Analysis contains important information about our executive compensation program. It also explains how and why the Compensation and Benefits Committee made specific decisions about the named executive officers’ compensation for their 2022 performance. The section of the Compensation Discussion and Analysis on page 57 describes the committee’s consideration of the results of the vote on this proposal at our 2023 Annual Meeting.

You should also review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

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Item 3 —	To Approve a Nonbinding Advisory Vote on the Frequency of Shareholder Approval of the Compensation of the Named Executive Officers
The Board of Directors recommends that shareholders select an annual advisory vote on the compensation of named executive officers. Proxies will be voted for a “1 Year” advisory vote on the compensation of named executive officers unless otherwise specified:
RESOLVED, that the option of once every one year, two years, or three years that receives the affirmative vote of the majority of the votes cast will be considered the preferred choice of shareholders as to the frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of the named executive officers as disclosed in the Company’s proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosure.

We are seeking a nonbinding advisory vote of shareholders on the frequency of shareholder approval of the compensation of our named executive officers. Under this proposal, our shareholders may indicate they would prefer to have an advisory vote on executive compensation every one, two or three years.

Our Compensation and Benefits Committee and Board believe that a frequency of every one year for the advisory vote on executive compensation is the best approach for Ameriprise and its shareholders. An annual vote will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in our proxy statement each year. The Compensation and Benefits Committee, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these votes. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

In voting on this proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you may abstain. Shareholders will not be voting to approve or disapprove the Board’s recommendation. Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board and the Compensation and Benefits Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

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Item 4 —	To Approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated

The Board of Directors recommends a vote “FOR” the approval of the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated. Proxies will be voted “FOR” the resolution unless otherwise specified:

RESOLVED, that the Company’s shareholders hereby approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated.

Purpose and History of the 2005 Incentive Compensation Plan

The purpose of the 2005 Incentive Compensation Plan is to promote the interests of the Company and our shareholders by providing eligible employees, non-employee directors and independent contractors of the Company with incentives and rewards to encourage them to continue in the service of the Company and provide them with a proprietary interest in driving our long-term growth, profitability and financial success. Equity-based awards are a critical component of our total rewards package and allow us to compete for and retain top-tier talent.

The 2005 Incentive Compensation Plan was originally adopted on September 30, 2005 and was most recently amended, with approval of our shareholders, at our annual meeting in 2014. Since the last amendment of our plan in 2014, we have not requested any additional shares, demonstrating our responsible stewardship of share usage under the plan to serve the plan’s purposes while also minimizing dilution to shareholders. Grants of awards under the plan have allowed us to enhance our culture of employee ownership, which in turn ensures that the interests of day-to-day operators of the Company are aligned with stockholders. We view shares under the plan as one of our most important assets, and we have thus created this ownership culture in a cost-efficient and strategic manner.

Since the plan was originally adopted, we have made certain changes to enhance various governance provisions in the plan to ensure that the plan remains aligned with the interests of our shareholders. On February 23, 2023, our Board approved a further amendment and restatement of the plan described below, subject to approval by our shareholders.

Features of Amended and Restated Plan

We are asking our shareholders to approve a further amendment and restatement of the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated (the 2023 Restated Plan) primarily to increase the number of shares of our common stock authorized for issuance under the plan, approve the number of shares that may be issued as full value awards, approve the total amount of compensation that may be paid to each of our non-employee directors annually and extend the term of the plan. These and other changes and updates incorporated in, as well as certain key provisions of, the 2023 Restated Plan are described below.

•  Increase Share Reserve and Approval Shares for Full Value Awards – Increase the number of shares available for issuance under the plan by 3,712,000 shares, such that the total number of shares available for awards under the plan on or after December 31, 2022 would be 12,397,321. The 2023 Restated Plan provides that no more than 5,000,000 of the shares available for awards on or after December 31, 2022 may be used for full value awards (as described below).

•  Approve Director Compensation Limits – Approve a limit on director compensation of $1,000,000 per non-employee director per calendar year, which increases the amount by $500,000, but also now counts all forms of compensation (including cash) paid to directors against such limit, instead of only equity awards.

•  Extend the Plan Term – Extend the term of the plan to ten years following shareholder approval of the 2023 Restated Plan, provided that no incentive stock options can be granted more than ten years after Board approval of the 2023 Restated Plan.

•  Removal of 162(m) References – The Tax Cuts and Jobs Act of 2017 removed the Section 162(m) performance-based compensation exception under the Internal Revenue Code, as amended (the Code), which previously allowed deductions for compensation to certain executive officers. Due to this change in the tax laws, the provisions previously included to comply with Code Section 162(m) have been removed from the 2023 Restated Plan.

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•  Incorporate Change in Control Provisions - The 2023 Restated Plan now includes the default “double trigger” change in control treatment when outstanding awards are assumed, continued or substituted by the acquiror or surviving entity that accelerate vesting of an award only if (a) a change in control (as defined in the 2023 Restated Plan) occurs and (b) the individual’s employment is terminated within the two-year period following the change in control that entitles the employee to benefits under the severance plan of the Company covering the applicable employee. Where outstanding awards are not assumed, continued or substituted by the acquirer or the surviving entity in connection with a change in control, vesting of such awards is accelerated upon the occurrence of such event. For performance awards, the number of shares earned and vested will be determined based on performance achieved as of a date prior to the change in control and/or as to a prorated amount of the award, as described in more detail below.

The 2023 Restated Plan continues to include a number of provisions that we believe reflect best practices and protect the interests of our shareholders. These provisions include:

• No Discounted Options or SARs – Options and Stock Appreciation Rights (or SARs) may not be granted with an exercise price less than the fair market value of our common stock on the date of grant.

• No Repricing Without Shareholder Approval – At any time when the exercise price of a stock option (which we sometimes refer to as an option) or SAR is above the market price of our common stock, we cannot, without shareholder approval, “reprice” such stock option or SAR by reducing the exercise price or exchanging such stock option or SAR for cash or other awards (including a new stock option or SAR) at a reduced exercise price.

• Independent Committee Administration – The 2023 Restated Plan is administered by our Compensation and Benefits Committee of the Board, which consists exclusively of directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (b) an “independent director” for purpose of the New York Stock Exchange corporate governance listing standards.

• No Annual “Evergreen” Provision – The 2023 Restated Plan provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of common stock available for future awards.

• Limitation on Awards Other than Options or SARs – The 2023 Restated Plan limits the number of awards that can be in forms other than stock options and SARs.

• Clawback – Awards granted under 2023 Restated Plan will be subject to our clawback policy, as amended from time to time, which currently applies to our Executive Leadership Team and includes recovery for certain financial restatements and material misconduct. In addition, certain grants to our executive officers will be subject to a clawback policy that we will adopt in accordance with the New York Stock Exchange listing standards to be adopted pursuant to the final Dodd-Frank clawback rules.

Determination of Request for Shares

In determining the number of additional shares to request for authorization for issuance under the 2023 Restated Plan, the Board and Compensation and Benefits Committee considered a number of factors, including the following:

Historical Burn Rate. As of December 31, 2022, our three-year average annual equity grant rate, or “unadjusted burn rate,” was 0.70%. Our three-year average value-adjusted burn rate calculated based on our understanding of the methodology utilized by a major proxy advisory firm was 0.50% (which is below the 0.89% burn rate benchmark). See the table below for additional details. These amounts are not necessarily indicative of the shares that might be awarded in the future under the 2023 Restated Plan, but they are reflective of the diligence and care of the Company in sizing annual grants at a competitive yet cost-effective level. We believe our historical burn rate is reasonable for a company of our size in our industry.

Fiscal Year	Full Value Awards Granted(1)(2)	Options Granted	Weighted Average Number of Shares Outstanding	Unadjusted Burn Rate	Value-Adjusted Burn Rate
2022	404,304	190,583	111,300,000	0.53%	0.43%
2021	475,866	345,010	117,300,000	0.70%	0.52%
2020	536,127	523,742	123,800,000	0.86%	0.54%
3-Year Average				0.70%	0.50%

(1) Full Value Awards include the components shown below. Our three-year average unadjusted burn rate, assuming PSUs at maximum potential, was 0.75%.

Type of Full Value Award	2020	2021	2022
Restricted Stock Award	181,215	149,433	104,414
Restricted Stock Unit	242,615	231,554	249,237
Performance Share Unit (at target)	112,297	94,879	50,653
Total	536,127	475,866	404,304

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(2) Full value awards presented in the burn rate table excludes awards granted under our value neutral Ameriprise Advisor Group Deferred Compensation Plan (the AAG Deferral Plan) and the Ameriprise Financial Franchise Advisor Deferred Compensation Plan (the AFG Deferral Plan). The value neutral, or “stock in lieu of cash,” awards granted under these plans are presented below:

Value-Neutral Plan	2020	2021	2022
AFG Deferral Plan	290,792	216,284	252,296
AAG Deferral Plan	248,684	163,513	162,519
Total	539,476	379,797	414,815

Total Potential Dilution / Overhang Percentage. The requested additional 3,712,000 shares would represent incremental dilution of 3.5% of common shares outstanding as of December 31, 2022. Total dilution remains below 16% when considering the cumulative number of additional shares requested, shares that would remain available for grant under the Plan, as well as historical grants of full value awards and/or options that remain unvested and/or unexercised as of December 31, 2022. On February 23, 2023, the Board terminated the Ameriprise Financial 2008 Employment Incentive Equity Award Plan (the 2008 Plan). At the time of termination (and at December 31, 2022), the 2008 Plan had no unvested or unexercised awards outstanding under the plan. No awards were granted under the 2008 Plan between December 31, 2022 and the 2008 Plan’s termination on February 23, 2023 and no shares remain available for grant. The 2008 Plan had 3,258,635 shares available for future issuance as of December 31, 2022, all of which were cancelled with the Board’s action on February 23, 2023. As a result, no future shares will be granted under the 2008 Plan (irrespective of the approval of the 2023 Restated Plan), and the 2008 Plan currently has and will have no impact on our overhang. The following table details the number of shares outstanding used for the above overhang calculation:

Overhang Calculation	As of December 31, 2022
Full value awards outstanding(1)	1,346,478
Options outstanding	2,778,074
Weighted average exercise price of outstanding Options	$160.57
Weighted average remaining term of outstanding Options (in years)	5.77
Total shares available for future grants under the 2005 Incentive Compensation Plan (to be carried forward)(2)	8,685,321
Certain shares under our AFG Deferral Plan(3)	123,772
Additional shares requested under the 2023 Restated Plan	3,712,000
Full value award limit applicable to grants made after December 31, 2022	5,000,000
Shares of common stock outstanding	105,278,990
(1)	Excludes 3,038,408 total full value shares outstanding under the value-neutral, or “stock-in-lieu of cash,” AAG Deferral Plan and AFG Deferral Plan. Neither plan had outstanding appreciation awards as of December 31, 2022. Outstanding PSUs are shown at target (but have been reserved under the 2005 Plan at maximum potential).
(2)	Excludes 868,369 shares issuable under the value-neutral AAG Deferral Plan, and 1,003,280 shares issuable under the value-neutral, or “stock-in-lieu of cash,” AFG Deferral Plan.
(3)	This plan has been amended to no longer allow for any matching contributions, but the 123,772 full value shares reflected in the table are legacy grants of matching shares from 2006 to 2010 and may be considered by certain institutions in economic dilution analyses.

•  Share Repurchase Activity. Over the long-term, we have sought to address shareholder concerns about dilution through share repurchases. However, the parameters under which we choose to repurchase shares are set in light of our overall capital allocation strategy, and the rate or timing of any share repurchases can be affected by market conditions. Over the past five years, we have repurchased approximately 46.8 million shares of our common stock. These share repurchases have more than offset all of the equity dilution attributable to equity grants under the 2005 Incentive Compensation Plan.

•   Expected Duration of the 2023 Restated Plan. We expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2020-2022 period. However, talent dynamics, the external macroeconomic environment, and various other exogenous factors could lead us to make larger or smaller equity grants than our historical average. As a result, we believe that the shares requested under the 2023 Restated Plan will provide us with ample flexibility to continue responsibly using shares for equity compensation for the foreseeable near-term future.

The 2023 Restated Plan also imposes a five million share limit on the maximum number of shares that may be awarded in the form of awards other than stock options or SARs (full value shares) after December 31, 2022, which is subject to adjustment as described below. When properly balanced with stock options and cash incentive compensation, we believe full value shares are an important element of retention to our compensation program that aligns with shareholder interests. We have historically used a number of full value shares to attract new, top-tier talent into the Company, and we also use full value shares to foster alignment between our employees and stockholders. We intend to continue to provide all executives, including our named executive officers, with a higher percentage of their compensation in full value awards, including restricted share awards and performance share awards (which vest only upon the achievement of specific financial targets over a specified performance period) in order to balance our long-term incentive mixture and to provide a baseline level of stock ownership that encourages all leaders to think and act like owners.

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Summary of the Material Features of the 2023 Restated Plan

The material features of the 2023 Restated Plan, as it is proposed to be amended and restated, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2023 Restated Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Exhibit A.

Administration. The 2023 Restated Plan is administered by the Compensation and Benefits Committee of the Board, which consists exclusively of directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (b) an “independent director” for purpose of the New York Stock Exchange corporate governance listing standards.

The Compensation and Benefits Committee determines which employees and independent contractors should be granted awards pursuant to the 2023 Restated Plan, the type of awards to be granted and the terms of such awards. Only the Board or, with the prior approval of the Board, the Compensation and Benefits Committee, may grant awards under the 2023 Restated Plan to non-employee directors of the Company. Subject to the terms and limitations of the 2023 Restated Plan, the Compensation and Benefits Committee has full discretion in the administration of the 2023 Restated Plan, including the interpretation and construction of any and all plan provisions, and the amendment, from time to time, of rules and regulations for the administration of the 2023 Restated Plan.

Notwithstanding the Compensation and Benefits Committee’s broad authority under the 2023 Restated Plan, other than adjustments due to changes in the Company’s capitalization, the committee may not reprice, adjust or amend the exercise price of outstanding stock options or the strike price of outstanding SARs, whether through amendment, cancellation and replacement grant, or any other means, nor permit the exchange of an outstanding stock option or SAR for cash or another award (including another stock option or SAR with an exercise price below that of the exchanged award) or any other action that is treated as a repricing under generally accepted accounting rules or the New York Stock Exchange rules, unless such action is approved by the Company’s shareholders. In addition, certain amendments to the 2023 Restated Plan require shareholder approval, as described below.

To the extent not inconsistent with applicable law and the rules and regulations of the New York Stock Exchange, the Compensation and Benefits Committee may delegate its authority under the 2023 Restated Plan to one or more of its members or officers of the Company. Such delegation authority does not extend to any action related to an award to an executive officer or non-employee director.

Available Shares of Common Stock. Subject to certain anti-dilution adjustments described below, the maximum number of shares or options to purchase shares of common stock that may be issued under the 2023 Restated Plan on or after December 31, 2022 would be 12,397,321. Of such total, no more than 5,000,000 shares may be issued after December 31, 2022 for what are referred to as “full value awards,” which are awards other than stock options or SARs. Up to all 12,397,321 shares authorized for issuance under the plan on or after December 31, 2022 may be issued subject to “incentive stock options” as defined in Section 422 of the Code.

For purposes of counting the number of shares issued against the authorized share pool, awards denominated solely in shares (such as stock options, SARs and restricted stock) and other awards that may be exercised for or convertible into shares will be counted against the authorized share pool on the date of grant of the award based on the maximum number of shares underlying the award. Awards denominated other than in shares that are exercisable for or convertible into shares will be counted based on the number of shares actually issued, when issued.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares will again be available for issuance under the 2023 Restated Plan and for shares subject to full value awards, shall be added to the number of shares that may be used for full value awards. Shares tendered or withheld by the Company to satisfy tax withholding requirements upon the vesting of awards other than stock options and SARs will also become available for issuance under the Plan and for shares subject to full value awards, shall be added to the number of shares that may be used for full value awards. In the event that (i) any stock option is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, (ii) withholding tax liabilities arising from a stock option or SAR are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (iii) any shares are purchased by the Company with the proceeds from stock option exercises, the shares so tendered, withheld or purchased shall not become available for issuance under the 2023 Restated Plan.

Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines, will not reduce the shares authorized for grant under the 2023 Restated Plan.

Shares that may be issued under the 2023 Restated Plan may be authorized and unissued shares or treasury shares, or both.

Eligibility. Employees, non-employee directors and independent contractors of the Company are eligible to receive awards pursuant to the 2023 Restated Plan. Such persons include key employees who are responsible for the management, growth, and protection of the business of the Company. As of December 31, 2022, under the current eligibility guidelines established by the Compensation and Benefits Committee, approximately 2,300 employees, 130 franchise financial advisors, and seven non-employee directors are eligible to receive awards under the 2023 Restated Plan.

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Types of Awards. Generally, the 2023 Restated Plan allows for the grant of any of the following forms of awards: (a) stock options; (b) stock appreciation rights; (c) restricted stock, restricted stock units and other stock-based awards; and (d) performance awards. Rights to dividends or dividend equivalents may be granted in connection with awards other than stock options and SARs. Awards may be granted to participants who are foreign nationals or employed outside the United States on such terms and conditions different from those applicable to awards granted to participants in the United States, which may, in the judgment of the Compensation and Benefits Committee, be necessary or desirable in order to recognize differences in local law or tax policy.

Stock Options. A stock option provides for the right to purchase a specified number of shares of common stock at a specified price per share typically called the “exercise price.” Generally, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date on which the stock option is granted. The fair market value of a share on the date of grant is determined by the closing share price on such date. A stock option may be either an incentive stock option, which qualifies for special tax treatment, or a nonqualified stock option.

Generally, no stock option may be exercisable after the expiration of ten years from the date such option is granted, or upon the expiration of such earlier date as the agreement granting such option provides. Subject to certain exceptions (e.g., substitute awards issued in connection with a corporate acquisition by the Company, awards granted to a person newly hired or retained to perform services for the Company, awards granted in connection with the promotion of an employee, or the death, disability, retirement or other termination of a participant, the occurrence of a corporate transaction such as a change in control of the Company, or special circumstances determined by the Compensation and Benefits Committee), stock options must have a minimum vesting period of one year.

As permitted by the Compensation and Benefits Committee, payment of the exercise price may be made in cash, by tendering previously acquired shares (valued at their then fair market value), by means of a broker-assisted sale program, or by withholding shares otherwise issuable in connection with the exercise of the stock option.

Stock Appreciation Rights. A SAR, is a right to receive the fair market value of a specified number of shares of our common stock less a specified price per share or “strike price.” Generally, the strike price may not be less than 100% of the fair market value of a share of common stock on the date on which the SAR is granted. The fair market value of a share on the date of grant is determined by the closing share price on such date. SARs may be granted alone or in conjunction with a stock option, performance award or other award under the 2023 Restated Plan. The Compensation and Benefits Committee will determine whether SARs will be paid in cash, shares or other property, or any combination thereof.

Generally, no SAR may be exercisable after the expiration of ten years from the date such SAR is granted, or upon the expiration of such earlier date as the agreement granting such SAR provides. With the exception of the events described above for stock options, SARs must have a minimum vesting period of one year.

Restricted Stock, Restricted Stock Units and Other Share-Based Awards. Restricted stock awards are shares of common stock that are subject to forfeiture during a vesting period, and restricted stock unit awards are awards that are valued by reference to shares of common stock.

Restricted stock unit awards, or RSUs, may be paid by the Company in cash, shares or other property, or any combination thereof.

The Compensation and Benefits Committee may grant restricted stock, restricted stock units and other share-based awards to participants, either alone or in addition to other awards granted under the 2023 Restated Plan. In addition, restricted stock, restricted stock units and other share-based awards are available as a form of payment of performance awards and other earned cash-based incentive compensation.

Generally, restricted stock, restricted stock units and other share-based awards must have a minimum vesting period of one year from the date of grant (but permitting pro rata vesting over such time) except for: (a) the events defined above for stock options; (b) grants made in the form of performance awards, in which case the minimum vesting period shall be one year; (c) grants made in payment of performance awards and other earned cash-based incentive compensation; (d) grants made solely in lieu of the cash payment of the employee portion of deferred compensation and the earnings thereon; or (e) grants made under special circumstances determined by the Compensation and Benefits Committee. The foregoing minimum vesting period does not apply to awards granted to Directors or any consultant or advisor providing services to the Company.

Unless otherwise provided in an applicable award agreement, beginning on the date of grant of an award of restricted stock, the participant shall become a shareholder of the Company with respect to all shares subject to the award and shall have all of the rights of a shareholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. A participant receiving an award of restricted stock units or other share-based award shall not possess voting rights with respect to such award.

Performance Awards. Performance awards are awards that are valued based on the achievement of specified performance objectives during a specified performance period. Performance awards may be paid by the Company in cash, shares of common stock or other property, or any combination thereof. Performance awards must have a performance period of at least one year.

Transferability. A participant’s rights in an award granted under the 2023 Restated Plan may only be assigned or transferred in the event of death.

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Tax Withholding. The exercise or payment of awards and the issuance of shares under the 2023 Restated Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. The Compensation and Benefits Committee may permit a participant to pay taxes required to be withheld with respect to an award in any appropriate manner, including, without limitation, by the surrender to the Company of shares of common stock owned by such person, or settled with shares of common stock that are part of the award giving rise to the tax withholding liability.

Anti-Dilution Adjustment. If the outstanding shares of our common stock are changed by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Compensation and Benefits Committee will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the 2023 Restated Plan and in the terms of certain outstanding awards, including the number of shares or securities subject to awards and the exercise price or other stock price or share-related provisions of awards.

Termination of Employment. Our Compensation and Benefits Committee will determine the extent to which each award granted under the 2023 Restated Plan will vest, continue to vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability, or retirement of an employee or termination of employment of an employee in connection with a change of control.

Clawback. All awards granted under the 2023 Restated Plan are subject to any recoupment policy adopted by the Company or otherwise required by law or regulation. All awards held by members of our Executive Leadership Team granted under the 2023 Restated Plan that constitute incentive compensation are subject to recoupment or “clawback” if the executive is found to have engaged in certain types of misconduct, in addition to certain cases involving an accounting restatement. We expect to revise our clawback policy in 2023 to conform to new Securities and Exchange Commission and New York Stock Exchange rules and awards granted under the 2023 Restated Plan will be subject to the revised policy.

Change in Control. Under the 2023 Restated Plan, in the event of a Change in Control (as such term is defined in the 2023 Restated Plan), a participant’s awards will immediately vest if the participant’s employment is terminated within the two-year period following the Change in Control in a manner that entitles the participant to benefits under the severance plan covering the participant. For performance-vesting awards, our Compensation and Benefits Committee will determine the level of performance obtained based on the performance results through the last day of the calendar quarter ending on or immediately prior to the termination date, and the award shall be prorated based on the portion of the applicable performance period that has elapsed through the termination date.

Unless otherwise provided by our Compensation and Benefits Committee prior to a Change in Control, including in any applicable award agreement, in the event of a Change in Control, any outstanding awards granted on or after April 26, 2023, that is not assumed, continued or substituted by the acquiror or surviving entity in connection with such Change in Control will immediately vest, and with respect to any award that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with such Change in Control shall be prorated and/or based upon the level of performance obtained on the performance results through a date prior to the Change in Control determined by our Compensation and Benefits Committee.

Amendment or Termination. The 2023 Restated Plan may be amended in whole or in part at any time and from time to time by the Board. However, no amendment may be made without shareholder approval if such amendment would: (a) increase the number of shares of common stock available for grant under the 2023 Restated Plan; (b) expand the types of awards available under the 2023 Restated Plan; (c) materially expand the class of persons eligible to participate in the 2023 Restated Plan; (d) decrease the minimum stock option exercise price or SAR strike price; (e) amend or repeal the prohibitions against repricing or exchange of awards; (f) increase the maximum permissible term of any stock option or SAR; or (g) reduce the minimum vesting periods for awards.

Plan Term. The 2023 Restated Plan will become effective upon its approval by the shareholders of the Company. No grants of awards may be made under the 2023 Restated Plan after April 26, 2033 or, in the case of incentive stock options, February 23, 2033.

New Benefits Under the 2023 Restated Plan. The benefits to be received by participants and the number of shares to be granted under the 2023 Restated Plan cannot be determined at this time. The amount and form of grants to be made in any year is to be determined at the discretion of the Compensation and Benefits Committee, and may vary from year to year and from participant to participant.

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Certain Federal Income Tax Consequences of Plan Awards. The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the 2023 Restated Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes.

Incentive Stock Options. A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the 2023 Restated Plan or upon the exercise of such option by the participant. Upon disposition of the shares after expiration of the statutory holding period, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding period. Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding period (a “disqualifying disposition”), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code) at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

Nonqualified Stock Options. A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any nonqualified stock option is granted under the 2023 Restated Plan. When a participant exercises a nonqualified stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Stock Appreciation Rights. A participant will not realize income upon the grant of a SAR. Upon exercise, the participant will realize ordinary income and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) in an amount equal to the cash received plus the fair market value (on the date received) of any shares or other property received.

Restricted and Unrestricted Stock. Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) a participant will not realize income upon the grant of restricted stock; (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

Performance Awards. Generally, a participant will realize ordinary income, and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code), when cash, shares, or a combination of cash and shares are delivered to the participant in settlement of a performance award or certain other stock-based awards. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares received on the date they are received.

Section 409A. Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2023 Restated Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

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Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) – shares
Equity compensation plans approved by security holders	4,317,924(1)	$160.57	8,685,321
Equity compensation plans not approved by security holders	3,038,408(2)	—	1,871,649(3)
Total	7,356,332	$160.57	10,556,970

(1)	Includes 1,539,850 share units subject to vesting per the terms of the applicable plan which could result in the issuance of common stock. As the terms of these share-based awards do not provide for an exercise price, they have been excluded from the weighted average exercise price in column B. The maximum number of PSUs that could be earned under outstanding PSU grants is reflected but will not necessarily be earned subject to performance conditions.
(2)	Includes 3,038,408 share units subject to vesting per the terms of the applicable plans which could result in the issuance of common stock. For additional information on the Company’s equity compensation plans, see Note 19 — Share-Based Compensation to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022. The non-shareholder approved plans consist of the AAG Deferral Plan and AFG Deferral Plan.
(3)	Consists of 868,369 shares of common stock issuable under the AAG Deferral Plan, and 1,003,280 shares of common stock issuable under the AFG Deferral Plan. Excludes 3,258,635 shares available for future issuance under 2008 Plan as of December 31, 2022, all of which were cancelled with the Board’s action on February 23, 2023
Both the AAG Deferral Plan and the AFG Deferral Plan are value-neutral and detailed descriptions of our equity compensation plans can be found in Note 19 – Share- Based Compensation to our Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022. Information concerning the market for our common shares and our shareholders can be found in Part II, Item 5 of this Annual Report on Form 10-K for the year ended December 31, 2022.

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REPORT OF THE AUDIT AND RISK COMMITTEE

The Audit and Risk Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit and Risk Committee to prepare the Company’s consolidated financial statements, to plan or conduct audits or investigations or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The Company’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for the audit of the Company’s consolidated financial statements and the audit of the effectiveness of the Company’s internal control over financial reporting. In addition, the independent registered public accounting firm is responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit and Risk Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit and Risk Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit and Risk Committee has received the written disclosures and the letter from its independent accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit and Risk Committee concerning independence and has discussed with the independent accounting firm its independence.

The Audit and Risk Committee discussed with the Company’s general auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Risk Committee meets with the general auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit and Risk Committee meets with the chief executive officer and chief financial officer of the Company to discuss the Company’s control environment and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2022 Annual Report to Shareholders and, for filing with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Members of the Committee

Christopher J. Williams (Chair)	Dianne Neal Blixt	Armando Pimentel, Jr.	Brian T. Shea	W. Edward Walter III

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Item 5 —	Ratification of Audit and Risk Committee’s Selection of Pricewaterhouse-Coopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023
The Board of Directors recommends a vote “FOR” the following resolution. Proxies will be voted “FOR” the following resolution unless otherwise specified:
RESOLVED, that the Audit and Risk Committee of the Board of Directors’ selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2023 is ratified.

PricewaterhouseCoopers LLP was our independent accounting firm for the 2022 fiscal year and the Audit and Risk Committee has engaged the firm for our 2023 fiscal year. We disclose the fees paid to PricewaterhouseCoopers LLP for their services in our 2021 and 2022 fiscal years in this section. PricewaterhouseCoopers LLP has served as the Company’s external auditor since fiscal year 2011.

We provide important additional information about the Audit and Risk Committee’s oversight of PricewaterhouseCoopers LLP on page 27. We are asking shareholders to ratify the Audit and Risk Committee’s engagement of PricewaterhouseCoopers LLP, for 2023.

The members of the Audit and Risk Committee and the Board of Directors believe that the continued engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders. In the event the shareholders do not ratify the appointment, the Audit and Risk Committee will consider other accounting firms for 2023. The Audit and Risk Committee will be under no obligation, however, to appoint new independent auditors.

One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Independent Registered Public Accounting Firm Fees

The following presents the aggregate fees billed for professional services by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the year beginning January 1, 2022, in fiscal year 2022, and for the year beginning January 1, 2021, in fiscal year 2021, for these various services:

Description of Fees	Fiscal Year 2022 Amount	Fiscal Year 2021 Amount
Audit Fees	$ 12,062,000	$ 10,794,000
Audit-Related Fees	5,499,000	3,850,000
Tax Fees	191,000	191,000
All Other Fees	23,000	688,000
Total	$ 17,775,000	$ 15,523,000

Audit Fees

The audit fees set forth above consist of fees for professional services during each fiscal year in connection with the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The audit-related fees set forth above consist of fees for attest, assurance and related services that were reasonably related to the performance of the audit or review of the Company’s internal controls, including custody rule examinations, service organization control reports, comfort letters, employee benefit plan audits and agreed upon procedures engagements.

Tax Fees

The tax fees set forth above consist of fees for tax services performed during each fiscal year, including tax compliance, tax advice, and tax planning.

All Other Fees

All other fees set forth above consist of fees for miscellaneous advisory and consulting services other than audit, audit-related or tax services.

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Services to Associated Organizations

PricewaterhouseCoopers provided other services to associated organizations of the Company. These amounts included $16,074,000 and $12,476,000 for services provided by PricewaterhouseCoopers in 2022 and 2021, respectively, primarily for performing audits and tax compliance services for mutual funds, collective funds and alternative investment funds.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of the Company’s independent registered public accounting firm are subject to the specific pre-approval of the Audit and Risk Committee. All audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm require pre-approval by the Audit and Risk Committee in accordance with pre-approval procedures established by the Audit and Risk Committee.

The procedures require all proposed engagements of the Company’s independent registered public accounting firm for services of any kind to be directed to the Company’s general auditor and then submitted for approval to the Audit and Risk Committee or to the Audit and Risk Committee chair prior to the beginning of any services. The Audit and Risk Committee has delegated such approval authority to its chair, to be exercised in the intervals between committee meetings.

In 2022, 100% of the services provided by PricewaterhouseCoopers for the Company and its subsidiaries were pre-approved by the Audit and Risk Committee or its chair.

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COMPENSATION AND BENEFITS
COMMITTEE REPORT

Dear Fellow Shareholders:

As members of the Compensation and Benefits Committee we are responsible for ensuring that our executive compensation program:

•	Aligns with long-term interests of our shareholders;
•	Adheres to our pay-for-performance philosophy;
•	Attracts and retains a talented executive team; and
•	Thoughtfully incentivizes successful execution of our long-term strategy.

This year, Ameriprise delivered excellent financial and business results that reflected our ability to serve clients’ needs comprehensively, adapt to market-driven headwinds and opportunities, as well as high quality execution of our strategic priorities, despite a highly challenging equity market environment and investor uncertainty. Additionally, our leadership team maintained focus on engaging, developing and retaining our employees and advisors and serving our clients and supporting our communities. At the same time, our proven track record of outperformance with our strong foundation allowed us to continue to return capital to shareholders and reinvest in the business.

The Compensation and Benefits Committee applies a disciplined, quantitative and objective performance-based approach to executive compensation decisions, which are based on our performance assessment, consisting of both financial and strategic goals. Ameriprise’s performance measures and targets are set in line with business and strategic plans and assessed at year end against those measures. The compensation program is structured to provide a balance of quantitative and qualitative assessments for our executives, well suited for the current environment. The Board and management team have prioritized creating an outstanding employee experience, which is essential to our long-term success. To ensure a direct alignment with compensation decisions, attracting, engaging and developing talent is a core component of the performance assessment.

Our Compensation Discussion and Analysis that follows highlights the disciplined performance-based approach that aligns to our strategy and is in the best interest of our clients and shareholders. Our executive compensation program has been developed and continues to be enhanced based on the competitive landscape across the industry as well as shareholder feedback. Shareholders approved our program at the 2022 Annual Meeting. Our committee is and will remain steadfast in maintaining an executive compensation program that is informed by ongoing dialogue with our shareholders and meets intended objectives.

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2022 Annual Report on Form 10-K.

Members of the Committee

Dianne Neal Blixt (Chair)	Amy DiGeso	Armando Pimentel, Jr.	Robert F. Sharpe, Jr.	W. Edward Walter III

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Pay for Performance Highlights

What to look for:	Where to find it:
Compensation program objectives	“Our Executive Compensation Structure and Pay Mix is Aligned to our Stakeholders” on page 60.
NEO Pay determinations based on performance criteria that use weighted, pre-set objectives	“We Have a Disciplined, Quantitative and Objective Approach to Determining Compensation Awards” on page 60.
Financial performance is the highest weighted input for assessments	“2022 Company Financial and Strategic Business Assessment” on pages 61 to 64.
Disclosure of actual performance of historical incentive awards	“Financial Performance Assessment” on pages 61 to 62 and “2020-2022 PSU Award Earnout (Granted Jan. 2020)” on page 72.

2022 Financial Performance Highlights

Set new highs for adjusted[1] operating net revenue, earnings and earnings per share, building off a record 2021.
Managed expenses prudently to mitigate market pressure while investing in strategic initiatives across the firm.
Significantly grew Ameriprise Bank, FSB and certificate assets by 59% to $29 billion, delivering excellent financial results in higher interest rate environment
Significant return of capital to shareholders, including raising our dividend by double-digits - our 18th increase since becoming a public company.

(1)	Reflects adjusted operating results, excluding unlocking and AOCI. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are on page A-1.

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Shareholder Engagement on Executive Compensation

Shareholder Engagement. As discussed on page 30, our ongoing shareholder engagement continues to be a priority for us and feedback received informs the actions of our Board and Compensation and Benefits Committee. In 2022, executive and senior leaders, including, in certain cases, our Presiding Director, met with or heard from shareholders representing more than 43% of outstanding shares to discuss compensation-related matters and other areas of focus. These shareholders expressed support of our Company’s overall approach for compensating named executive officers.

2022 Say on Pay Results. Our 2022 say on pay vote received positive support from approximately 81% of shareholders who voted. In developing the structure and amount of 2022 compensation as described in the Compensation and Discussion Analysis starting on page 56, the Committee discussed and considered this positive 2022 say on pay vote as well as feedback received from our engagement with shareholders.

Our Compensation Philosophy, Program and Approach

We Have an Aligned, Performance-Based Executive Compensation Philosophy

Our executive compensation philosophy is to align the financial outcomes of management with those of shareholders. Strong, stable senior leadership is a critical driver of success for our business and our approach to executive compensation has helped provide this stability and leadership. The executive incentive program incentivizes leadership and results which generate sustainable long-term shareholder value. The executive compensation program is designed to attract, motivate, engage, reward, and retain executives whose leadership is exemplary and whose vision, strategy and executional excellence drives sustained shareholder value by achieving and exceeding the Company’s financial and strategic goals.

We Take a Strategic Approach to Executive Compensation

The strength, stability, and consistent success of Ameriprise over the last 18 years has been driven by the extraordinary leadership of our chairman and CEO and executive leadership team. Our approach to executive compensation has helped ensure our strategy to employ extremely talented executives in the industry who have consistently delivered outstanding results for our clients, shareholders, financial advisors, and employees.

We take a measured and thoughtful approach to executive compensation which is:

Aligned to Financial and Business Results	Competitive	Balanced	Responsive to Investor Feedback
Individual performance- based pay decisions are directly linked to the overall success of Ameriprise’s financial and business assessment – in addition to overall leadership impact of our executives	Individual base, short-term cash, and long-term incentive targets are informed by the extremely competitive financial services industry, in addition to the overall experience and impact of our leaders	95% of our CEO executive pay is delivered in variable compensation – with about 50% of compensation mix in long-term incentive awards, including 3-year cliff-vested performance share units, to ensure complete alignment with long-term financial interests of our clients and shareholders	Our executive compensation structure is responsive to shareholder feedback, with different performance measures for the annual cash incentive from long-term equity incentives. The cash portion is subject to annual leverage based on business results. Long-term incentive awards are made within predetermined ranges based, in part, on leadership impact and to ensure close alignment with shareholder interests

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We Set Pay Targets and Determine Actual Pay in a Disciplined, Measurement-Based and Highly Governed Annual Cycle

Determining executive pay is a disciplined annual process and a primary responsibility of the Compensation and Benefits Committee of the Board. Our process incorporates critical external and internal inputs to ensure balanced, objective and fair outcomes which are aligned with the best interest of our shareholders.

We Factor Several Critical Considerations into Our Pay Decisions:

Ameriprise is an extraordinary Company led by a highly capable, collaborative, experienced team. Our thoughtful compensation approach takes into account:

•	Size, scope, complexity of our diversified financial services business
•	Compensation outcomes, approach and pay structures of our external Peer Group
•	Extremely competitive labor market for experienced leadership talent in high-performing firms
•	Experience, impact, and capability of each executive
•	Sustained outperformance and results delivered to clients, shareholders, and employees

We Have an Experienced, Tenured, Results- and Values-Driven Leadership Team

•	Tenure & Experience of chairman and CEO – Our chairman and CEO has led the Company to consistently strong results since spin 18 years ago. The average tenure of S&P 500 companies is 7 years.
•	Tenure, Experience & Consistency of Executive Leadership Team – 40% of our current executive leadership team have led Ameriprise’s success together since spin 18 years ago.
•	Extraordinary Results – Ameriprise has delivered consistently exceptional results for our clients, shareholders and employees.
We have the #1 total shareholder return in the S&P 500 Financial Services Index since our spin in 2005 through December 31, 2022.
•	Differentiated Culture – Ameriprise has established a values-driven culture that has not only achieved significant out-performance but has continued to foster an inclusive culture of caring where our employees can thrive and deliver outstanding results for clients and shareholders.

Our compensation strategy is focused on ensuring that our chairman and CEO, in addition to the rest of our high-performing leadership team, are incented and rewarded to continue to deliver extraordinary results for our clients, shareholders and employees as they have done together for the past 18 years.

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Our Updated Peer Group Reflects Our Diversified, Global Business

Ameriprise Financial is a complex, diversified business and a leader in Advice & Wealth Management, Asset Management and Retirement & Protection Solutions. The Compensation and Benefits Committee, along with our Executive Compensation Consultant, Semler Brossy, reviews our external peer group on an annual basis. Our peer group reflects the size, scope, and complexity of our business, in addition to the select market in which we compete for executive talent.

Adjustments were made to our peer group in 2022 to reflect the strategic transformation of our organization, in addition to our evolving competitive landscape, and to be more consistent with the diversification of our business and the industries within which we operate. We added The Carlyle Group and Jeffries Financial Group to reflect the evolution of our overall global asset management business. Affiliated Managers Group and Franklin were removed due to misalignment of business models and operations. Lastly, Northern Trust was also removed as it is primarily a trust and custody business, and we are already well-represented in that space.

Peer Group (Effective July 2022)
Asset Management	Advice & Wealth Management	Retirement & Protection
BlackRock	Bank of New York Mellon	Aflac
The Carlyle Group	Charles Schwab	Lincoln Financial
Jeffries Financial Group	Morgan Stanley	Principal Financial
Invesco	Raymond James	Prudential Financial
T. Rowe Price	State Street
U.S. Bancorp

We Continue to be Thoughtful and Balanced in Determining CEO Target Pay

In 2022, we completed a detailed analysis of the chairman and CEO’s total compensation target. Despite the Company’s outperformance compared to peers over the last one-year, three-year, and five-year, Mr. Cracchiolo’s 3-year compound annual growth rate (CAGR) for actual total compensation was -2.3% for the period ending December 31, 2021. His total compensation target had not been reevaluated since his pay structure was changed in 2019. Given Mr. Cracchiolo’s longstanding, exemplary leadership and results versus peers, his commitment to the firm and shareholders, and our desire for his continued leadership of the firm in the coming years, the Compensation and Benefits Committee concluded that an increase to Mr. Cracchiolo’s pay target was both warranted and appropriate.

Several consequential considerations include:

•	Performance over the last five years has been outstanding when compared to peers, driven by Mr. Cracchiolo’s exceptional leadership.
•	Ameriprise has achieved the #1 total shareholder return in the S&P 500 Financials Index since our spin-off in 2005 (through December 31, 2022).
•	Company performance was successfully achieved while simultaneously transforming the business with Advice & Wealth Management as our key growth driver aided by accelerating the growth of Ameriprise Bank, FSB, integrating the acquisition of BMO’s Global Asset Management (EMEA) business, as well as improving the risk/return of our Retirement & Protection solutions business through strategic repositioning.
•	Mr. Cracchiolo fosters a culture of critical strategic thinking, executional excellence, innovation, inclusion and organizational effectiveness. This has contributed to outperformance for shareholders, industry-leading satisfaction for clients and advisors as well as excellent employee engagement and retention.
•	Ameriprise has methodically rebalanced its business over the last several years while performing in the top quartile of nearly every financial category relative to peers.
•	Target pay is positioned slightly higher than peer proxy actual median, which we maintain is appropriate positioning given Ameriprise’s enviable track record under Mr. Cracchiolo’s leadership of outperformance for our clients and shareholders.
•	Mr. Cracchiolo has led the Company to consistently strong results since our spin-off 18 years ago. The average tenure of S&P 500 companies is seven years.
•	Target pay had not been updated since 2019.

As a result, Mr. Cracchiolo’s total compensation target is comprised of base salary of $1.25 million, an annual incentive target of $5 million (which is subject to leverage based on formulaic assessment results), and a long-term incentive award target range of $12 million to $16 million (which is not subject to leverage). The actual LTIA Award is based on both the formulaic assessment results, and Mr. Cracchiolo’s demonstrated leadership impact on Ameriprise’s business and financial results each year.

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Our Executive Compensation Structure and Pay Mix is Aligned to Our Stakeholders

Our focus is to ensure our executive pay structure is aligned to our performance and in the best interest of our clients and shareholders with a significant portion of pay for all executives in variable or “at risk” compensation. Further, the majority of our incentive pay is delivered in long-term incentives (half of which are delivered in PSUs which are further deferred and payouts contingent upon 3-year adjusted return on equity, adjusted earnings per share and total shareholder return achievement). Detailed elements of our structure include:

2022 Total Target Compensation for CEO

2022 Total Target Compensation for NEOs* (excluding CEO)

* Mr. Davies is excluded from the above chart. Since Mr. Davies is located in the U.K., the terms and composition of his compensation reflect the requirements of local regulations, including the UCITS V Remuneration Code (SYSC 19E) that came into effect in 2017 and the MIFIDPRU Remuneration Code (SYSC 19G) which came into effect in 2022, both of which fall under the Financial Conduct Authority (FCA).

We Have a Disciplined, Quantitative and Objective Approach to Determining Compensation Awards

The Compensation and Benefits Committee makes decisions on pay for the Chairman and CEO and other NEOs based on clearly established goals and metrics for both business unit performance outcomes and leadership impact.

Step 1:	Financial Performance and Business and Strategic Performance Rating of Ameriprise determine the total incentive amount that has leverage applied and funding for long-term incentive awards (see pages 61-64 for details).
Step 2:	Each executive is evaluated based on performance and results from a Goal and Leadership perspective (see pages 65-71 for details).
Step 3:	Annual Cash Award: Each executive is awarded an annual cash bonus leverage between 0-175% based on their rating outcome.
Step 4:	Long-Term Award: Each executive is separately awarded long-term incentive awards within a targeted range. Awards are based on their rating outcome. Inputs to ratings include: business results, leadership impact, long-term achievement and contribution to shareholder value creation.

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2022 Financial and Strategic Business Assessment

In 2022, Ameriprise extended our track record of outperformance compared to our established targets. We delivered excellent financial and business results that reflected our ability to serve clients’ needs comprehensively as well as high-quality execution of our strategic priorities. We demonstrated consistent financial strength despite a highly challenging market environment and investor uncertainty. Compared to the prior year, we generated positive results and overcame significant equity and fixed income market depreciation as well as related volatility.

Overall financial and business results exceed planned expectations despite the challenging backdrop under which we were operating.

Financial performance highlights included:

•	record net revenue with strong fee-based core and complementary spread-based growth
•	record earnings and earnings per share
•	record Advice & Wealth Management net revenue, pretax earnings and margin
•	record levels of client net flows in Advice & Wealth Management
•	significant growth and expansion of Ameriprise Bank, FSB, adding another strong revenue and profit driver
•	Asset Management strength and foundation to navigate market environments, successful ongoing integration of recent acquisition and disciplined expense management
•	continued strategic positioning of Retirement & Protection Solutions to lower our risk profile while strongly improving portfolio yields as well as delivering significant earnings and free cash flow
•	continued high-quality balance sheet fundamentals and capital management

Financial Performance Assessment

This financial performance component assessment aligns to our five core shareholder performance measurements below. Targets reflect impacts associated with the market environment in 2022.

Our financial and strategic business goals and targets are set in February of each year. Each financial and strategic business goal has pre-determined target levels of performance (set at “3” on a 5-point scale), with clearly established criteria for each goal assessment within the 1-5 scale (e.g., 1 = not meeting, 3 = meeting target, 5 + exceeding target). Targets reflected impacts associated with the market environment in 2022. Actual performance is evaluated measured against each financial and strategic established target.

Ameriprise Performance % of Award Opportunity	Measurements	Overall Weighted Assessment
	1. Net Revenue 2. Earnings 3. Earnings Per Share 4. Return on Equity 5. Balance Sheet Quality	4.7
Performance Considerations for Each Component (70%)*	Assessment
Net Revenues ($ in millions) (15%)

4.2

Earnings ($ in millions) (25%)

5.0

Earnings Per Diluted Share (20%)

5.0

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Return on Equity Excluding AOCI (20%)

5.0

Balance Sheet (20%)

Strong Balance Sheet and Enterprise Risk Management (ERM) capabilities allowed us to successfully navigate a challenging economic environment while maintaining strong capital, liquidity, and collateral positioning, as well as to enable rapid growth and expansion of Ameriprise Bank, FSB as well as certificate products	4.3
Returned $2.4 billion or approximately 85% of adjusted operating earnings to shareholders – 12th consecutive year of returning capital to shareholders at this differentiated rate, including raising our dividend 11% -- all while maintaining significant growth investments
High-quality, AA-rated investment portfolio
Maintained strong capital and liquidity position
Capitalized on higher interest rate environment to reposition our short duration portfolio and enhance yield

Overall Weighted Assessment	4.7

*Figures above reflect adjusted operating results before unlocking that reflect the Company’s annual review of insurance and annuity valuation assumptions and model changes and the Long-Term Care (LTC) gross premium valuation. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are on page A-1.

#1 Total Shareholder Return within S&P 500 Financials Index Since Our Spin-off in 2005

Total Shareholder Return — *September 30, 2005 – December 31, 2022

Time Period	Ameriprise	S&P 500 Financials Index	S&P 500 Index
1 – Year	5%	-11%	-18%
3 – Year	99%	18%	25%
5 – Year	106%	36%	57%
Since Spin	1,143%	106%	342%

Source: Bloomberg

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Business and Strategic Performance Measures and Assessment

The Business and Strategic Performance measures align to our five strategic focus areas and are designed to assess key non-financial accomplishments that contributed to the Company’s results during the year, consistent with our long-range plan.

The committee evaluated performance against established targets. The Company adapted and effectively managed and navigated significant volatility and market depreciation to drive growth and deliver against our strategic priorities.

In 2022, Ameriprise reinforced its reputation for growth by generating record results that exceeded our assessment metric targets. In addition, we continued to make meaningful investments in the business to support both short- and long-term growth objectives. Importantly, the Company made significant progress in achieving its long-term strategy while remaining committed to maintaining and enhancing our culture of performance, collaboration and care for our clients, employees and advisors – a key differentiator.

Ameriprise Performance % of Award Opportunity	Measurements	Overall Weighted Assessment
	1. Drive profitable growth in Advice & Wealth Management 2. Profitably grow our Global Asset Management business 3. Prudently grow our Retirement & Protection businesses while managing profitability 4. Reengineer and make targeted investments for growth 5. Attract, engage, and develop talent	4.1

The following shows performance considerations, results and the assessment for each of the Business and Strategic assessment components.

Performance Considerations for Each Component	Assessment
Drive profitable growth in Advice & Wealth Management (30%)

Delivered strong and profitable growth with record client flows of $42.5 billion	4.33
Significantly grew Ameriprise Bank, FSB and certificate assets by 59% to $29 billion, delivering excellent financial results in higher interest rate environment
Generated record advisor productivity at $827,000 in net revenue per advisor with excellent retention and satisfaction, as well as a strong year of experienced advisor recruiting
Delivered our consistent Ameriprise Client Experience, including ongoing investments in advice insights, goal-based product solutions, digital engagement and advisor tools
Continued to earn excellent client satisfaction at 4.9 out of 5 stars
Ranked as the No. 2 brand among Financial Services firms for Customer Trust according to Forrester’s 2022 U.S. Customer Trust Index
Earned J.D. Power certification for fourth consecutive year for providing an “outstanding customer service experience” to our financial advisors who contact the Company by phone for assistance

Profitably grow our Global Asset Management business (15%)

Successfully navigated significant global market headwinds while maintaining a consistent focus on our executing our strategies. Total Assets Under Management impacted by equity and fixed income market depreciation and negative foreign currency translation	3.00
Strong net inflows in Institutional were more than offset by industry-wide pressure on retail flows
Demonstrated ability to successfully integrate complex acquisitions with significant progress on the integration of BMO Financial Group’s EMEA business, a highly complementary acquisition that considerably expanded investment capabilities and our European presence, particularly in Institutional

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Meaningfully enhanced our operational strength, digital presence and analytics through steady investment in disciplined focus areas
Maintained critical long-term investments despite market headwinds while enhancing operations and reducing expenses strategically
Recognized with 131 four- and five-star Morningstar rated funds globally, reflecting the breadth and strength of investment capabilities across equity, fixed income and asset allocation strategies
Delivered strong investment performance over 3-, 5- and 10-year time periods with 1-year performance impacted by market dislocation

Prudently grow our Retirement & Protection businesses while managing profitability (15%)

Well positioned to serve client needs and generate very good returns, reflecting ongoing and meaningful progress to appropriately risk-adjust these businesses	3.67
Continued strategic repositioning with significant business shift from fixed/guaranteed products in annuities and life insurance to products that are more asset accumulation- focused and do not offer living benefit guarantees
Enhanced service, operations and underwriting to increase efficiency and ease of doing business
Life insurance in force remained strong at $199 billion; variable annuity account balances declined due to both our strategic actions and overall industry trends

Re-engineer and make targeted investments for growth (15%)

Invested more than $240 million to support business growth	4.00
Provided significant leadership and resources to major strategic initiatives advancing our capabilities and value propositions to drive future growth: artificial intelligence, digital, automation, data/analytics, Responsible Investment and integrated technology ecosystem
Able to respond and adapt appropriately to ongoing changes to global regulatory landscape
Continued to re-engineer to enhance operating models to drive greater efficiency and fund growth investments, including more than $58 million in re-engineering expense savings

Attract, engage, and develop talent (25%)

Continued to ensure a highly engaged workforce with 85% employee engagement in annual survey, consistently outperforming industry benchmarks against financial services peers and general industry firms – with strong performance across all employee survey dimensions, including integrity, leader effectiveness, respect and client focus	4.67
Excellent retention of high-performing employees at 91%
Recognized for our commitment and progress supporting DEI – increased DEI Index to 87%
Continued to manage our business responsibly and remained focused on the interests of all stakeholders. Included in Bloomberg Gender Equality Index; multiple FTSE4Good indices and the Disability Equality Index, and recognized as a military-friendly employer

We believe that disclosing the components and individual targets incorporated in the Balance Sheet Quality and the Business and Strategic Performance objectives would result in competitive harm to the Company. Such disclosure could provide our competitors with insight regarding confidential business strategies without meaningfully adding to our shareholders’ understanding of the metric.

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2022 NEO Compensation and Performance Summary

Led by Mr. Cracchiolo, our executive team delivered outstanding results in a volatile and challenging year. The annual cash and long-term awards provided to them reflect their consistency and ability to deliver exceptional performance for our stakeholders, including our shareholders.

Both the annual and long-term awards provided to Mr. Cracchiolo and other NEOs were calculated (on the Company’s 1–5-point rating scale) based on results achieved and according to the pre-established metrics and target level of performance for each financial and strategic business goal. Both the Annual Incentive Awards and Long-Term Incentive Awards are within target ranges determined by the Compensation and Benefits Committee.

James M. Cracchiolo Chairman and Chief Executive Officer	2022 Compensation Decisions (thousands)

Responsibilities:

Mr. Cracchiolo is the Chairman and CEO of Ameriprise Financial. He sets the vision and strategy for the Company and ensures strong execution across our global organization.

He is also responsible for fostering strong board governance and defining and reinforcing our culture, talent, and organizational effectiveness.

	Base Salary	$1,025
	Annual Cash Incentive	$8,125
	Long-Term Incentive Award	$16,000
	Total Direct Compensation	$25,150

Summary of 2022 Key Achievements and Compensation- Related Considerations	In a challenging market environment, Mr. Cracchiolo provided exemplary and essential leadership and continued to drive the business forward through his vision and oversight of the Company’s strategy and execution. Ameriprise generated superior shareholder value in 2022 with significant financial and strong metric results, including Advice & Wealth Management delivering an outstanding year as the core growth driver of the diversified firm. We continued to complement our fee-based businesses by accelerating the growth of Ameriprise Bank, FSB as we adapted and strategically evolved our business mix to capture opportunities in a rising interest rate environment. In addition, the Company continued to reinforce its strong client-centric culture, employee engagement and organizational effectiveness while managing a complex operating environment, ensuring effective risk management and generating shareholder value.
Financial Results

•    Set new highs for adjusted operating net revenue, earnings and earnings per share, building off a record 2021 and reflecting successful navigation in a challenging market environment

•    In 2022, significantly outperformed the total shareholder return of peers and market indices – far outpacing the double-digit, negative returns of the S&P 500 Financials Index and the S&P 500 Index

•    Our strong outperformance in 2022 was consistent with outperformance over many years and helped Ameriprise to achieve #1 total shareholder return within the S&P 500 Financials Index since our spin-off in 2005 through December 31, 2022

Note: Targets reflect impacts associated with the market environment in 2022

Time Period	Ameriprise	S&P 500 Financials Index	S&P 500 Index
1 – Year	5%	-11%	-18%
3 – Year	99%	18%	25%
5 – Year	106%	36%	57%
Since Spin	1,143%	106%	342%

Source: Bloomberg

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Business and Strategic Performance	Led Company strategy and orchestrated execution to deliver strong results against our annual plan while advancing our long-term growth objectives:
	•	Achieved the next level of growth and performance in Advice & Wealth Management by investing in and delivering a consistent client and advisor experience to drive engagement and deliver profitable growth, including record client net inflows of $42.5 billion
	•	Significantly grew Ameriprise Bank, FSB and certificate assets 59% to $29 billion, adding another strong revenue and profit driver
	•	In Asset Management, successfully navigated challenging environment with a consistent focus on our executing our strategies, delivering strong 3-, 5- and 10-year investment performance, increasing client engagement, progressing integration activities and ensuring disciplined expense management
	•	Continued strategic repositioning of the Retirement & Protection Solutions business, moving away from fixed products with guarantees to narrow focus to more asset-accumulation insurance products and variable annuities without living benefit guarantees
	•	Recognized with 131 four- and five-star Morningstar rated funds globally, reflecting the breadth and strength of our investment capabilities across equity, fixed income and asset allocation strategies
	•	Delivered on large investment agenda to enhance data, analytic, digital, product and technical capabilities and operating effectiveness. Re-invested more than $240 million in enhanced and new capabilities
	•	Demonstrated continued expense discipline; reengineered core processes across businesses and geographies, leveraged enhanced technologies as well as automation and maximized procurement opportunities
	•	Enabled strong and stable technology and infrastructure with 99.99% availability; reinforced as strong privacy and security policies and procedures
	•	Fostered global collaboration in a highly complex and matrixed environment to enable organizational effectiveness and talent development
	•	Ensured a strong culture of compliance and disciplined risk management
	•	Demonstrated excellent balance sheet fundamentals, including differentiated capital return, strong liquidity and excess capital, effective hedging in a volatile period, as well as a high-quality investment portfolio
Achieved excellent client satisfaction, engagement and recognition:
	•	Ranked as the No. 2 brand among Financial Services firms for Customer Trust – according to Forrester’s 2022 U.S. Customer Trust Index
	•	Most Innovative Wealth Manager by Investor’s Business Daily’s 2022 Most Trusted Financial Companies Survey
	•	J.D. Power “outstanding customer service experience” for phone support for advisors, fourth consecutive year
	•	Client Satisfaction ratings of 4.9 / 5.0, fourth consecutive year
	•	Investment performance recognized with 20 Refinitiv Lipper Fund awards in 2022
	•	Award-winning digital and technology capabilities
Fostered innovation, executional excellence and organizational effectiveness through a performance-driven culture focused on care, collaboration and inclusion:
	•	85% annual engagement – consistently outperform industry peers and benchmarks
	•	91% high performer retention and a comprehensive peer-based recognition program
	•	Increased DEI Index to 87%, above the industry and peer benchmark
	•	Sustained our legacy in community giving, volunteerism and nonprofit engagement. Together with employees and advisors, Ameriprise donated more than $17 million in 2022 to more than 8,100 nonprofits

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Managed our business responsibly:
•	Advanced our Corporate Social Responsibility reporting program and further strengthened governance of ESG across the business in coordination with the Ameriprise Board of Directors, including enhancing our processes, disclosures and controls of ESG data and information
•	Earned competitive ESG ratings and rankings from third-party research firms and other outlets, including either maintaining or increasing scoring, including the Bloomberg Gender Equality Index and multiple FTSE4Good indices and the Disability Equality Index
Demonstrated longstanding dedication and commitment as a leader of Ameriprise Financial:
•	Consistency and continuity of leadership, reaching milestone 23rd year as chief executive officer
•	Provided differentiated leadership by fostering a culture of critical thinking, collaboration, innovation and organizational effectiveness
•	Assembled and motivated experienced and long-tenured management team to navigate global complexities, drive results and shared accountability through trusted relationships
•	Fostered environment based on performance and values-based interactions

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Walter S. Berman Executive Vice President, Chief Financial Officer	2022 Compensation Decisions (thousands)

Responsibilities:

Mr. Berman is responsible for generating measurable improvements to Ameriprise’s shareholder value through initiatives that mitigate operational and strategic risk, free up capital, and maximize the balance sheet. He provides the financial community with a thorough understanding of our business and helps ensure the integrity of our data and reporting.

	Base Salary	$675
	Annual Cash Incentive	$3,088
	Long-Term Incentive Award	$4,500
	Total Direct Compensation	$8,263

Summary of 2022 Key Achievements and Compensation- Related Considerations	Provided outstanding leadership and financial stewardship as chief financial officer, which contributed to Ameriprise exceeding all financial objectives, including achieving record revenue, earnings and earnings per share, with return on equity of 48.1%, while ensuring excellent balance sheet fundamentals and enterprise risk management
Assessment Metric Results

•   Set new highs for adjusted operating net revenue, earnings and earnings per share, building off a record 2021 and reflecting successful navigation in challenging markets

•   Strong results from integrated business model with fee-based strength and growing spread-based revenue reflecting strategic investments, including in banking and certificates

•   Strong Balance Sheet and Enterprise Risk Management resulting in:

-  Continued strong free cash flow generation across integrated model

-  Strong excess capital position of $1.2 billion

-  Returned $2.4 billion or approximately 85% of adjusted operating earnings to shareholders

-  Repositioned our high-quality, AA-rated investment portfolio

-  Effective hedging program during a period of heightened volatility

-  Successfully navigated regulatory, rating agency, and accounting changes

•   Managed expenses prudently to mitigate market pressure while investing in strategic initiatives across the firm

•   Invested more than $240 million to support business growth, partially funded by our re-engineering strength

•   Partnered with all business units and staff functions to set targets and build strong plans with comprehensive measurement to ensure organic growth and expense management

Business and Strategic Performance

•   In conjunction with business leaders, executed on strategic actions which enhanced the Ameriprise’s business mix:

-   Delivered a record year in Advice & Wealth Management across segment financials, client flows and advisor productivity

-   Significantly grew Ameriprise Bank, FSB and certificate assets by 59% to $29 billion that delivered excellent financial results in higher interest rate environment

-   Continued to integrate the BMO Global Asset Management (EMEA) business, which we expect to accelerate several strategic priorities while delivering strong financial benefits

-   In response to changing environment, continued to strategically reposition the Retirement & Protection business taking key actions to further de-risk the business, reduce balance sheet requirements and increase shareholder value

•   Led re-engineering efforts across the firm delivering results that exceeded targeted re- engineering objectives by over $58 million

•   Strengthened the Finance organization by increasing operating efficiency and executing on large optimization projects, including infrastructure, regulatory, and accounting changes

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William F. Truscott Chief Executive Officer, Global Asset Management	2022 Compensation Decisions (thousands)

Responsibilities:

Mr. Truscott is the CEO for Columbia Threadneedle Investments, a leading global asset manager that provides a broad range of actively managed investment strategies and solutions for individual, institutional and corporate clients around the world.

	Base Salary	$675
	Annual Cash Incentive	$2,610
	Long-Term Incentive Award	$3,900
	Total Direct Compensation	$7,185

Summary of 2022 Key Achievements and Compensation- Related Considerations	Provided comprehensive and consistent leadership for the Company’s global asset management business ensuring stability in a challenging environment. Continued focus on serving clients’ needs, executing our strategies, delivering strong investment performance while executing on the integration of a transformative strategic acquisition.
Assessment Metric Results

•   Managed a difficult period that included equity and fixed income market declines, heightened volatility and negative foreign currency translation

•   In a challenging risk-off market environment, achieved net flows consistent with the industry

•   Drove significant growth in institutional net inflows to $14.7 billion, excluding legacy insurance partner flows, far exceeding assessment metric target. Growth in institutional was more than offset by industry-wide pressure on retail flows

•   In partnership with Mr. Davies, delivered strong investment performance over 3-, 5- and 10-year time periods, understanding that our 1-year performance was challenged by market volatility

•   Investment teams received industry recognition for investment performance:

-   131 funds across Columbia Threadneedle Investments earning an overall Morningstar Rating of 4 or 5 stars globally

-   Received 20 Refinitiv Lipper awards globally in 2022

-   Professional Pensions UK Pensions Awards – 25 Years of Excellence in Investment Management

Business and Strategic Performance

•   Columbia Threadneedle Investments is a top 35 global asset manager with a strong reputation as an active manager grounded in research intensity

•   Led the cross organizational process to integrate the strategic acquisition of BMO Global Asset Management (EMEA) business, a highly complementary acquisition completed in 2021

•   Strengthened solutions capabilities and footprint with the establishment of a global alternative business and expansion of Responsible Investment capabilities

•   Improved client experience and retention through systematic collaboration across Investments, Product, Marketing and Distribution

•   Further evolved and strengthened our global operational foundation and risk management framework

•   Implemented new organizational structure to ensure we operate with excellence, scalability and efficiency across regions and advance BMO integration in EMEA

•   Established Tokyo office as an Investment Advisory and Agency Business

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Joseph E. Sweeney President, Advice & Wealth Management Products & Service Delivery	2022 Compensation Decisions (thousands)

Responsibilities:

Mr. Sweeney is responsible for Ameriprise’s brokerage, managed products, retail retirement products, Federal Savings Bank, cash & certificates, personal trust, credit card & lending products, supervision & risk mitigation, service delivery and clearing operations, the Advisor Center and India operations.

	Base Salary	$600
	Annual Cash Incentive	$1,950
	Long-Term Incentive Award	$2,500
	Total Direct Compensation	$5,050

Summary of 2022 Key Achievements and Compensation- Related Considerations	In partnership with his Advice & Wealth Management executive colleagues, delivered excellent results that demonstrated significant ongoing and year-over-year improvement and a broad leadership mandate.
Assessment Metric Results

•   Drove profitable growth with record client flows of $42.5 billion, demonstrating the strength of our client experience and product capabilities

•   Significantly grew Ameriprise Bank, FSB and certificate assets to $29 billion, delivering excellent financial results in higher interest rate environment

•   Achieved record advisor productivity at $827,000 in net revenue per advisor with excellent advisor retention and satisfaction, as well as a strong year of experienced advisor recruiting

•   Grew total advisor base to 10,269, reflecting the strength of the advisor value proposition

Business and Strategic Performance

•   Evolved the solutions business and delivered on large agenda, including progressing the multi-year development of new solutions to meet client evolving needs:

-   Further strengthened wealth management solution set

-   Added several new products across Asset Management and Insurance & Annuities to meet client needs

-   Built out alternative product distribution capability to improve client and advisor experience

•   Drove Ameriprise Bank, FSB business growth through the introduction of new capabilities:

-   Increased Ameriprise Bank, FSB assets 52% to $19 billion; adjusted investment strategy for the rate environment garnering additional spread

-   Drove good growth in lending solutions, including pledge loan product

-   Initiated process to become mortgage originator and lender of record

-   Completed the application process to convert federal savings bank to an industrial bank and non-deposit national trust bank (pending regulatory approvals)

•   Continued to lead our Advice & Wealth Management service and operations team maintaining strong client satisfaction:

-   Client satisfaction remained very high at 4.9 out of 5 stars; recognized for our strong reputation, leading customer service and personal advice experience

-   Improved client and advisor experiences through enhanced call center tools, further digitization, and expanded automation and data analytics

-   Employed automation and robotics to improve accuracy and efficiency, achieving benefits 17.6% over plan

-   Achieved fourth consecutive year of J.D. Power certification and recognition for providing “An Outstanding Customer Service Experience” for phone support for advisors*

•   Led our India operations providing excellent support and collaboration to global operations across our businesses

*Certified as of December 2022. J.D. Power 2021 Certified Customer Service ProgramSM recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. Our advisors evaluated our performance in these factors: satisfaction with the IVR routing process, and the customer service representative which includes knowledge, courtesy, concern, call duration/transfers/hold time, and timeliness of resolution in addition to overall satisfaction. Ameriprise engaged J.D. Power to be independently evaluated through this program and cite the results. For more information, visit www.jdpower.com/ccc.

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William Davies* Executive Vice President and Global Chief Investment Officer	2022 Compensation Decisions (thousands)

Responsibilities:

Mr. Davies plays a key role in shaping Columbia Threadneedle’s global investment capability, including its well-established and highly successful investment process based on collaboration across asset classes, research intensity and independent oversight to foster continuous improvement.

	Base Salary	$786
	Annual Cash Incentive	$2,039
	Long-Term Incentive Award	$874
	Total Direct Compensation	$3,699

*Mr. Davies is based in the U.K. and his fixed compensation is comprised of salary (£350,000) and his fixed allowance (£300,000), which was payable in equal monthly installments. His annual cash incentive amount is comprised of his variable compensation in addition to his deferred variable compensation that is invested in Threadneedle Fund Deferrals.

Mr. Davies is compensated in Great British Pounds (GBP) which is converted into US dollars (USD) for disclosure in this table. For purposes of this table, the spot exchange rate on December 31, 2022 ($1.20895) was used to convert GBP into USD.

Summary of 2022 Key Achievements and Compensation- Related Considerations	In partnership with the Columbia Threadneedle CEO and his global leadership team, delivered strong and stable results that focused on the growth of the core business while diversifying our book, continuing integration progress, navigating volatility to deliver investment performance and recognition, and successfully managing expenses.
Assessment Metric Results

•   In partnership with Mr. Truscott, delivered strong investment performance over 3-, 5- and 10-year time periods, understanding that our 1-year performance was challenged given the market volatility

•   Investment teams received recognition for investment performance:

-   131 funds across Columbia Threadneedle Investments earning an overall Morningstar Rating of 4 or 5 stars

-   Received 20 Refinitiv Lipper awards globally

•   In partnership with his EMEA leadership team, drove overall EMEA-distributed institutional net sales of $12.6 billion, which is $12.0 billion ahead of last year. Gross sales were $19.4 billion ahead of last year

Business and Strategic Performance

•   Provided strong, innovative investment leadership to our global asset management business

•   Navigated current environment with development of Russia/Ukraine scenario analysis and strong engagement with portfolio managers

•   Successfully integrated BMO Global Asset Management (EMEA) business people, processes and products with minimal asset breakage while managing retirements on the normal course of business

•   Continued emphasis on Research Intensity and Responsible Investment to further embed data science and dedicated research capabilities within investment team culture and drive differentiation of performance

•   Launched first actively managed semi-transparent exchange traded fund to incorporate propriety ESG materiality ratings and completed transition of Collective Investment Trust product line to more competitive share class structure

•   Advanced our Responsible Investment agenda -- Financial Reporting Council confirmed acceptance of our UK Stewardship Code submission and remain on track to meet regulatory deadlines

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2020-2022 PSU Award Earnout (Granted Jan. 2020)

The PSU program is a 3-year, cliff-vested, compensation program that incentivizes senior leadership to achieve sustained levels of strong financial results, which are directly aligned to the long-term wealth creation of our clients and shareholders.

Performance goals are set at the beginning of each three-year period for average return on equity and the earnings per share compound annual growth rate. The table below includes the return on equity and earnings per share goals and how they correlate to target and maximum award payouts. Results in between those points are interpolated. Actual performance resulted in the awards being earned at 150% of target before application of the total shareholder return modifier.

Award Leverage	Average Return on Equity	Earnings Per Share Compound Annual Growth Rate
2020-2022 Actual (excluding Unlocking)	45.0%	15.7%
Maximum (150%)	41.5% or above	12.7% or above
Target (100%)	39.5%	8.7%
Performance Rating (pre-TSR modifier)	150%	150%

The PSU Awards granted in January 2020 (to be paid in February 2023) have a payout of 150% of target based on return on equity and earnings per share performance, with a total shareholder return modifier of up to 25 percentage points for a total maximum payout of 175% of target, if achieved. Ameriprise’s total shareholder return performance for the 2020-2022 period ranked 3 out of 64 firms in the S&P Financials index or 45 percentage points above median, resulting in +25% TSR adjustment and a total payout of 175%.

In evaluating the performance goals at the end of each period, the committee may adjust for certain approved predefined modifiers that were unknown or uncontrollable at the time goals were set. For the 2020-2022 period, the committee adjusted for equity markets and interest rates outside of established ranges, long term care adjusted to eliminate timing benefits associated with COVID-19 impacts as well as favorability from management actions to improve underlying business results, and impacts associated with Affordable Housing Investment Adjustments.

Compensation Policies and Practices

Compensation Governance Practices

We are committed to ensuring that our executive compensation program and practices reflect principles of good governance as demonstrated by the following key aspects comprising our program and by those practices in which we do not engage.

What We Do	What We Don’t Do

Incorporate sound risk management and risk avoidance in our incentive plan design

Robust stock ownership guidelines (10x base salary for CEO and 4x for other NEOs) and requirement for executives to hold a significant portion of stock once vested

Require a “double trigger” to vest in long-term awards following a change in control

Regularly review the governance of our programs and make revisions to align with market best practices

Majority of NEO pay is performance based (95% for CEO, 88% for other NEOs)

95% of CEO compensation is at risk; 70% of incentives are long-term

Substantive shareholder engagement program to seek and incorporate feedback

Clawback policy includes certain material misconduct in addition to financial restatements

Half of equity awards granted as performance shares, with vesting contingent on further three-year performance period

Employment agreements*

Gross ups for potential excise taxes

Repricing of stock options without shareholder approval

Hedging against the decline in the value of our stock or pledging stock as security for a loan

Special executive retirement arrangements Perquisite allowance eliminated in 2019

*	Employee agreements are not in place for any executive, except where required by the local regulations (e.g., U.K.).

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Stock Ownership and Retention Guidelines

The committee has established and maintains stock ownership and retention guidelines for our senior leaders to align their interest more closely with the long-term interests of our shareholders. We believe this commitment to stock ownership will continue to play a significant role in driving our success and creating long-term value.

Executive	Guideline	Actual FY End Ownership
CEO	10 times base salary	$75.8 million (74 times base salary)
Other NEOs	4 times base salary	$8.5 million (14.3 times base salary, on average)

The shares that count towards this ownership guideline include shares owned directly and shares or phantom stock units held in qualified or nonqualified plans. Shares underlying outstanding stock options, unearned PSUs as well as unvested RSUs do not count towards the ownership guideline.

To ensure achievement of the ownership goals, executive officers who have not yet attained the required level of ownership must retain 75% of any stock received upon vesting or upon exercise of stock options (net of shares withheld for taxes or exercise costs) until the ownership guideline is attained.

Clawback Policy

In 2019, in response to shareholder feedback, the committee approved an expanded clawback policy that covers the entire Executive Leadership Team and gives the committee the authority to recoup incentive compensation if the executive is found to have engaged in certain types of material misconduct, in addition to certain cases involving an accounting restatement. The new provision is effective for incentive awards made on or after January 1, 2020.

Hedging Policy

We prohibit executive officers and directors from entering into any agreement or transaction involving a hedge against a decline in the value of our securities, including short sales, forward sales, equity swaps and other derivative transactions; provided that the use of exchange funds that calculate their return based on all of the securities in the exchange fund’s portfolio and that make payments on a pro-rata basis to all holders is not prohibited.

Post-Employment Compensation and Benefits

We do not enter into individual employment, severance or change in control agreements with our NEOs, except where required by the local regulations or practices (e.g. Mr. Davies terms of employment reflect applicable legal requirements and practice in the U.K.). Instead, the rights of our NEOs to post- employment compensation and benefits are covered by our compensation and benefit plans. Under this plan approach, the post-employment compensation and benefits of our U.S.-based NEOs are established uniformly and separately from the other compensation elements.

Our use of a plan approach provides many benefits when compared to entering into individual employment agreements with each NEO. In most instances, this method ensures consistent terms and provisions and allows us the flexibility to amend or change our practices in response to market trends and best practices. As part of the committee’s ongoing review of the Company’s programs, the committee’s independent consultant reviews our post-employment provisions on an annual basis.

Under our U.S. Senior Executive Severance Plan, severance benefits may become payable only in the event of certain involuntary terminations or if an executive is involuntarily or constructively terminated within two years following a change in control. We offer severance benefits upon certain limited involuntary terminations outside the executive officer’s control because we believe that the severance benefits provide income continuity, which results in greater management stability and minimized turnover.

Additionally, we have provisions designed to ensure that executives’ interests remain aligned with the interests of shareholders should a change in control occur. We believe that this “double trigger” requirement for qualifying terminations following a change in control maximizes shareholder value because it ensures our NEOs do not receive an unintended windfall by receiving a severance payment while maintaining their positions following a change in control.

Additional information regarding each element of our post-employment provisions, as well as detailed information on these benefits and the value of potential payments that our NEOs would receive in various scenarios, is provided in the section Potential Payments Upon Termination or Change of Control for Named Executive Officers, beginning on page 83.

Risk and Incentive Compensation

The committee is responsible for oversight of our incentive compensation arrangements, including their alignment with sound risk management, long-term value creation, and compliance with applicable regulations. Management, including representatives from each of our material businesses, as well as our human resources, finance, internal audit and legal departments, conduct an annual internal review of our executive and non-executive incentive compensation programs, policies and practices. Among other factors, the team reviews and discusses: the various design features and characteristics of Company-wide compensation policies and programs as well as those at the business unit level; the performance measures at the Company and business unit levels; and approval mechanisms of all incentive programs for all employees. The team’s objective is to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company. The results of this assessment are shared with the Compensation and Benefits Committee each year.

Ameriprise Financial 2023 Proxy Statement |	73

As we do every year, the committee and management reviewed and discussed the structure of the Company’s compensation programs and practices and whether they are reasonably likely to have an adverse material effect on the Company. Following its conversations with management and Semler Brossy, our independent compensation consultant, the committee concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The committee reached this conclusion after considering a number of features of our incentive compensation structure that are designed to mitigate risk, including but not limited to:

•	Our use of a variety of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable features, with an emphasis on long-term performance (except for certain sales and sales management positions, whose competitive pay framework is more heavily short-term and where business controls are present to moderate risk);
•	Our performance goals that we believe are appropriate in light of past performance and market conditions;
•	Our budgeting and internal controls and procedures are sufficient to prevent the manipulation of performance results to enhance payments under incentive compensation arrangements;
•	Our stock ownership and retention guidelines for our senior leaders that call for significant stock ownership and align the interests of our senior leaders with the long-term interests of our shareholders;
•	Our clawback policy for the Executive Leadership Team, which specifies the circumstances under which the committee may exercise its discretion, to the extent permitted by law, to seek the reimbursement or forfeiture of certain cash or equity awards granted;
•	Our CEO retains the discretion to adjust plans (other than those for our NEOs) throughout the year in response to changing business conditions or unexpected events; and
•	Our policy prohibiting our directors and employees from hedging against a decline in the value of our stock.

Also at the request of the Compensation and Benefits Committee and consistent with our annual processes, its independent compensation consultant conducted a risk review and assessment of the Company’s executive compensation program in which the NEOs participate. In completing this review, the consultant considered such factors as: mix of total compensation; weighted performance metrics; equity incentive grant types and design; stock ownership guidelines; clawback policies; and performance assessment processes, among others.

The committee determined, taking into account the consultant’s review, the discussions with management and the report provided by management that our executive compensation program includes numerous risk-mitigating factors and does not contain features that induce imprudent risk taking.

Equity Grant Practices and Procedures

The committee has adopted a Long-Term Incentive Awards Policy that details the policies and procedures we use to grant stock options, RSUs, PSUs and other share-based awards. The policy covers, among other topics: who has the authority to make grants; when grants may be made and when they become effective; required documentation; and our policy for making grants when the committee or our CEO is aware of material nonpublic information about us or our securities. A copy of this policy is available on our website on the Corporate Governance page at ir.ameriprise.com. That site also includes an expected schedule of equity award grant dates for 2023 and we plan to update for future years’ grant date schedules. The committee adopted the policy to document in one place the practices and procedures to be followed in making equity grants, and to provide transparency to our shareholders concerning our grant practices.

The committee does not consider gains or losses from long-term and equity incentive awards made in prior years, such as stock option exercises and RSU vesting, in determining new incentive awards. The committee believes that reducing or limiting current stock option grants, RSUs or other forms of compensation because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement.

Other Considerations

Our incentive compensation programs have historically been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the committee considers the tax and accounting consequences of using various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Accounting rules govern how to value stock and option awards as of the date of grant, and when those awards are to be recognized as compensation expense. Under the current accounting standard, we calculate the full grant date value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer may never realize any value from the award. This may happen when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive. In the case of such options, we recognize accounting expense even though the executive officer may never realize any value from the options.

Ameriprise Financial 2023 Proxy Statement |	74

Supplemental Total Direct Compensation Table

The Securities and Exchange Commission’s rule for when equity awards are reported in the Summary Compensation Table results in a one-year lag between the time the equity awards are granted and when they are reported. As a result of the time lag, the equity awards granted in 2023 will not appear in the Summary Compensation Table (see page 76) until our 2024 Annual Meeting proxy statement. We believe that the supplemental table below more clearly reflects our pay-for-performance philosophy and the compensation decisions made by the Compensation and Benefits Committee for the CEO and the other named executive officers for each performance year shown.

	Performance Year	Salary ($)	Annual Cash Incentive Awards ($)	Long-Term Incentive Awards(1) ($)	Total Direct Compensation ($)
James M. Cracchiolo Chairman and Chief Executive Officer	2022	1,025,000	8,125,000	16,000,000	25,150,000
	2021	1,025,000	6,772,500	13,000,000	20,797,500
	2020	1,025,000	5,612,000	12,100,000	18,737,000
Walter S. Berman Executive Vice President, Chief Financial Officer	2022	675,000	3,088,000	4,500,000	8,263,000
	2021	675,000	3,325,000	4,500,000	8,500,000
	2020	675,000	2,624,000	4,873,000	8,172,000
William F. Truscott Chief Executive Officer, Global Asset Management	2022	675,000	2,610,000	3,900,000	7,185,000
	2021	675,000	3,060,000	3,750,000	7,485,000
	2020	675,000	2,067,000	3,839,000	6,581,000
Joseph E. Sweeney President, Advice & Wealth Management Products and Service Delivery	2022	600,000	1,950,000	2,500,000	5,050,000
	2021	594,249	1,785,000	2,200,000	4,579,249
	2020	550,000	1,280,000	2,377,000	4,207,000
William Davies (2) Executive Vice President and Global Chief Investment Officer	2022	785,817	2,039,499	874,071	3,699,387

(1)	This column shows the grant date fair value for stock options and restricted stock awards and the target value as of the grant date for PSUs.
(2)	Mr. Davies’ fixed compensation is comprised of salary (£350,000) and his fixed allowance (£300,000), which were payable in equal monthly installments. His annual cash incentive amount is comprised of three components: £482,000 paid in cash in February 2023; £482,000 delivered in fully vested fund-linked units with a six-month holding period and delivered in cash in August 2023; and £723,000 invested into Threadneedle Fund Deferrals, fund-linked instruments vesting in five equal parts at 12, 24, 36, 42 and 54 months from the date of grant and subject to a six-month holding period between vesting and delivery in cash.
Mr. Davies is compensated in GBP which is converted into USD for disclosure in this table. For purposes of this table, the spot exchange rate on December 31, 2022 ($1.20895) was used to convert GBP into USD.
Compensation for Mr. Davies is provided only for 2022 because he was not an NEO for 2021 or 2020.

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COMPENSATION TABLES

Summary Compensation Table

The following table contains compensation information for our chief executive officer, chief financial officer, and the three other executive officers who were the most highly compensated for the year ended December 31, 2022.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
James M. Cracchiolo Chairman and Chief Executive Officer	2022	1,025,000	0	3,770,000	2,730,000	8,125,000	0	697,623	22,847,623
				6,500,000
	2021	1,025,000	0	3,509,000	2,541,000	6,772,500	654,992	676,972	21,229,464
				6,050,000
	2020	1,025,000	0	3,393,000	2,457,000	5,612,000	1,931,552	526,151	20,794,703
				5,850,000
Walter S. Berman Executive Vice President, Chief Financial Officer	2022	675,000	0	1,215,000	1,035,000	3,088,000	342,506	177,393	8,782,899
				2,250,000
	2021	675,000	0	1,312,000	1,125,000	3,325,000	647,005	185,302	9,705,307
				2,436,000
	2020	675,000	0	1,321,000	1,132,000	2,624,000	845,826	150,548	9,200,374
				2,452,000
William F. Truscott Chief Executive Officer, Global Asset Management	2022	675,000	0	1,012,500	862,500	2,610,000	0	224,771	7,259,771
				1,875,000
	2021	675,000	0	1,034,000	886,000	3,060,000	124,092	177,372	7,875,464
				1,919,000
	2020	675,000	0	1,050,000	900,000	2,067,000	573,708	117,600	7,333,308
				1,950,000
Joseph E. Sweeney President, Advice & Wealth Management Products and Service Delivery	2022	600,000	0	594,000	506,000	1,950,000	0	113,917	4,863,917
				1,100,000
	2021	594,249	0	640,000	549,000	1,785,000	145,007	104,269	5,005,525
				1,188,000
	2020	550,000	0	652,000	559,000	1,280,000	506,968	78,250	4,837,218
				1,211,000
William Davies (5) Executive Vice President Global Chief Investment Officer	2022	785,817	0	813,390 0	0	2,039,499	0	26,048	3,664,754

(1)	The numbers in these columns are not the grant date fair value of restricted stock awards, PSUs, and stock options awarded to the named executive officer for 2022 performance. These amounts represent the grant date fair value of restricted stock awards, PSUs, and stock options for 2021 performance, but granted on January 28, 2022. For 2022, there are two amounts listed in the stock awards column. The top number is the restricted stock award earned for 2021. The bottom number is the performance share unit award granted at target for 2021. The actual number of PSUs that will be earned at the vesting date is dependent upon future Company performance and the PSU awards have a minimum payout of 0% and a maximum payout of 150% of target based on average return on equity and earnings per share growth, with a total shareholder return modifier up or down 25 percentage points.
	•	The Company calculates the grant date fair value of restricted stock awards, PSUs, and stock options in accordance with the applicable accounting rules. The grant date fair value represents the total compensation expense that the Company will recognize for restricted stock awards and stock options whereas the total compensation expense for PSUs will ultimately be the market value as of the vesting date.
	•	For the grant date fair value of restricted stock awards, we use the closing share price on the grant date which does take into account future dividends to be paid on restricted shares. Those dividends will be the same as those paid to other shareholders. Mr. Davies received Ameriprise Financial Deferred Stock Units (DSU) which mirror the economic impact of this plan which are deemed appropriate and approved by the Committee. Dividends on DSUs are accrued within the plan and are paid out as additional shares of common stock in Ameriprise Financial, Inc. on vesting.
	•	For the grant date fair value of PSU awards, we use the closing share price on the grant date which does take into account future dividend equivalents to be paid on PSUs once fully vested and earned. Those dividend equivalents will be the same as those paid to other shareholders over the three-year performance period. The value of the PSUs on the grant date assuming that the maximum performance conditions will be achieved is: Mr. Cracchiolo ($11,374,518); Mr. Berman ($3,937,471); Mr. Truscott ($3,281,077); and Mr. Sweeney ($1,924,767). Mr. Davies did not receive a PSU award in 2022.
	•	In order to calculate the grant date fair value of stock options, we use the Black-Scholes option pricing model. For the stock options that became effective on January 28, 2022, we used the following assumptions for purposes of the Black-Scholes option pricing model: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.00%; (iii) an expected stock price volatility of 35.0%; and (iv) a risk-free rate of return of 1.66%.
(2)	This column represents the non-equity incentive plan compensation earned by the named executive officers whether paid or deferred. For 2022, this number is the cash incentive award that was earned for 2022 performance. For 2021, this number is the cash incentive award that was earned for 2021 performance. For 2020, this number is the cash incentive award that was earned for 2020 performance.

Ameriprise Financial 2023 Proxy Statement |	76

(3)	The 2022 amounts represent the changes in pension value for calendar year 2022 under the Company’s retirement plans, partially driven by changes in actuarial pension assumptions related to an increase in the applicable discount rates. The changes in pension value are also attributable to new Company contributions and earnings on existing account balances. The dollar amounts shown are not part of total direct compensation. See the “Pension Benefits in 2022” table on page 82 for additional information, including the present value assumptions used in this calculation.
Values that would be negative due to the increase in discount rates have been made $0 (-$225,430 for Mr. Cracchiolo, -$289,120 for Mr. Truscott, -$204,540 for Mr. Sweeney, and -$545,131 for Mr. Davies).
(4)	The 2022 amounts disclosed for All Other Compensation primarily consist of: (i) employer contributions under the 401(k) plan for the U.S.-based NEOs and to a non-U.S. defined contribution plan; (ii) a Company matching contribution on voluntary deferrals of the 2022 cash incentive award under the deferred compensation plan that are credited in the form of deferred share units; (iii) waiver of fees otherwise charged on investments made in certain Seligman hedge funds; (iv) the incremental cost associated with certain personal use of the aircraft and Company-provided vehicle and driver, as required by the Company’s security program (defined below); (v) club membership fees which are used primarily for business purposes; (vi) Company reimbursement of spousal travel for certain Company events; and (vii) gifts provided in conjunction with Company events. As a part of the CEO security program approved by the Compensation and Benefits Committee, the Company provided Mr. Cracchiolo with the following: home security system monitoring and maintenance for his personal residences; use of a car and driver for business and commuting purposes; and use of our corporate aircraft by Mr. Cracchiolo and others for business and personal travel.
For purposes of calculating the 2022 incremental cost for use of the car and driver, a per mile rate was determined using vehicle maintenance, fuel, and toll expenses and applying the calculated rate to all miles associated with commuting or personal use. The Company used the following methodology for determining the incremental cost for personal usage of the corporate aircraft: (a) when used solely for personal travel, an hourly flight rate (that considers fuel, maintenance, and miscellaneous flight costs) plus any direct expense associated with in-flight catering is applied; and (b) when others accompany executives during regular business travel, the incremental cost reflects those direct expenses associated with in-flight catering only. For purposes of calculating the incremental cost of the personal use of corporate aircraft during 2022, the following per flight hourly costs were used, rounded to the nearest dollar: $6,585 or $6,708, depending upon the aircraft used.
• The following table shows the breakout of the major categories of All Other Compensation for the year ended December 31, 2022.

Name	Company Contributions to Defined Contribution Plans ($)	Matching Contributions to Deferred Compensation Plan ($)	Private Investment Fund Fee Reimbursements ($)	Personal Use of Corporate Aircraft ($)	Car and Driver ($)	Club Membership Dues ($)	Home Security ($)
James M. Cracchiolo	15,250	406,250	0	199,834	19,924	27,102	18,656
Walter S. Berman	15,250	154,400	0	750	0	0	0
William F. Truscott	15,250	130,500	78,965	0	0	0	0
Joseph E. Sweeney	15,250	97,500	0	250	0	0	0
William Davies	26,048	0	0	0	0	0	0

(5)	Since Mr. Davies is located in the U.K., the terms and composition of his compensation reflect the requirements of local regulations, including the UCITS V Remuneration Code (SYSC 19E) that came into effect in 2017 and the MIFIDPRU Remuneration Code (SYSC 19G) which came into effect in 2022, both of which fall under the Financial Conduct Authority (FCA).
In 2021, prior to his appointment to the Executive Leadership Team, Mr. Davies’ incentive was subject to 60% deferral which was split as follows: 50% into Threadneedle Fund Deferrals, fund-linked instruments vesting in five equal parts at 12, 24, 36, 42 and 54 months from the date of grant and subject to a six-month holding period between vesting and delivery in cash, and 50% in Deferred Stock Units, vesting in three equal parts at 12, 24 and 36 months from the date of grant and delivering shares of common stock in Ameriprise Financial, Inc. The remainder was split equally with half being paid in cash in February 2022 and half delivered in fully vested fund-linked units with a six-month holding period and delivered in cash in August 2022.
In 2022, when Mr. Davies joined the ELT, these requirements include that at least 60% of his variable compensation is deferred and that half of the award is delivered in instruments linked to funds with a six-month holding period. The deferred portion of Mr. Davies’ variable compensation is split as follows: 50% into Threadneedle Fund Deferrals, fund-linked instruments vesting in five equal parts at 12, 24, 36, 42 and 54 months from the date of grant and subject to a six-month holding period between vesting and delivery in cash; 13.5% in Deferred Stock Units, vesting in three equal parts at 12, 24 and 36 months from the date of grant and delivering shares of common stock in Ameriprise Financial, Inc.; 11.5% in Deferred Stock Options, vesting in three equal parts at 12, 24 and 36 months from the date of grant and delivering options in shares of common stock in Ameriprise Financial, Inc. with a 10 year life ; and 25% in PSUs. Dividends on Deferred Stock Units are accrued within the plan and are paid out as additional shares of common stock in Ameriprise Financial, Inc. on vesting. The remaining 40% of Mr. Davies’ variable compensation is split equally with half being paid in cash in February 2023 and half delivered in fully vested fund-linked units with a six-month holding period and delivered in cash in August 2023.
Mr. Davies’ fixed compensation is comprised of salary (£350,000) and his fixed allowance (£300,000), which was payable in equal monthly installments. His Non-Equity Incentive Plan Compensation amount is comprised of his variable compensation that is split equally with half being paid in cash in February 2023 and half delivered in fully vested fund-linked units with a six-month holding period and delivered in cash in August 2023 in addition to his deferred variable compensation that is invested in Threadneedle Fund Deferrals.
Mr. Davies is compensated in GBP which is converted into USD for disclosure in this table. For purposes of this table, the spot exchange rate on December 31, 2022 ($1.20895) was used to convert GBP into USD.
Compensation for Mr. Davies is provided only for 2022 because he was not a Named Executive Officer for 2021 or 2020.

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Grants of Plan-Based Awards in 2022

The table below shows the long-term incentive and equity awards made to our named executive officers in 2022. These awards were based on 2021 performance and funded from the 2021 total incentive pool. Stock options will not have value unless there is an increase in share price above the option exercise price. PSU and cash awards will not have value unless minimum performance results are achieved. The Compensation and Benefits Committee approved the awards at its meeting held on January 25, 2022. The awards became effective as of the grant date shown in the table.

		Estimated Future Payouts Under Equity Incentive Plan Awards and Performance Awards (1)			All Other Stock Awards (# of shares of Stock or Units) (#)(2)	All Other Option Awards (# of Securities Underlying Options) (#)(3)	Exercise or Base Price of Option Awards ($/share)(4)	Grant Date Fair Value of Awards ($)(5)
	Grant Date	Threshold	Target (#)	Maximum (#)
James M. Cracchiolo	1/28/2022	NA	21,805	38,158				6,500,000
	1/28/2022				12,647			3,770,000
	1/28/2022					33,919	298.09	2,730,000
Walter S. Berman	1/28/2022	NA	7,548	13,209				2,250,000
	1/28/2022				4,075			1,215,000
	1/28/2022					12,859	298.09	1,035,000
William F. Truscott	1/28/2022	NA	6,290	11,007				1,875,000
	1/28/2022				3,396			1,012,500
	1/28/2022					10,716	298.09	862,500
Joseph E. Sweeney	1/28/2022	NA	3,690	6,457				1,100,000
	1/28/2022				1,992			594,000
	1/28/2022					6,286	298.09	506,000
William Davies	1/28/2022				2,728			813,390

(1)	This represents the number of PSUs awarded. These awards are scheduled to vest at the end of a three-year performance period and the number of PSUs that will be earned will be based on earnings per share growth, average return on equity, and relative total shareholder return performance. The PSU Awards have a minimum payout of 0% and a maximum payout of 150% of target based on average return on equity and earnings per share growth, with a total shareholder return modifier up or down 25 percentage points.
(2)	This represents the number of restricted shares awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year. Under the Threadneedle Deferred Plan, Mr. Davies received Ameriprise Financial Deferred Stock Units (DSU) which creates a similar economic impact to Mr. Davies as the restricted shares awards to U.S.-based NEOs.
(3)	This represents the number of stock options awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.
(4)	The exercise price is equal to the closing market price of Ameriprise Financial stock on the grant date.
(5)	These amounts are the grant date fair value of the stock options, restricted stock awards/deferred stock units, and performance awards as represented by the total ASC 718 compensation expense that will be recognized for these awards. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The assumptions used in the Black-Scholes model for grants made on January 28, 2022 were: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.00%; (iii) an expected stock price volatility of 35.0%; and (iv) a risk-free rate of return of 1.66%.

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Outstanding Equity Awards at Fiscal Year-End 2022

The following table contains information regarding outstanding equity awards held by the named executive officers as of December 31, 2022.

		Option Awards (3)						Stock Awards (4)
	Option Grant Date(1)	Number of Securities Underlying Unexercised Option Shares Exercisable (#)		Number of Securities Underlying Unexercised Option Shares Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Restricted Stock Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Unearned Performance Share Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested(6)
James M. Cracchiolo	01/26/2018	119,834	(2)			179.84	01/26/2028	01/31/2020	6,838		2,129,148
	01/31/2020	51,954		25,978		165.41	01/31/2030	01/31/2020		35,366	11,011,911
	01/29/2021	17,471		34,944		197.87	01/29/2031	01/29/2021	11,822		3,681,016
	01/28/2022	—		33,919		298.09	01/28/2032	01/29/2021		30,575	9,520,138
								01/28/2022	12,647		3,937,896
								01/28/2022		21,805	6,789,423
Walter S. Berman	01/26/2018	40,382	(2)			179.84	01/26/2028	01/31/2020	2,662		828,867
	02/01/2019	10,025	(2)			126.89	02/01/2029	01/31/2020		14,823	4,615,438
	01/31/2020	23,936		11,969		165.41	01/31/2030	01/29/2021	4,420		1,376,255
	01/29/2021	7,735		15,471		197.87	01/29/2031	01/29/2021		12,311	3,833,276
	01/28/2022	—		12,859		298.09	01/28/2032	01/28/2022	4,075		1,268,833
								01/28/2022		7,548	2,350,221
William F. Truscott	02/06/2017	30,841	(2)			123.37	02/06/2027	01/31/2020	2,117		659,170
	01/26/2018	30,958	(2)			179.84	01/26/2028	01/31/2020		11,788	3,670,430
	02/01/2019	39,323	(2)			126.89	02/01/2029	01/29/2021	3,484		1,084,813
	01/31/2020	19,030		9,516		165.41	01/31/2030	01/29/2021		9,698	3,019,666
	01/29/2021	6,092		12,184		197.87	01/29/031	01/28/2022	3,396		1,057,413
	01/28/2022			10,716		298.09	01/28/2032	01/28/2022		6,290	1,958,517
Joseph E. Sweeney	02/06/2017	16,938	(2)			123.37	02/06/2027	01/31/2020	1,315		409,452
	01/26/2018	18,220	(2)			179.84	01/26/2028	01/31/2020		7,321	2,279,540
	02/01/2019	24,485	(2)			126.89	02/01/2029	01/29/2021	2,156		671,314
	01/31/2020	11,820		5,910		165.41	01/31/2030	01/29/2021		6,003	1,869,154
	01/29/2021	3,774		7,550		197.87	01/29/2031	01/28/2022	1,992		620,249
	01/28/2022			6,286		298.09	01/28/2032	01/28/2022		3,690	1,148,955
William Davies(7)								01/31/2020	1,260		392,404
								01/29/2021	2,286		711,932
								01/28/2022	2,774		863,816

(1)	For better understanding of this table, we have included additional columns showing the grant date of stock options, restricted stock, and PSUs.
(2)	These stock options are fully vested. The vesting schedule for these stock options was disclosed in the tables from prior proxy statements.
(3)	Stock options vest according to the following:
Option Grant Date	Vesting Schedule	Remaining Vesting Dates
01/31/2020	33.33% vests each year for three years beginning one year from date of grant	01/31/2023
01/29/2021	33.33% vests each year for three years beginning one year from date of grant	01/29/2023 and 01/29/2024
01/28/2022	33.33% vests each year for three years beginning one year from date of grant	01/28/2023, 01/28/2024, and 01/28/2025
(4)	Restricted stock and deferred stock units vests according to the following:
Restricted Stock Grant Date	Vesting Schedule	Remaining Vesting Dates
1/31/2020	33.33% vests each year for three years beginning one year from date of grant	01/31/2023
1/29/2021	33.33% vests each year for three years beginning one year from date of grant	01/29/2023 and 01/29/2024
1/31/2020	33.33% vests each year for three years beginning one year from date of grant	01/28/2023, 01/28/2024, and 01/28/2025
(5)	PSUs cliff vest at the end of the three-year performance period (e.g., the PSUs granted in 2022 will vest on the payout date in January 2025) and are subject to the achievement of the established performance measures. The PSU Awards have a minimum payout of 0% and a maximum payout of 150% of target based on average return on equity and earnings per share growth, with a total shareholder return modifier up or down 25 percentage points.
(6)	The market value of restricted stock and PSUs is based on a market closing price on the New York Stock Exchange of $311.37 on December 31, 2022.
(7)	Mr. Davies received Ameriprise Financial Deferred Stock Units instead of restricted stock which creates a similar economic impact to Mr. Davies as the restricted shares awards to US-based NEOs. Dividends on Deferred Stock Units are accrued within the plan and are paid out as additional shares of common stock in Ameriprise Financial, Inc. on vesting.

Ameriprise Financial 2023 Proxy Statement |	79

Option Exercises and Stock Vested in 2022

The following table contains all stock option exercises and vesting events of restricted stock awards and PSUs for all named executive officers during fiscal year 2022.

	Option Awards		Stock Awards		Performance Share Units
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(5)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(5)
James M. Cracchiolo	43,135	8,905,221	5,911 (1)	1,762,010 (i)	89,829 (4)	28,135,341 (iv)
			6,837 (2)	2,080,567 (ii)
			11,184 (3)	3,445,790 (iii)
Walter S. Berman	40,000	8,006,600	2,210 (1)	658,779 (i)	32,229 (4)	10,094,445 (iv)
			2,662 (2)	810,073 (ii)
			3,780 (3)	1,164,618 (iii)
William F. Truscott			1,741 (1)	518,975 (i)	25,356 (4)	7,941,753 (iv)
			2,115 (2)	643,616 (ii)
			2,975 (3)	916,598 (iii)
Joseph E. Sweeney			1,078 (1)	321,341 (i)	15,771 (4)	4,939,635 (iv)
			1,313 (2)	399,559 (ii)
			1,850 (3)	569,985 (iii)
William Davies (6)			1,123 (1)	341,787 (i)
			1,237 (2)	376,478 (ii)
			1,520 (3)	468,435 (iii)

(1)	On 01/29/2022, the following restricted stock awards vested:
	•	For Mr. Cracchiolo: a total of 5,911 shares vested, 2,384 of these shares were withheld to cover taxes, and a net of 3,527 shares were delivered.
	•	For Mr. Berman: a total of 2,210 shares vested, 747 of these shares were withheld to cover taxes, and a net of 1,463 shares were delivered.
	•	For Mr. Truscott: a total of 1,741 shares vested, 471 of these shares were withheld to cover taxes, and a net of 1,270 shares were delivered.
	•	For Mr. Sweeney: a total of 1,078 shares vested, 356 of these shares were withheld to cover taxes, and a net of 722 shares were delivered.
	•	For Mr. Davies: a total of 1,123 shares vested, 528 of these shares were withheld to cover taxes, and a net of 595 shares were delivered.
(2)	On 01/31/2022, the following restricted stock awards vested:
	•	For Mr. Cracchiolo: a total of 6,837 shares vested, 3,338 of these shares were withheld to cover taxes, and a net of 3,499 shares were delivered.
	•	For Mr. Berman: a total of 2,662 shares vested, 1,130 of these shares were withheld to cover taxes, and a net of 1,532 shares were delivered.
	•	For Mr. Truscott: a total of 2,115 shares vested, 652 of these shares were withheld to cover taxes, and a net of 1,463 shares were delivered.
	•	For Mr. Sweeney: a total of 1,313 shares vested, 434 of these shares were withheld to cover taxes, and a net of 879 shares were delivered.
	•	For Mr. Davies: a total of 1,237 shares vested, 582 of these shares were withheld to cover taxes, and a net of 655 shares were delivered.
(3)	On 02/01/2022, the following restricted stock awards vested:
	•	For Mr. Cracchiolo: a total of 11,184 shares vested, 5,460 of these shares were withheld to cover taxes, and a net of 5,724 shares were delivered.
	•	For Mr. Berman: a total of 3,780 shares vested, 1,843 of these shares were withheld to cover taxes, and a net of 1,937 shares were delivered.
	•	For Mr. Truscott: a total of 2,975 shares vested, 1,259 of these shares were withheld to cover taxes, and a net of 1,716 shares were delivered.
	•	For Mr. Sweeney: a total of 1,850 shares vested, 741 of these shares were withheld to cover taxes, and a net of 1,109 shares were delivered.
	•	For Mr. Davies: a total of 1,520 shares vested, 715 of these shares were withheld to cover taxes, and a net of 805 shares were delivered.
(4)	On 02/02/2022, the following PSU awards vested:
	•	For Mr. Cracchiolo: a total of 89,829 shares vested, 45,957 of these shares were withheld to cover taxes, and a net of 43,872 shares were delivered.
	•	For Mr. Berman: a total of 32,229 shares vested, 16,467 of these shares were withheld to cover taxes, and a net of 15,762 shares were delivered.
	•	For Mr. Truscott: a total of 25,356 shares vested, 11,341 of these shares were withheld to cover taxes, and a net of 14,015 shares were delivered.
	•	For Mr. Sweeney: a total of 15,771 shares vested, 7,842 of these shares were withheld to cover taxes, and a net of 7,929 shares were delivered.
(5)	The value realized on vesting for restricted stock and PSU awards was based on the market closing price of an Ameriprise share on the date of vesting.
	(i)	For 01/29/2022, the market closing price was $298.09 per share.
	(ii)	For 01/31/2022, the market closing price was $304.31 per share.
	(iii)	For 02/01/2022, the market closing price was $308.10 per share.
	(iv)	For 02/02/2022, the market closing price was $313.21 per share.
(6)	Under the Threadneedle Deferred Plan, Mr. Davies received Ameriprise Financial Deferred Stock Units (DSU) which creates a similar economic impact to Mr. Davies as the restricted shares awards to U.S.-based NEOs. Dividends on DSUs are accrued within the plan and are paid out as additional shares of common stock in Ameriprise Financial, Inc. on vesting.

Ameriprise Financial 2023 Proxy Statement |	80

Non-Qualified Deferred Compensation for 2022

This table provides information about the Ameriprise Financial Deferred Compensation Plan. A U.S.-based named executive officer may only participate in the plan if he elects to defer receipt of compensation that would otherwise be payable in cash. All U.S.-based named executive officers elected to participate in the plan for the 2022 performance year.

The amounts shown in the column “Executive Contributions” come from a deferral of the U.S.-based named executive officer’s cash incentive award. If the named executive officer had not chosen to defer these amounts, we would have paid these amounts in cash. The amounts shown in this column are part of the dollar amount shown in the Summary Compensation Table on page 76, in the column “Non-Equity Incentive Plan Compensation” for 2022. The amount shown in the column “Executive Contributions” is not an additional award to the named executive officer.

Mr. Davies, a non-U.S. based named executive officer, is required to have at a portion of his variable compensation deferred. These contributions are made into the Threadneedle Deferral Plan. Half of the deferred variable compensation is delivered in instruments linked to funds with a six month holding period. It is deferred into Columbia Threadneedle vesting in five equal parts at 12, 24, 36, 42 and 54 months from the date of grant and subject to a six-month holding period between vesting and delivery in cash.

The amounts shown in the column “Executive Contributions” for Mr. Davies are part of the dollar amount shown in the Summary Compensation Table on page 76, in the column “Non-Equity Incentive Plan Compensation” for 2022. The amount shown in the column “Executive Contributions” is not an additional award to Mr. Davies.

	Executive Contributions(1) ($)	Company Contributions(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)		Aggregate Withdrawals/ Distributions in Last Fiscal Year(4) ($)		Aggregate Balance as of December 31, 2022(5) ($)
James M. Cracchiolo	4,062,500	406,250	3,579,671		—		92,513,320
Walter S. Berman	617,600	154,400	385,763		—		26,418,437
William F. Truscott	522,000	130,500	(125,058)		(719,034)		3,056,234
Joseph E. Sweeney	390,000	97,500	(21,139)		(432,981)		1,717,862
William Davies*	874,071	—	(288,598)	(3a)	(536,765)	(4a)	2,265,509

*	Mr. Davies is compensated in GBP which is converted into USD for disclosure in this table. For purposes of this table, the spot exchange rate on December 31, 2022 ($1.20895) was used to convert GBP into USD.
(1)	These amounts are included in the Summary Compensation Table on page 76 in the column captioned “Non-Equity Incentive Compensation Plan Compensation” for 2022. These deferrals will not be credited to deferral accounts until after December 31, 2022 and therefore are not included in the column ‘Aggregate Balance as of December 31, 2022.’
(2)	These amounts are included in the Summary Compensation Table on page 76 in the column labeled ‘All Other Compensation.’ U.S.-based executives received a 25% Company matching contribution on deferrals of 2022 cash incentive awards (deferrals eligible for matching contributions are limited to 20% of such awards). The Company matching contributions are notionally credited to the Ameriprise Common Stock Fund, which tracks the performance of Ameriprise Financial common stock and are subject to a three-year cliff vesting period. The Company matching contributions will not be credited to deferral accounts until after December 31, 2022, and therefore are not included in the column ‘Aggregate Balance as of December 31, 2022.’
(3)	These amounts represent the change in market value on amounts previously deferred under the Deferred Compensation Plan for U.S.-based executives, based on the actual market-rate returns and dividend equivalents credited to deferral accounts for the period January through December 2022. Participants are able to allocate their deferrals among a number of investment options that track the performance of select mutual funds, Ameriprise Financial common stock, and the Moody’s Corporate Bond Yield Index. Future values are not guaranteed and will fluctuate based on changes in the market value of selected investment options.
(3a)	These amounts represent the change in market value on amounts previously deferred under the Threadneedle Deferral Plan for non-U.S.-based executives, based on the actual market-rate returns and dividend equivalents credited to deferral accounts for the period January through December 2022. Participants are able to allocate their deferrals among a number of investment options that track the performance of select Columbia Threadneedle investments. Future values are not guaranteed and will fluctuate based on changes in the market value of selected investment options.
(4)	These amounts represent distributions received in 2022 from compensation previously deferred by U.S.-based participants and related vested Company matching contributions. Under the Deferred Compensation Plan, participants make an irrevocable election to have deferrals distributed in a lump sum or installments at a future date.
(4a)	These amounts represent distributions received in 2022 from compensation previously deferred by non-U.S. based participants. Under the Threadneedle Deferral Plan, deferrals are held for six months after the vesting period and then delivered in cash.
(5)	These numbers include amounts previously reported as compensation in Summary Compensation Tables for previous years for Messrs. Cracchiolo ($33,094,883); Berman ($11,676,263); Truscott ($9,132,548); and Sweeney ($2,607,000). The amounts shown in the table above for Messrs. Cracchiolo, Berman, Truscott, and Sweeney include amounts that they deferred prior to our spin-off from American Express Company as a public company on September 30, 2005. As a result, those amounts have not been previously reported as compensation in a Summary Compensation Table included in one of our annual meeting proxy statements. Each aggregate balance reflects the deduction of an $80 annual administrative fee.

Ameriprise Financial 2023 Proxy Statement |	81

Pension Benefits in 2022

The following table presents information about the participation of our named executive officers in our retirement programs.

Assumptions used for purposes of valuation are included in the footnotes.

	Plan	Number of Years Credited Service	Present Value of Accumulated Benefits(1) ($)	Payments Made During Fiscal 2022 ($)
James M. Cracchiolo	Retirement Plan	40	1,027,716	—
	Supplemental Retirement Plan	40	18,180,793	—
	Total	40	19,208,509	—
Walter S. Berman	Retirement Plan	54	917,161	—
	Supplemental Retirement Plan	54	7,516,670	—
	Total	54	8,433,831	—
William F. Truscott	Retirement Plan	21	374,124	—
	Supplemental Retirement Plan	21	4,127,158	—
	Total	21	4,501,282	—
Joseph E. Sweeney	Retirement Plan	39	829,476	—
	Supplemental Retirement Plan	39	2,850,449	—
	Total	39	3,679,925	—
William Davies	Threadneedle Pension Plan	16	1,417,146	—

(1)	The Ameriprise Financial Retirement Plan (Retirement Plan) is a defined benefit pension plan for U.S.-based executives, commonly referred to as a cash balance plan, which covers eligible employees of the Company. Each payroll period, the Company credits the account of each participating employee with an amount equal to a percentage of such employee’s pension eligible pay (generally, base salary and annual cash incentive compensation, subject to the applicable calendar year limit ($290,000 for 2022) but excluding long-term incentive compensation) for that period. The percentage varies with the employee’s age and years of service. The plan was amended on March 1, 2010, to lower the applicable contribution percentages and base it on years of service only and no longer considers an employee’s age. Employees who were eligible for the Retirement Plan on March 1, 2010 continue to receive the percentage that they were receiving under the “Previous Table” prior to the change, until and if such time the percentage under the “New Table” became more favorable. The Retirement Plan was further amended effective April 10, 2020, to close participation to new employees and to provide that contribution percentages for existing participants will no longer increase with additional years of service. Existing participants, however, will continue to receive the contribution percentage they are receiving in 2020 until they leave the Company or move to an ineligible position. New employees will not be eligible for the Retirement Plan and will receive a Company Base Contribution in the Ameriprise Financial 401(k) Plan. Employees who participate in the Retirement Plan are not eligible for the Company Base Contribution.

Previous Table Sum of Age Plus Years of Service	Applicable Percentage (%)
Less than 35	2.50
35-44	3.25
45-59	4.25
60-74	5.75
75-89	8.00
90 or more	10.00
New Table (effective March 1, 2010) (will not increase after April 2020) Years of Service	Applicable Percentage (%)
Less than 5	2.50
5-9	3.25
10-14	4.00
15 and over	5.00

The Retirement Plan credits participants with interest on their balances. The Retirement Plan sets the fixed interest rate each year based on the average of the daily five-year U.S. Treasury Note yields for the previous October 1 through November 30. The minimum interest rate is 5%. The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws. For 2022, the interest rate was 5%.
When an employee retires or terminates employment and is vested, the Retirement Plan will pay out the cash balance amounts. The Retirement Plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity. An annuity obligates the Retirement Plan to make payments in monthly installments over time, in amounts based on plan assumptions as to life expectancy and the value of making payments in the future. Employees may choose similar methods of payment for benefits they earned before July 1, 1995. The Retirement Plan balances vest after completing three years of service or employee attains age 65, become disabled or die while an active employee. The Retirement Plan has been amended effective April of 2020. There will be no new entrants into the Retirement Plan and no increase in the contribution allocation percentage for those who remain eligible for the Retirement Plan after the effective date. New hires will receive an additional Company contribution under the Ameriprise Financial 401(k) Plan instead of a benefit under the Retirement Plan.
The Ameriprise Financial Supplemental Retirement Plan (SRP) is a non-qualified pension plan that allows participants to receive contributions on pension earnings that exceed applicable limits under the Internal Revenue Code of 1986, as amended and cannot be allocated to the qualified Retirement Plan. The SRP balances vest after completing three years of service, or employee attains age 65, become disabled or die while an active employee.
The Retirement Plan account balances for Messrs. Cracchiolo, Berman, Truscott, and Sweeney as of December 31, 2022 were $1,029,769; $917,161; $379,044; and $842,382, respectively. The SRP account balances for Messrs. Cracchiolo, Berman, Truscott, and Sweeney as of December 31, 2022 were $18,391,537; $7,590,457; $4,215,876; and $2,917,817, respectively. For all of the U.S.-based named executive officers, their Retirement Plan or SRP balances are fully vested. The December 31, 2022 values shown in the table above for the Retirement Plan assumes a discount rate of 5.5% and a discount rate of 5.44% for the SRP. The values assume an interest crediting rate of 5.00% and a retirement age of 65, or current age for Mr. Berman, for both the Retirement Plan and the SRP.
The U.K.-based NEO, Mr. Davies, is a member of the Threadneedle Pension Plan (the TPP), an approved U.K. defined benefit retirement plan that on retirement provides a pension annuity, payable for the lifetime of the member. The plan closed to new members on October 1, 2005 and was amended for active participants effective May 1, 2020, with accrual of pensionable service frozen as at April 30, 2020 (link to pensionable earnings remained). Pension annuity is therefore calculated by reference to the employee’s period of employment up to April 30, 2020, and pensionable salary at the date of retirement or earlier exit from employment.
The December 31, 2022 value shown in the table above for Mr. Davies assumes a discount rate of 4.75% per annum, increases to pensionable salary of 3.2% per annum and a retirement age of 60.
Mr. Davies is compensated in GBP which is converted into USD for disclosure in this table. For purposes of this table, the spot exchange rate on December 31, 2022 ($1.20895) was used to convert GBP into USD.

Ameriprise Financial 2023 Proxy Statement |	82

Potential Payments Upon Termination or Change of Control for Named Executive Officers

The tables below describe the potential termination payments for the named executive officers under various termination of employment scenarios as if they occurred on December 31, 2022. As noted earlier, the Company does not have employment, severance, or change in control agreements with any of the named executive officers, except where required by the local regulations or practices (e.g., Mr. Davies terms of employment reflect applicable legal requirements and practice in the U.K.). Rather, the rights of our executives with respect to specific events, including death, disability, severance, retirement, or a change in control of the Company, are covered by certain compensation and benefit plans of the Company, the material terms of which are summarized below.

We are providing two sets of tables for each named executive officer to show you what the officer would receive if he no longer worked for the Company. The first table shows the vested plan amounts that the named executive officer would receive if he left the Company for any reason. Any other employee participating in these plans would also receive any vested amounts in these plans if he no longer worked for the Company. The second table shows what the named executive officers would receive under various hypothetical situations resulting in a termination of their employment. The second table does not include amounts disclosed in the first table.

Both tables assume that the named executive officer’s employment terminated on December 31, 2022. Because the numbers disclosed are calculated as of that date and are subject to other estimates and assumptions, the actual amounts the named executive officer may receive may differ materially from those shown in the tables. Additional information on the calculations for the payouts are outlined in the common set of footnotes to the tables. Unless otherwise specified in the common set of footnotes to the tables, all payments and benefits would be provided by Ameriprise Financial, Inc.

In addition to the amounts disclosed in these tables, the named executive officers would also receive any restricted stock units and restricted stock (or deferred stock units in the case of Mr. Davies) that vested on or before their termination date. The officer would also be able to exercise any vested stock options. For more information, please see the Outstanding Equity Awards at Fiscal Year-End 2022 table on page 79.

Ameriprise Financial Senior Executive Severance Plan

Messrs. Cracchiolo, Berman, Truscott and Sweeney are covered under the Company’s Senior Executive Severance Plan. To be eligible for severance benefits under this plan, a U.S.-based named executive officer must be terminated in connection with a workforce reduction, closure, or other similar event. Additionally, an employee who is involuntarily or constructively terminated within two years after a change in control is eligible for severance benefits. The severance amount is based upon a multiple of (i) the named executive officer’s annual base compensation plus (ii) the average bonus and incentive amount over the previous three years. The named executive officer also is entitled to the bonus amount that he or she otherwise would have received for the year in which the termination occurred, pro-rated for the period of employment during that year. During the severance period, medical and dental benefits will continue and the Company has the right to continue other programs.

The severance amount is payable in installments according to our regular payroll schedule, except that the payments which would be made during the sixth month period following termination will be made in a lump sum on the first payroll period of the seventh month following termination. If the named executive officer is reemployed by us, he or she must repay any severance amounts paid and forfeit any severance amounts not yet paid to the extent that those amounts relate to the portion of the severance period after the date of reemployment.

In addition, named executive officers who incur an involuntary or constructive termination within two years after a change in control will have a credit made to their book reserve account in the Ameriprise Financial Supplemental Retirement Plan as of the date of termination equal to the value of employer contributions that would have been made to the Ameriprise Financial Retirement Plan, the Ameriprise Financial 401(k) Plan, the Ameriprise Financial Supplemental Retirement Plan, or other similar plans during the period for which the employee receives severance payments under this Plan.

A change in control under the Senior Executive Severance Plan generally occurs if an unrelated person or entity acquires at least 30% of the voting power of our securities, an unrelated person or entity acquires at least 50% of the total voting power of our securities and at least 50% of the total fair market value of our equity or assets, or a majority of our Board is replaced during any 12-month period with persons whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election.

A constructive termination occurs if, within two years after a change in control, a named executive officer resigns or otherwise terminates employment without consent for any of the following reasons: (i) a reduction in overall total compensation opportunity; (ii) relocation to a location more than 35 miles from the named executive officer’s primary residence and more than 50 miles from the named executive officer’s then current work location; or (iii) a significant reduction in the named executive officer’s position, title, duties, or responsibilities. To constitute a constructive termination, the named executive officer must provide the Company with a thirty-day period to remedy the situation.

Ameriprise Financial 2023 Proxy Statement |	83

With regard to golden parachute taxes, the best net approach is used, under which a named executive officer will receive reduced severance benefits if it results in a more favorable after-tax benefit for the officer.

Mr. Davies is based in the U.K. and not eligible under the Company’s Senior Executive Severance Plan. If his employment is involuntarily terminated not for cause he is contractually entitled to six months’ notice pay (whether he is required to work his notice period or not). During this notice period all benefits will continue. Additionally, Mr. Davies would be eligible for a severance payment based upon a percentage of (i) his annual base salary plus (ii) the average bonus and incentive amount over the previous two years prorated for the number of completed months in the performance year in which the termination occurs.

Accelerated Vesting of Equity Compensation

We do not provide for any “single-trigger” acceleration of unvested incentive compensation upon a change in control for awards of equity compensation granted. Instead, the vesting of awards will only accelerate upon a “double-trigger” (change in control followed by termination for good reason or involuntary termination not for cause within two years).

Annual Cash Incentive Compensation

A pro rata annual cash incentive award may become payable in the event an executive is involuntarily or constructively terminated within two years of a change in control. The pro rata payment of these awards rewards the executive for performance prior to the change in control of his or her performance prior to the change in control transactions.

Detrimental Conduct Agreements

To help protect our competitive position, the U.S.-based named executive officers have signed detrimental conduct agreements. Detrimental conduct includes: working for certain competitors; soliciting our customers or employees; and disclosing confidential information for a period of up to one year after termination of employment.

The detrimental conduct agreements include a provision that requires the named executive officers to forfeit or repay the proceeds from some or all of their long-term incentive awards received up to two years prior to the end of their employment if they engage in conduct that is detrimental to us. In addition, the severance and post-employment benefits described above require the named executive officer to sign an agreement that includes a general release and other restrictive covenants, in addition to the detrimental conduct agreement. The detrimental conduct agreement was updated in November 2014 to reflect the current competitive environment and applicable laws. Key provisions of the policy, including the repayment terms, were not changed. The revisions generally provide more details about the noncompete and nonsolicitation provisions, and also address the enforceability in a few states with different employment laws.

In the U.K., Mr. Davies’ employment contract includes protective covenants covering: non-solicitation of our customers and employees; non-interference with our suppliers and disclosing confidential information for a period of up to six months after termination of employment.

Ameriprise Financial 2023 Proxy Statement |	84

James M. Cracchiolo

The following tables describe the potential termination payments for Mr. Cracchiolo for the various termination of employment scenarios, assuming separation of employment on December 31, 2022. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 80.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)
Retirement Plan	$1,029,769
401(k) Plan	5,834,523
Supplemental Retirement Plan	19,563,280
Deferred Compensation Plan	92,513,320
Total	$118,940,892

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	15,723,000	23,584,500	0	0
Payment of annual cash incentive award(3)	8,125,000		8,125,000	6,192,250	8,125,000	8,125,000
Accelerated vesting of long-term performance share unit awards(4)	0	0	0	19,621,811	19,621,811	19,621,811
Accelerated vesting of stock options(4)	0	0	0	8,208,337	8,208,337	8,208,337
Accelerated vesting of restricted stock awards(4)	0	0	0	9,748,061	9,748,061	9,748,061
Continued contributions to supplemental retirement plan(5)	0	0	0	1,936,260	0	0
Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0
Continued participation in health and welfare benefits(7)	0	0	31,002	46,502	0	0
Payout of life insurance benefits(8)	0	0	0	0	0	1,000,000
Present value of disability benefits(9)	0	0	0	0	564,816	0
Total	8,125,000	0	23,879,002	69,337,721	46,268,025	46,703,209

Ameriprise Financial 2023 Proxy Statement |	85

Walter S. Berman

The following tables describe the potential termination payments for Mr. Berman for the various termination of employment scenarios, assuming separation of employment on December 31, 2022. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 80.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)
Retirement Plan	$917,161
401(k) Plan	1,127,154
Supplemental Retirement Plan	7,757,043
Deferred Compensation Plan	26,418,437
Total	$36,219,795

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	5,531,000	11,062,000	0	0
Payment of annual cash incentive award(3)	3,088,000	0	3,088,000	2,974,500	3,088,000	3,088,000
Accelerated vesting of long-term performance share unit awards(4)	0	0	0	7,954,362	7,954,362	7,954,362
Accelerated vesting of stock options(4)	0	0	0	3,673,721	3,673,721	3,673,721
Accelerated vesting of restricted stock awards(4)	0	0	0	3,473,955	3,473,955	3,473,955
Continued contributions to supplemental retirement plan(5)	0	0	0	1,155,700	0	0
Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0
Continued participation in health and welfare benefits(7)	0	0	22,625	45,250	0	0
Payout of life insurance benefits(8)	0	0	0	0	0	675,000
Present value of disability benefits(9)	0	0	0	0	0	0
Total	3,088,000	0	8,641,625	30,339,488	18,190,038	18,865,038

Ameriprise Financial 2023 Proxy Statement |	86

William F. Truscott

The following tables describe the potential termination payments for Mr. Truscott for the various termination of employment scenarios, assuming separation of employment on December 31, 2022. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 80.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)
Retirement Plan	$379,044
401(k) Plan	1,208,919
Supplemental Retirement Plan	4,564,105
Deferred Compensation Plan	3,056,234
Total	$9,208,302

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	4,881,000	9,762,000	0	0
Payment of annual cash incentive award(3)	2,610,000	0	2,610,000	2,563,500	2,610,000	2,610,000
Accelerated vesting of long-term performance share unit awards(4)	0	0	0	6,336,380	6,336,380	6,336,380
Accelerated vesting of stock options(4)	0	0	0	2,914,148	2,914,148	2,914,148
Accelerated vesting of restricted stock awards(4)	0	0	0	2,801,396	2,801,396	2,801,396
Continued contributions to supplemental retirement plan(5)	0	0	0	537,600	0	0
Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0
Continued participation in health and welfare benefits(7)	0	0	28,645	57,291	0	0
Payout of life insurance benefits(8)	0	0	0	0	0	675,000
Present value of disability benefits(9)	0	0	0	0	750,729	0
Total	2,610,000	0	7,519,645	24,972,315	15,412,653	15,336,924

Ameriprise Financial 2023 Proxy Statement |	87

Joseph E. Sweeney

The following tables describe the potential termination payments for Mr. Sweeney for the various termination of employment scenarios, assuming separation of employment on December 31, 2022. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 80.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)
Retirement Plan	$842,382
401(k) Plan	2,070,802
Supplemental Retirement Plan	2,986,388
Deferred Compensation Plan	1,717,862
Total	$7,617,434

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	3,407,500	6,815,000	0	0
Payment of annual cash incentive award(3)	1,950,000	0	1,950,000	1,532,500	1,950,000	1,950,000
Accelerated vesting of long-term performance share unit awards(4)	0	0	0	3,908,628	3,908,628	3,908,628
Accelerated vesting of stock options(4)	0	0	0	1,803,027	1,803,027	1,803,027
Accelerated vesting of restricted stock awards(4)	0	0	0	1,701,014	1,701,014	1,701,014
Continued contributions to supplemental retirement plan(5)	0	0	0	594,700	0	0
Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0
Continued participation in health and welfare benefits(7)	0	0	28,501	57,002	0	0
Payout of life insurance benefits(8)	0	0	0	0	0	600,000
Present value of disability benefits(9)	0	0	0	0	706,273	0
Total	1,950,000	0	5,386,001	16,411,871	10,068,942	9,962,669

Ameriprise Financial 2023 Proxy Statement |	88

William Davies*

The following tables describe the potential termination payments for Mr. Davies for the various termination of employment scenarios, assuming separation of employment on December 31, 2022. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 80.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)
Threadneedle Pension Plan	$1,713,082
Threadneedle Fund Deferral Plan	2,265,509
Total	$3,978,591

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	2,408,833	0	0	0
Payment of annual cash incentive award(3)	1,165,428	0	0	0	1,165,428	1,165,428
Accelerated vesting of long-term performance share unit awards(4)	0	0	0	0	0	0
Accelerated vesting of stock options(4)	0	0	0	0	0	0
Accelerated vesting of restricted stock awards(4)	0	0	1,035,881	1,968,152	1,968,152	1,968,152
Payout of life insurance benefits(8)	0	0	0	0	0	3,726,951
Total	1,165,428	0	3,444,714	1,968,152	3,133,580	6,860,531

*	Mr. Davies is compensated in GBP which is converted into USD for disclosure in this table. For purposes of this table, the spot exchange rate on December 31, 2022 ($1.20895) was used to convert GBP into USD.
(1)	In the event of termination of employment for any reason, the U.S-based executives (Messrs. Cracchiolo, Berman, Truscott, and Sweeney) are eligible to receive these vested amounts under the Company’s retirement, 401(k), supplemental retirement, and deferred compensation plans while the U.K. based executive (Mr. Davies) is eligible to receive these vested amounts under the Threadneedle Pension Plan (applicable in the event of termination of employment for any reason other than the death of the executive) and Threadneedle Fund Deferral Plan. The amounts deferred under the Deferred Compensation Plan will also be paid out immediately to the U.S-based executive following a change in control, including any amounts of unvested Company match which will become vested upon a change in control.
(2)	Under the U.S.-based Ameriprise Financial Senior Executive Severance Plan, the severance multiples for involuntary not for cause termination unrelated to a change in control were reduced for Mr. Cracchiolo and other executive officers. Beginning in 2012, the severance multiple for Mr. Cracchiolo was reduced from three times the sum of base salary and highest annual cash incentive award received over the previous three years to two times the sum of base salary and the average annual cash incentive award over the previous three years. For the named executive officers other than Mr. Cracchiolo, the severance multiple is one and one-half times the sum of base salary and the average annual cash incentive award over the last three years. For involuntary termination not for cause or constructive termination within two years following a change in control, severance is equal to the following multiples of the sum of base salary plus the average annual cash incentive award received over the previous three years: Mr. Cracchiolo (three times); Messrs. Berman, Truscott, and Sweeney (three times); and any new U.S.-based executive officer hired or promoted after March 19, 2008 two times. For all participants under the Ameriprise Financial Senior Executive Severance Plan, the severance benefit is payable in biweekly installments, beginning on the seventh month following the executive’s termination of employment (i.e., following a six-month delay), not exceeding the duration during which the executive is entitled to receive severance benefits under the plan.
Mr. Davies’ is based in the United Kingdom and would receive benefits under his employment agreement. If his employment is involuntarily terminated not for cause he is contractually entitled to six months’ notice pay (whether he is required to work his notice period or not). During this notice period all benefits will continue. Additionally, Mr. Davies would be eligible for a severance payment based upon a percentage of (i) his annual base salary plus (ii) the average bonus and incentive amount over the previous two years prorated for the number of completed months in the performance year in which the termination occurs.
(3)	If an executive leaves due to involuntary not for cause termination unrelated to change in control, retirement, death or disability, the amount paid to the executive for their annual cash incentive award for the year in which their termination of employment occurs is prorated to reflect the period of the year that was worked, based on actual performance, and fully discretionary. The hypothetical amount shown in the table is based on the actual cash incentive award earned for 2022 performance. In the event of involuntary termination not for cause within two years of a change of control, the U.S.-based executive will receive the average of the prior two years’ annual cash incentive awards in a lump sum following the executive’s termination of employment. The hypothetical amount shown in the table is based on the average of the actual cash incentive awards earned for 2020 and 2021.
In the event of termination by the Company for reasons other than cause, Mr. Davies may be considered, at the discretion of the Company, for a cash payment in lieu of an annual incentive compensation award, taking into consideration all circumstances the Company deems relevant, including the circumstances of the employee’s leaving and the employee’s contributions to the Company over his career. In the event of Involuntary Not for Cause Termination, a portion of the severance benefit amount already includes the average bonus and incentive amount over the previous two years prorated for the number of completed months in the performance year in which the termination occurs, so no additional incentive amount will be award (beyond what is already included in severance).

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(4)	In the event of death or disability, vesting accelerates for all outstanding stock options, restricted shares, and on a prorated basis for all outstanding performance shares. For all awards, vesting of outstanding stock options, restricted shares/deferred stock units, and performance shares is not accelerated solely due to a change in control and also requires an involuntary or good reason termination of employment within two years following the change in control. In such an instance, vesting is accelerated in full for outstanding stock options and restricted shares/deferred stock units and on a prorated basis for outstanding performance shares. In the event of retirement, outstanding restricted shares/deferred stock units, performance shares, and stock options granted in the year of retirement are forfeited. For awards granted prior to the year of retirement, vesting does not accelerate upon retirement, but the awards remain outstanding and continue to vest.
In the event of death or disability, vesting accelerates for all outstanding deferred stock units and are paid out immediately. In the event of involuntary termination not for cause, deferred stock units scheduled to vest in the next 12 months will vest as scheduled. All other deferred stock units are forfeited.
(5)	In the event of involuntary termination not for cause or constructive termination within two years of a change of control, the U.S.-based executives will receive the value of Company contributions that would have been made on his behalf to the Company’s retirement, 401(k), and supplemental retirement plans during the severance period. Immediately upon a change in control, the entire value of each executive’s account under the supplemental retirement plan will be transferred to a trust established for this purpose. Continued contributions will be credited to the executive’s account under the supplemental retirement plan as of the date of the executive’s termination of employment. Payment is made from the trust in a lump sum or annual installments based on the executive’s distribution election under the supplemental retirement plan.
(6)	In the event of a change of control, death or disability, vesting fully accelerates on the Company match portion of the deferred compensation plan for all U.S.-based participants, and each participant is paid his deferred compensation plan balance shortly following the triggering event (i.e., death, disability, or change in control). For participants who are retirement eligible (applicable to our named executive officers), the Company match is currently fully vested.
(7)	In the event of involuntary termination not for cause or good reason termination of employment within two years of the change in control, the U.S.-based executive is provided continued participation in the medical, dental, and life insurance benefits during the severance period.
(8)	For U.S.-based executives, reflects the life insurance benefit payable for both Company-provided and employee-purchased coverage. All employees including the named executive officers are provided a Company-funded coverage of one times base salary.
For Mr. Davies, a U.K.-based executive, reflects the life insurance benefit payable for Company provided coverage at four times annual base salary (capped at the UK notional earnings cap of £181,800 for the 2021/22 UK tax year) plus eight times annual base salary in excess of the notional earnings cap, plus the capital value of a spouse’s pension of £45,902/$55,493 per annum paid from the Threadneedle Pension Plan.
(9)	In the event of disability, the U.S. based executive would be eligible to receive disability income as long as they remained disabled until reaching age 65. The amount shown indicates the present value of potential future disability payments that would be received between December 31, 2022 and the executive reaching age 65, using a 5.5% discount rate.
(10)	Beginning in 2012, named executive officers are no longer eligible to receive a payment from the Company to put the executive in the same after-tax position as if no excise taxes under the Internal Revenue Code Section 280G had been imposed. This excise tax reimbursement and gross up by the Company was eliminated for all executive officers.

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CEO Pay Ratio

Securities and Exchange Commission rules require public companies to disclose the ratio of the annual total compensation of their chief executive officer to the median of the annual total compensation of all of the Company’s employees, other than the chief executive officer. For Ameriprise we explain below how we made reasonable efforts to identify the median employee and calculate both the individual’s annual total compensation and the annual total compensation of our chief executive officer for this purpose. As permitted by the Securities and Exchange Commission, we have used reasonable estimates, assumptions, and methodologies to prepare this disclosure.

Because the Securities and Exchange Commission gives companies flexibility to calculate their CEO pay ratio in a manner that best suits their facts and circumstances, our CEO pay ratio is specific to Ameriprise and should not be used as a basis for comparison with the CEO pay ratios disclosed by other companies.

In 2022, in accordance with SEC rules, we re-identified our median employee using our global population as of October 31, 2022. Consistent with prior years, we identified our median employee by using total cash compensation: base salary plus any cash bonuses or commissions. For this year’s disclosure, we have calculated a new median employee who was determined using the same methodology as prior years. We included the total cash compensation of our approximately 13,500 full- and part-time employees – including our employee financial advisors – from all 21 countries in which we operate. We did not include our approximately 8,200 franchise financial advisors even though they form a significant part of our business, because they – and their staff – are not our employees. We did not make any cost-of-living adjustments, or account separately for regional pay differences other than converting foreign currencies to U.S. dollars.

Next, we calculated our median employee’s annual total compensation using the same methodology that we use for our chief executive officer and our other named executive officers for purposes of the Summary Compensation Table on page 76. We then added the value of Company- provided insurance. This is consistent with how we communicate with our employees through our My Ameriprise employee value proposition.

Using this methodology, our median employee’s annual total compensation for 2022 was $125,033. We also added the value of Company-provided insurance ($15,501) to our CEO’s 2022 annual total compensation as reported in the Summary Compensation Table. The resulting ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 183:1. Excluding our India employee population, we determined that the annual total compensation of the median compensated non-India based employee, other than our CEO, was $156,791. The ratio of this employee’s compensation to that of our CEO was 146:1.

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Pay Versus Performance

The following table sets forth compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and Adjusted Operating Earnings Per Share excluding Unlocking (diluted) performance results for our fiscal years ending in 2020, 2021 and 2022, in accordance with Item 402(v) of Regulation S-K. The amounts reported in this table are not additional amounts received by our PEO and non-PEO NEOs to the amounts reported in the Summary Compensation Table. The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 56.
	Summary		Average	Average	Value of Initial Fixed $100 Investment Based on:(7)			Adjusted
Year(1) (a)	Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO(2)(3) ($) (c)	Summary Compensation Table Total for Non-PEO NEOs (d)	Compensation Actually Paid to Non-PEO NEOs(2)(3) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return(8) (g)	GAAP Net Income ($m) (h)	Operating EPS excluding Unlocking (diluted)(9) (i)
2022	22,847,623	34,989,082(4)	6,142,835	8,829,365(4)	$199	$118	$2,559	$25.14
2021	21,229,464	63,512,752(5)	7,395,895	20,347,877(5)	$189	$132	$2,760	$22.75
2020	20,794,703	43,974,265(6)	6,831,573	13,278,643(6)	$120	$98	$1,534	$16.86

(1)	Year	PEO	Non-PEOs
	2022	Mr. Cracchiolo	Messrs. Berman, Davies, Sweeney and Truscott
	2021	Mr. Cracchiolo	Messrs. Berman, Moore, Sweeney and Truscott
	2020	Mr. Cracchiolo	Messrs. Berman, Moore, Sweeney and Truscott

(2)	Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined by reference to (1) for RSU awards, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price plus the dollar value of any dividends paid on the RSU in the covered fiscal year prior to the vesting date that is not reflected in the fair value of the award, (2) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value; the inputs of the model include (a) dividend yield which represents the Company’s expected dividend yield based on its historical dividend payouts and management’s expectations, (b) expected volatility which is based on the Company’s historical and implied volatilities, (c) risk-free interest rate based on the U.S. Treasury yield curve for a period commensurate with the expected life, and (d) expected life of the option based on the Company’s past experience and other considerations, and (3) for PSU awards, target awards multiplied by the leverage ratio at applicable year-end date(s) or actual vesting date, at closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price.

(3)	For the portion of Compensation Actually Paid that is based on year-end stock prices, the following prices were used: 2022 -$311.37, 2021 -$301.66, 2020 -$194.33.

(4)	2022 Compensation Actually Paid (CAP) to PEO (Mr. Cracchiolo) and the average CAP to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:
	PEO ($)	Average Non-PEO ($)
Total Reported in 2022 Summary Compensation Table (SCT)	22,847,623	6,142,835
Less, change in pension value and nonqualified deferred compensation earnings	—	(85,627)
Plus, actuarially determined service cost	591,649	74,212
Less, value of Stock Awards reported in SCT	(13,000,000)	(2,815,848)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	13,936,332	3,023,262
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	9,105,779	2,169,689
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	247,330	63,468
Plus, Dividends Paid on Stock	1,260,370	257,373
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	12,141,459	2,686,530
Compensation Actually Paid for Fiscal Year 2022	34,989,082	8,829,365

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(5)	2021 CAP to PEO (Mr. Cracchiolo) and the average CAP to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:
	PEO ($)	Average Non-PEO ($)
Total Reported in 2021 Summary Compensation Table (SCT)	21,229,464	7,395,895
Less, change in pension value and nonqualified deferred compensation earnings	(654,992)	(262,911)
Plus, actuarially determined service cost	709,439	116,338
Less, value of Stock Awards reported in SCT	(12,100,000)	(3,618,500)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	20,873,923	7,064,054
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	30,261,539	8,850,451
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	2,108,550	531,219
Plus, Dividends Paid on Stock	1,084,829	271,332
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	42,283,287	12,951,983
Compensation Actually Paid for Fiscal Year 2021	63,512,752	20,347,877
(6)	2020 CAP to PEO (Mr. Cracchiolo) and the average CAP to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:
	PEO ($)	Average Non-PEO ($)
Total Reported in 2020 Summary Compensation Table (SCT)	20,794,703	6,831,573
Less, change in pension value and nonqualified deferred compensation earnings	(1,931,552)	(549,723)
Plus, Actuarially Determined Service Cost	643,927	106,381
Less, value of Stock Awards reported in SCT	(11,700,000)	(3,653,000)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	15,219,847	5,174,651
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	18,793,261	4,855,545
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	1,141,805	271,656
Plus, Dividends Paid on Stock	1,012,275	241,560
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	23,179,562	6,447,070
Compensation Actually Paid for Fiscal Year 2020	43,974,265	13,278,643
(7)	2020 represents the total shareholder return for the period 12/31/19 to 12/31/20. 2021 represents total shareholder return for the period 12/31/19 to 12/31/21. 2022 represents total shareholder return for the period 12/31/19 to 12/31/22, in each case, reflecting what the cumulative value of $100 would be if such amount were invested on 12/31/19.

(8)	S&P 500 Financials Index, which is the same index used in our 10-K as required under Item 201(e)(1)(ii) of Regulation S-K.

(9)	The Company-Selected Measure (CSM), a non-GAAP measure, is defined as Adjusted Operating Earnings Per Share excluding Unlocking (diluted). See GAAP reconciliation table in appendix.

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Pay versus Performance Descriptive Disclosure

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation and Benefit Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual cash incentive program and our LTIA program, which includes PSUs based on firm achievement of specific return on equity and earnings per share targets with total shareholder return modifier.
•	Total Shareholder Return: Company versus Peer Group
The Company outperformed its S&P 500 Financials Index peer group over the 3-year period reflected in the above table. The value of a fixed $100 investment in Ameriprise on December 31, 2019, would have been $199, $189, and $120 at the end of 2022, 2021, and 2020, respectively, while it would have been $118, $132, and $98 for an investment in the S&P 500 Financials Index in those respective periods. Please refer to footnote 7 for additional details.

•	CAP versus Total Shareholder Return
CEO CAP amounts were 111%, 199%, and 53% greater than Summary Compensation Table values in 2020, 2021, and 2022, while our total shareholder return for each individual year was 20%, 58%, and 5% (culminating in an indexed return of $199 had $100 been invested at the start of 2020). Similarly, our other NEO CAP amounts were 94%, 175%, and 44% above Summary Compensation Table values in 2020, 2021, and 2022. As a result, our CAP values and total shareholder return are directionally aligned over the timeframe that the table covers.

•	CAP versus Company-Select Measure (Adjusted Operating Earnings Per Share excluding Unlocking (diluted))
As discussed in the Compensation Discussion Analysis, Adjusted Operating Earnings Per Share is an assessment measure used in both annual performance assessments and longer-term PSU performance awards. The Company believes this is a solid measure of overall financial performance and shareholder value. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are on page A-1.

CEO CAP amounts were 111%, 199%, and 53% greater than Summary Compensation Table values in 2020, 2021, and 2022, while our change in Adjusted Operating Earnings Per Share for each year was 4%, 35%, and 11% (resulting in a cumulative increase of 55% since fiscal year 2019). Similarly, our other NEO CAP amounts were 94%, 175%, and 44% above Summary Compensation Table values in 2020, 2021, and 2022. As a result, our CAP values and increases in Adjusted Operating Earnings Per Share are directionally aligned over the timeframe that the table covers.

•	CAP versus Net Income
CEO CAP amounts were 111%, 199%, and 53% greater than Summary Compensation Table values in 2020, 2021, and 2022, while our change GAAP Net Income for each year was -19%, 80%, and -7% (resulting in a cumulative increase of 35% since fiscal year 2019). Similarly, our other NEO CAP amounts were 94%, 175%, and 44% above Summary Compensation Table values in 2020, 2021, and 2022. GAAP Net Income is less reflective of ongoing operations and includes a number of factors that are excluded in Ameriprise’s Adjusted Operating Net Income metric. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are on page A-1.

Required Tabular Disclosure of Most Important Measures to Determine FY2022 CAP

The following performance measures reflect the Company’s most important performance measures in effect for 2022. See the Compensation Discussion and Analysis section of this proxy beginning on page 56 for further information.
Most important Performance Measures for 2022
Adjusted Operating Net Revenues*
Adjusted Operating Net Income*
Adjusted Operating Earnings per diluted share [represents the most important financial performance measure]*
Adjusted Operating Return on Equity excluding Accumulated Other Comprehensive Income*
Talent and Leadership Effectiveness

* Exclude Unlocking

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CERTAIN TRANSACTIONS

Related Person Transaction Review Policy

Our Audit and Risk Committee has adopted a written policy which provides procedures for the review, approval, disapproval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Any amendments to the policy require Audit and Risk Committee approval.

Reportable transactions include those in which we are a participant and in which a related person has a direct or indirect interest. Related persons include: our directors, director nominees and executive officers; any person known by us to be the beneficial owner of more than five percent of our voting securities; and certain family members of, or certain other persons sharing the household of, any of our directors, director nominees or executive officers or holders of more than five percent of our voting securities.

Standards to be applied to the review of related person transactions include, but are not limited to, the following:

•	materiality of such transaction;
•	benefits of such transaction to us;
•	structure of such transaction;
•	the extent of the related person’s interest, benefit or influence in such transaction;
•	whether the terms of such transaction are on an arm’s length basis with terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances or otherwise can be determined as fair to us; and
•	whether means are available to manage any actual or apparent conflict of interest that may arise under such transaction following the time it is approved or entered into.

The Audit and Risk Committee of our Board of Directors, as well as the Audit and Risk Committee’s chair acting alone under delegated authority, have the responsibility to review, approve, disapprove or ratify related person transactions. Any Audit and Risk Committee member who is a related person under a transaction that is the subject of review is recused from voting upon any approval, disapproval or ratification of that transaction. Conditions operative to the transaction or to the relationship with the related person may be included in an approval or ratification.

Transactions with Other Companies

In the usual course of our business, we have transactions with many other firms. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

Transactions Between the Company and Our Directors and Officers

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, our broker-dealer subsidiary Ameriprise Financial Services, LLC may extend margin loans (except margin loans to acquire the Company’s stock) to our directors and executive officers under their brokerage accounts. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

Our executive officers and directors may also have transactions with us or our subsidiaries involving other goods and services, such as insurance, brokerage and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees (with respect to executive officers) or to the public (with respect to our outside directors) generally.

Given the nature and broad scope of the products and services provided by the Company, there are from time to time ordinary course of business transactions between the Company and a director, his or her immediate family members, or principal business affiliations. These may include, among other relationships: extensions of credit; provision of other financial and financial advisory products and services; business transactions for products and services; and charitable contributions made by the Company.

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Transactions with Significant Shareholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant shareholders or their subsidiaries. We do not believe that these transactions are material to our Company.

•	In the usual course of our Advice & Wealth Management business, we provide to BlackRock, Inc. or its affiliates (BlackRock) distribution services and marketing support in connection with the sale of BlackRock products to our clients. We received approximately $42.5 million in marketing support and related payments from BlackRock in 2022 in connection with these services.
•	In the usual course of our Asset Management business, we obtain investment advisory or sub-advisory services from BlackRock. We paid approximately $166 thousand in fees to BlackRock in 2022 in connection with these investment advisory or sub-advisory services.
•	In the usual course of our Asset Management business, Vanguard Group, Inc. (Vanguard) provides distribution and marketing support in connection with the distribution of our investment products. We paid approximately $565 thousand in fees to Vanguard in 2022 in connection with these services.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any of the Company’s equity securities. As is true at many other public companies, our directors and executive officers have signed powers of attorney delegating the authority to prepare, sign, and file Section 16 reports on their behalf to employees of the Company. To the best of our knowledge, all required Section 16 reports were filed on a timely basis, with the exception of the initial Form 3 report for Gumer Alvero, which was filed one day late as filing codes were not issued by the Securities and Exchange Commission until that date.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Where is the Annual Meeting and how do I attend?

The 2023 Annual Meeting of Shareholders will be at 11:00 a.m. Central time, on Wednesday, April 26, 2023. This meeting will be held virtually, so there will be no physical meeting location. We encourage you to attend the virtual Annual Meeting of Shareholders on April 26, 2023. Whether or not you plan to attend the Annual Meeting, your vote is important, and we urge you to vote and submit your proxy in advance of the meeting.

To attend and be able to vote and ask questions during the Annual Meeting, you must have been a shareholder at the close of business on the record date of February 27, 2023. To participate in the virtual meeting:

•	Go to www.virtualshareholdermeeting.com/amp2023. You will need the 16-digit control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.
•	The virtual meeting will start promptly at 11:00 a.m. Central time on Wednesday, April 26, 2023. You may begin to log into the meeting platform approximately 15 minutes before the meeting start time.
•	We seek to make attendance an easy process, and so our virtual meeting website will contain instructions for accessing technical support to assist in the event you encounter any difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page starting 15 minutes before our scheduled 11:00 a.m. Central start time.

You are entitled to attend and participate in the Annual Meeting only of you were a shareholder of record at the close of business on the record date of February 27, 2023, or hold a valid proxy for the meeting. If you are a shareholder who plans to send a proxy or qualified representative to represent you at the Annual Meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the Annual Meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the Annual Meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to access the Annual Meeting to present the proposed business or nomination on such shareholder’s behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the Annual Meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. Our amended and restated By-Laws are posted on our website on the Corporate Governance page at ir.ameriprise.com.

By your attendance, you acknowledge that you have received and agreed to abide by the rules of conduct for our annual meeting that will be made available at the virtual meeting site at www.virtualshareholdermeeting.com/amp2023. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

What is included in our proxy materials?

Our proxy materials, which are available on our website at ir.ameriprise.com, include:

• Notice of 2023 Annual Meeting of Shareholders;

• Proxy Statement; and

• 2022 Annual Report to Shareholders

If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see “Information about paper and electronic delivery of proxy materials” on page 100.

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How can shareholders ask questions at the Annual Meeting?

Shareholders may submit questions before the meeting until 11:59 p.m. Eastern time on April 25, 2023. Shareholders attending the virtual meeting through the online portal may also submit questions during the beginning portion of the meeting. If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/amp2023 using the 16-digit control number and follow the instructions to submit a question.

As part of the Annual Meeting, we will hold a question-and-answer session during which we intend to answer questions properly submitted by shareholders during or prior to the Annual Meeting in accordance with the Annual Meeting Rules of Conduct and as time permits. The Annual Meeting Rules of Conduct will be made available on the virtual meeting platform. Questions that are submitted anonymously, that we determine do not conform with the Annual Meeting Rules of Conduct, are not directly related to the business of the Company or are not pertinent to the Annual Meeting matters will not be answered. Each shareholder will be limited to one question to allow us to respond to as many shareholder questions as possible in the allotted time. We may address substantially similar questions, or questions that relate to the same topic, in a single response. If there is not enough time to answer every question, we plan to answer properly submitted questions by writing to the shareholder after the meeting, if the shareholder provided an email address.

How can I vote my shares?

Shareholders of Record may vote their shares as follows:

Submit Your Proxy by Internet. You may submit your proxy by the internet. The Notice of Internet Availability of Proxy Materials indicates the website you may access for internet proxy submission using the 16-digit control number included in the Notice. You may submit your proxy by the internet 24 hours a day, seven days a week. You will be able to confirm that the system has properly recorded your voting instructions. If you hold your shares in street name, please follow the internet proxy submission instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and internet access charges if you submit your proxy by the internet.
Submit Your Proxy by Telephone. You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to www.proxyvote.com and log in using the 16-digit control number provided on your Notice of Internet Availability of Proxy Materials. You will be provided with a telephone number for submitting your proxy at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to submit your proxy. When you submit your proxy by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day, seven days a week. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.
Submit Your Proxy by Mail. If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the postage-paid envelope provided. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.
Vote During Meeting. Submitting a proxy will not limit your right to change your vote at the meeting if you attend the virtual Annual Meeting via live webcast. You must enter the 16-digit control number found on your proxy card or Notice at the time you log into the meeting at www.virtualshareholdermeeting.com/amp2023. For information about attending the Annual Meeting, please see “Where is the Annual Meeting and how do I attend?” on page 97.

Please help us save time and postage costs by voting by internet or telephone. Voting by internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.

Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically, you will be able to submit your voting instructions to your broker or nominee.

Employee Plan Participant. If you are a participant in the Ameriprise 401(k) plan, your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Ameriprise 401(k) plan shares by 11:59 p.m. Eastern time on Sunday, April 23, 2023 the trustee will vote your allocated shares, along with all unallocated shares held in the Ameriprise 401(k) plan, in the same proportion that all other allocated shares are voted.

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What is the deadline for voting?

If you are:	Voting by:	Your vote must be received:
A record holder	Mail	Prior to the Annual Meeting
	Internet or telephone	By 11:59 p.m., Eastern time, on April 25, 2023
	Internet during the meeting	Prior to closing of the polls
A street name holder	Mail	Prior to the Annual Meeting
	Internet or telephone	By 11:59 p.m., Eastern time, on April 25, 2023
A participant in the Ameriprise 401(k) plan	Mail	Prior to the Annual Meeting
	Internet or telephone	By 11:59 p.m., Eastern time, on April 23, 2023

How can I revoke my vote?

Proxies may be revoked at any time before your shares are voted during the Annual Meeting if you:

(1) submit a timely later-dated proxy or voting instruction form if you hold shares in street name;

(2) provide timely subsequent telephone or internet voting instructions; or

(3) vote at the meeting.

What is the quorum to hold the Annual Meeting?

On February 27, 2023, there were 105,147,809 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting, and each share is entitled to one vote on each matter properly brought before the meeting. There is no cumulative voting. We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the voting power of the shares entitled to vote at the meeting are either present in person or represented by proxy at the meeting. In determining whether we have a quorum for the Annual Meeting, we count abstentions and broker non-votes as present and entitled to vote.

What vote is required and how will my votes be counted?

Votes Required for Proposals			How We Count Votes			Board Recommendations
Item		To elect directors and adopt the other proposals, the following proportion of votes is required:	Routine/ Non-Routine	Impact of Abstain Vote	Treatment of Broker Non-Votes
1	To elect the eight director nominees named in the proxy statement	Under the majority voting standard, in an uncontested election, a nominee must receive a number of “For” votes that exceeds 50% of the votes cast (excluding abstentions)*	Non-routine	No effect	No effect	FOR each nominee
2	To approve the compensation of the named executive officers by a nonbinding advisory vote	The affirmative vote of a majority of the votes cast	Non-routine	Same effect as “against” vote	No effect	FOR
3	To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers	The Board will consider shareholders to have selected the frequency option receiving the most votes among the choices	Non-routine	No effect	No effect	1 YEAR
4	To approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated	The affirmative vote of a majority of the votes cast	Non-routine	Same effect as “against” vote	No effect	FOR
5	To ratify the Audit and Risk Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023	The affirmative vote of a majority of the votes cast	Routine	Same effect as “against” vote	Not applicable	FOR

*	If an uncontested incumbent nominee for director does not receive an affirmative majority of “For” votes, they will be required to promptly tender their resignation to the Board. The independent Nominating and Governance Committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board’s decision with respect to their tendered resignation.

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For your convenience, we have provided the chart above to show whether each item being voted on is routine or non-routine under the rules of the New York Stock Exchange. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

The rules of the New York Stock Exchange make all of the proposals to be considered at the Annual Meeting non-routine items except for the proposal to ratify the Audit and Risk’s Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for Items (1), (2), (3) and (4) cannot exercise discretion to vote their clients’ shares. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors. The chart also shows how abstentions and broker non-votes will be treated in determining the outcome of voting on each item.

Is my vote confidential?

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, the comment may be forwarded to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Who will count the votes?

Representatives of The Carideo Group, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

Information about paper and electronic delivery of proxy materials

We provide our shareholders with the choice of accessing the 2023 Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice of Internet Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The Notice contains instructions on how you may access and review our proxy materials on the internet and how you may submit a proxy for your shares over the internet. The Notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The Notice contains a 16-digit control number that you will need to submit a proxy for your shares. Please keep the Notice for your reference through the meeting date. Anyone attending the Annual Meeting must observe the rules approved by the Board of Directors.

For those shareholders requesting paper proxy materials who share a single address will receive only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials unless we have other instructions from you. This service, known as “householding,” is designed to reduce the environmental impact of our annual meetings as well as our printing and postage costs. If after signing up for householding any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, please contact Broadridge Financial Services at (866) 540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Or they may contact our corporate secretary, Wendy Mahling by telephone at (612) 671-3603, by email at ampsecretarysofficemailbox@ampf. com or by mail at 1098 Ameriprise Financial Center, Minneapolis, MN 55474.

Other matters for consideration

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion as permitted under Securities and Exchange Commission rules.

Requirements and deadlines for submission of shareholder proposals or nomination of directors for the 2024 Annual Meeting

Shareholder proposals included in our proxy statement. Under Securities and Exchange Commission Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2024 Annual Meeting of shareholders, our corporate secretary must receive the proposal at her office by no later than November 18, 2023. These proposals must be in writing and sent to: Corporate Secretary, 1098 Ameriprise Financial Center, Minneapolis, MN 55474. Proposals that are mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than November 18, 2023.

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Shareholder nominees included in our proxy statement (“proxy access”). Under our By-Laws, shareholders may nominate a person for election as a director at an Annual Meeting to be included in our proxy statement if the shareholders satisfy certain requirements. Generally, a shareholder, or group of up to 20 shareholders, must own at least 3% of our outstanding shares and have held those shares for at least three years to be eligible to make a proxy access nomination. Shareholders who meet these requirements may nominate the greater of two directors or directors representing twenty percent of the directors constituting our Board of Directors. If a shareholder wants to nominate a director to be included in our proxy statement and form of proxy for the 2024 Annual Meeting of shareholders, our corporate secretary must receive the nomination at her office no earlier than October 19, 2023 and no later than November 18, 2023. However, if we hold the Annual Meeting on a date that is not within 30 days of this year’s Annual Meeting, we must receive the notice no earlier than 150 days before the Annual Meeting and no later than 120 days before the Annual Meeting or ten days after our first public announcement of the Annual Meeting date.

Shareholder items of business and director nominees not included in our proxy statement. Under our By-Laws, and as the Securities and Exchange Commission rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an Annual Meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a written notice to the corporate secretary of the Company at our principal executive offices. Our corporate secretary must receive notice as follows on the date specified:

•	Normally we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an Annual Meeting not less than 90 days or more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2023 Annual Meeting is held on schedule, we must receive notice pertaining to the 2024 Annual Meeting no earlier than December 28, 2023, and no later than January 27, 2024.
•	However, if we hold the Annual Meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no more than 120 days before the Annual Meeting date and no later than the later of the 90th day prior to the Annual Meeting date or ten days after our first public announcement of the Annual Meeting date.
•	If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no earlier than the 120th day prior to the special meeting date and no later than the later of the 90th day prior to the special meeting date or ten days after our first public announcement of the special meeting date and the nominees proposed by the Board of Directors.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than February 26, 2024.

Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than the relevant date specified above.

Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our corporate secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the Annual Meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

The Board and our management have not received notice of, and are not aware of, any business to come before the meeting other than the items we refer to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

It is very important that you read the applicable By-Law requirements carefully and comply with them. If you have any questions about these requirements, please contact Wendy B. Mahling, Corporate Secretary, Ameriprise Financial, Inc., by telephone at (612) 671-3603, by email at ampsecretarysofficemailbox@ampf.com, or by writing at 1098 Ameriprise Financial Center, Minneapolis, MN 55474.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies on our behalf in person, or by mail, telephone and electronic transmission for no additional compensation. We have hired Morrow Sodali LLC to help us distribute and solicit proxies. We will pay Morrow Sodali LLC $20,000 plus expenses for these services.

Availability of the Annual Report and Form 10-K

We have made available on the internet our 2022 Annual Report to Shareholders in connection with this proxy statement. If you would like a paper copy of our 2022 Form 10-K, excluding certain exhibits, please contact Wendy B. Mahling, Corporate Secretary, Ameriprise Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474, or by email at ampsecretarysofficemailbox@ampf.com. We will provide a copy without charge.

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APPENDIX

GAAP to Non-GAAP Reconciliations

Adjusted Operating Net Revenues

($ in millions)	Full Year 2021	Full Year 2022	% Better/ (Worse)
Total net revenues	$13,431	$14,271	6%
Less: Net realized investment gains (losses)	90	(107)
Less: Market impact on non-traditional long-duration products	38	16
Less: Market impact of hedges on investments	(22)	—
Less: Block transfer reinsurance transaction impacts	(644)	—
Less: Mean reversion related impacts	1	(1)
Less: Revenues attributable to the CIEs	107	99
Adjusted operating total net revenues	$13,861	$14,264	3%
Less: Unlocking	19	1
Adjusted operating total net revenues excluding Unlocking	$13,842	$14,263	3%

Adjusted Operating Earnings Per Diluted Share

($ in millions, except per share amounts)	Full Year 2021	Full Year 2022	% Over/ (Under)	Full Year 2021	Full Year 2022	% Over/ (Under)
Net income	$2,760	$2,559	(7)%	23.00	22.51	(2)%
Less: Net realized investment gains (losses)(1)	87	(97)		0.73	(0.85)
Add: Market impact on non-traditional long duration products(1)	656	(211)		5.47	(1.86)
Add: Mean reversion related impacts(1)	(152)	268		(1.27)	2.36
Add: Market impact of hedges on investments(1)	22	—		0.18	—
Less: Block transfer reinsurance transaction impacts(1)	521	—		4.34	—
Add: Integration/restructuring charges(1)	32	50		0.27	0.44
Less: Net income (loss) attributable to the CIEs	(3)	(4)		(0.03)	(0.04)
Add: Tax effect of adjustments(2)	11	(43)		0.09	(0.38)
Adjusted operating earnings	$2,724	$2,724	0%	$22.70	$23.96	6%
Less: Unlocking	(6)	(134)		(0.05)	(1.18)
Adjusted operating earnings excluding Unlocking	$2,730	$2,858	5%	$22.75	$25.14	11%
Weighted average common shares outstanding:
Basic	117.3	111.3
Diluted	120.0	113.7

(1)	Pretax adjusted operating adjustment.
(2)	Calculated using the statutory tax rate of 21%.

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Adjusted Operating Return On Equity

($ in millions)	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2022
Net income	$2,760	$2,559
Less: Adjustments(1)	36	(165)
Adjusted operating earnings	$2,724	$2,724
Less: Annual unlocking/loss recognition, net of tax(2)	(6)	(134)
Adjusted operating earnings excluding Unlocking	$2,730	$2,858
Total Ameriprise Financial, Inc. shareholders’ equity(3)	$5,944	$4,453
Less: Accumulated other comprehensive income, net of tax(3)	556	(1,487)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,388	5,940
Less: Equity impacts attributable to the consolidated investment entities	2	—
Adjusted operating equity	$5,386	$5,940
Return on equity, excluding AOCI	51.2%	43.1%
Adjusted operating return on equity, excluding AOCI(4)	50.6%	45.9%
Adjusted operating return on equity, excluding AOCI and Unlocking(4)	50.7%	48.1%

(1)	Adjustments reflect the trailing twelve months’ sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs (DSIC) and deferred acquisition costs (DAC) amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on disposal of business; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.
(2)	After-tax is calculated using the statutory tax rate of 21%.
(3)	The Company revised prior period Consolidated Financial Statements to correct shadow unearned revenue liability balances associated with universal life insurance products.
(4)	Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on the disposal of business; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.

Asset Management Net Pretax Adjusted Operating Margin

($ in millions)	Full Year 2021	Full Year 2022
Adjusted operating total net revenues	$3,682	$3,506
Less: Distribution pass through revenues	901	787
Less: Subadvisory and other pass through revenues	375	374
Net adjusted operating revenues	$2,400	$2,345

Pretax adjusted operating earnings	$1,096	$844
Less: Adjusted operating net investment income	6	9
Add: Amortization of intangibles	14	21
Net adjusted operating earnings	$1,104	$856

Pretax adjusted operating margin	29.8%	24.1%
Net pretax adjusted operating margin	46.0%	36.5%

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Mix Shift

($ in millions)	2022
Advice & Wealth Management pretax adjusted operating earnings	$2,192
Less: Unlocking	-
Pretax adjusted operating earnings excluding unlocking	$2,192
Asset Management pretax adjusted operating earnings	$844
Less: Unlocking	-
Pretax adjusted operating earnings excluding unlocking	$844
Retirement & Protection Solutions pretax adjusted operating earnings	$630
Less: Unlocking	(172)
Pretax adjusted operating earnings excluding unlocking	$802
Percent pretax adjusted operating earnings from Advice & Wealth Management excluding unlocking	57%
Percent pretax adjusted operating earnings from Asset Management excluding unlocking	22%
Percent pretax adjusted operating earnings from Retirement & Protection Solutions excluding unlocking	21%

Pretax Income

($ in millions)	Full Year 2021	Full Year 2022	% Better/ (Worse)
Total pretax income	$3,304	$3,391	3%
Less: Unlocking	(8)	(169)
Adjusted pretax income excluding Unlocking	$3,312	$3,560	7%

Ameriprise Financial 2023 Proxy Statement |	A-3

EXHIBIT A

Ameriprise Financial 2005 Incentive Compensation Plan

(As Amended and Restated)

1.	Purpose of the Plan

The Plan is intended to promote the interests of the Company and its stockholders by providing the eligible employees, non-employee directors and independent contractors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

2.1

“Ameriprise Financial” means Ameriprise Financial, Inc., a Delaware corporation and any successor thereto.

2.2

“Award” means an Option, Stock Appreciation Right, Award of Restricted Stock, Award of Restricted Stock Units, Other Share-Based Award or Performance Award issued under the Plan.

2.3

“Award Agreement” means the Award program guide, Award certificate and any other written agreement, instrument or document evidencing an Award under the Plan, including through an electronic medium.

2.4

“Board” means the board of directors of Ameriprise Financial.

2.5

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

2.6

“Committee” means the Compensation and Benefits Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. The Committee shall consist of no fewer than two Directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and (b)an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (the “NYSE”) (or such other principal securities market on which the Shares are traded).

2.7

“Company” means Ameriprise Financial and all of its Subsidiaries, collectively.

2.8

“Director” means a non-employee member of the Board.

2.9

“Dividend Equivalents” has the meaning set forth in Section 11.7.

2.10

“Employee” means any employee of the Company and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company.

2.11

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12

“Fair Market Value” means, with respect to the Shares as of any date, the per-Share closing price as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of Shares on the NYSE composite tape on such date, then the per-Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any Shares (for purposes of Section 6.4(b)), and any property other than Shares shall be the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14

“Other Share-Based Award” means any Award of Shares or other Award that is valued in whole or in part by reference to, or is otherwise based on, Shares.

2.15

“Participant” means an Employee, Director or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

2.16

“Payment Share” means Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards granted solely in lieu of the cash payment of the employee-deferral portion (and the earnings on such portion) of a Participant’s account

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under a nonqualified deferred compensation plan or similar arrangement of the Company, on a dollar-for-dollar basis based on the Fair Market Value of such Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards at the time of payment; for the avoidance of doubt, a “Payment Share” shall not include any grant made in payment of any Company contribution (or the earnings thereon) under a nonqualified deferred compensation plan or similar arrangement of the Company regardless of whether such payment is made in lieu of cash.

2.17

“Performance Award” means an Award granted under Section 9 contingent on the achievement of enumerated performance goals, pursuant to which the Participant may become entitled to receive cash, Shares or property, or other forms of payment, or any combination thereof, as determined by the Committee.

2.18

“Performance Period” means the period of time during which the performance goals under a Performance Award must be met.

2.19

“Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

2.20

“Plan” means this Ameriprise Financial 2005 Incentive Compensation Plan, as it may be amended from time to time.

2.21

“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, including any restriction on the right to vote such Share and the right to receive any dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.22

“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.23

“Securities Act” means the Securities Act of 1933, as amended from time to time.

2.24

“Shares” means the shares of common stock of Ameriprise Financial, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 13.

2.25

“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7.

2.26

“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

2.27

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines.

2.28

“Vesting Period” means the period of time specified by the Committee during which an Award is subject to vesting restrictions.

2.29

“Voting Securities” means, at any time, Ameriprise Financial’s then-outstanding voting securities.

3.	Available Shares

3.1	Number of Shares.

(a)     Subject to adjustment as provided in Section 13, a total of 58,112,000 Shares shall be authorized for issuance under the Plan, of which 12,397,321 remain available for Awards issued after December 31, 2022, and , no more than 5,000,000 of such number of Shares that remain available may be used for Awards other than Options or Stock Appreciation Rights granted after December 31, 2022.

(b)     For purposes of counting Shares against the Share reserves under Section 3.1(a): (i) Awards denominated solely in Shares (such as Options, Stock Appreciation Rights and Restricted Stock) and other Awards that may be exercised for or convertible into Shares will be counted against the reserve on the date of grant of the Award based on the maximum number of Shares underlying the Award; and (ii) Awards denominated other than in Shares that are exercisable for or convertible into Shares will be counted based on the number of Shares actually issued.

(c)     If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan, and for Shares subject to Awards other than Options or Stock Appreciation Rights, shall be added to the number of Shares that may be used for Awards other than Options or Stock Appreciation Rights in Section 3.1(a). Shares tendered or withheld by the Company to satisfy tax withholding requirements upon the vesting of Awards other than Options and Stock Appreciation Rights shall also become available for

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issuance under the Plan and shall be added to the number of Shares that may be used for Awards other than Options or Stock Appreciation Rights in Section 3.1(a).

(d)     For the avoidance of doubt, in the event that (i) any Option is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, (ii) withholding tax liabilities arising from the exercise of an Option or Stock Appreciation Right other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (iii) any Shares are purchased by the Company with the proceeds from Option exercises, the Shares so tendered or withheld shall not become available for issuance under the Plan.

(e)     Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(f)     Notwithstanding any other provision of the Plan, the sum of (i) the aggregate grant date fair value of the Awards granted under the Plan in any calendar year to any Director in respect of services as a non-employee director, and (ii) the amount paid in that calendar year to any Director in property other than Shares (including cash) in respect of services as a non-employee director, shall not exceed $1,000,000.

3.2   Character of Shares. Any Shares issued under the Plan may consist, in whole or in part, of either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

4.	Administration of the Plan

4.1

Administration. The Plan shall be administered by the Committee.

4.2

Authority. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (a) select the Employees and independent contractors to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under the Plan; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (h) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (k) determine whether any Award (other than an Option or Stock Appreciation Right) will have Dividend Equivalents; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including any Participant and any Subsidiary. Any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

4.3

Prohibition Against Repricing. Notwithstanding Section 4.2 or any other provision of the Plan, except for adjustments pursuant to Section 13, the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. For purposes of the Plan, the term “reprice” shall mean: (a) the reduction, directly or indirectly, in the per-Share price of an outstanding Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under generally accepted accounting principles; (c) canceling an Option or Stock Appreciation Right in exchange for another Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are traded. In addition, notwithstanding any other provision in the Plan to the contrary, an Option or a Stock Appreciation Right may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option or a Stock Appreciation Right having an exercise price below that of the Option or a Stock Appreciation Right which was

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surrendered or exchanged, unless the exchange occurs in connection with an adjustment pursuant to Section 13 or a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 4.3 shall require the approval of the stockholders of the Company

4.4

Delegation. To the extent not inconsistent with applicable law, including the rules and regulations of the NYSE (or such other principal securities market on which the Shares are traded), the Committee may delegate to (a) committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (b) to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to persons who are not executive officers (within the meaning of Rule 16a-1 under the Exchange Act) of the Company, subject to such restrictions and limitation as the Committee may specify. In no event, however, may the Committee delegate to another Board committee, one or more officers, or a committee of officers the authority to take any action or make any determination specifically affecting or relating to an Award to a Director.

4.5

Liability. No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Ameriprise Financial shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

5.1

Eligible Participants. Any Employee, Director or independent contractor of the Company shall be eligible to be selected as a Participant and to receive Awards pursuant to the Plan.

5.2

Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

6.	Options

6.1

Grant. Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan.

6.2

Exercise Price. Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option.

6.3

Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability. Except for (a) Substitute Awards, (b) Options granted to a person newly hired or retained to perform services for the Company, (c) Options granted in connection with the promotion of an Employee, (d) the death, disability, retirement or other termination of a Participant, (e) the occurrence of a corporate transaction (including, but not limited to, a Change in Control) to the extent permitted by Section 12.3, or (f) special circumstances determined by the Committee, Options may not be exercisable before the expiration of one year from the date the Option is granted.

6.4	Exercise.

(a)

Vested Options granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)

Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and the applicable tax withholding resulting from such exercise, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. In no event may any Option granted under the Plan be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

6.5

Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any Employee of Ameriprise Financial or a “subsidiary corporation” as defined in Section 424(f) of

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the Code, subject to the requirements of Section 422 of the Code. The Award Agreement evidencing the award of an “incentive stock option” shall clearly identify such Option as an “incentive stock option” within the meaning of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be the total number of Shares authorized for issuance under Section 3.1(a) of the Plan (but without regard to the operation of Section 3.1(c)), subject to adjustments provided in Section 13.

7.	Stock Appreciation Rights

7.1

Grant. Stock Appreciation Rights may be granted under the Plan to Participants (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

7.2

Strike Price. Other than in connection with Substitute Awards, the per-Share strike price under any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Stock Appreciation Right (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option).

7.3

Term. The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted, except in the event of death or disability. Except for (a) Substitute Awards, (b) Stock Appreciation Rights granted to a person newly hired or retained to perform services for the Company, (c) Stock Appreciation Rights granted in connection with the promotion of an Employee, (d) the death, disability, retirement or other termination of a Participant, (e) the occurrence of a corporate transaction (including, but not limited to, a Change in Control) to the extent permitted by Section 12.3, or (f) special circumstances determined by the Committee, Stock Appreciation Rights may not be exercisable before the expiration of one year from the date the Option is granted. The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.4	Exercise.

(a)     Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares covered thereby to which the Stock Appreciation Right is exercised. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Commit- tee may prescribe from time to time. In no event may any Stock Appreciation Right granted under the Plan be exercised for a fraction of a Share.

(b)     Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the strike price of the Stock Appreciation Right. The Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

8.	Restricted Stock, Restricted Stock Units and Other Share-Based Awards

8.1

Grant. Awards of Restricted Stock and of Restricted Stock Units and Other Share-Based Awards may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan, and such Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. An Award of Restricted Stock or Restricted Stock Units or Other Share- Based Awards shall be subject to vesting restrictions imposed by the Committee covering the Vesting Period. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company as a condition precedent to the issuance of Restricted Stock, Restricted Stock Units or Other Share-Based Award.

8.2

Term. Except for (a) Substitute Awards, (b) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to a person newly hired or retained to perform services for the Company (including grants to new hires to replace forfeited awards from a prior employer), (c) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted in connection with the promotion of an Employee, (d) the death, disability, retirement or other termination of a Participant, (e) the occurrence of a corporate transaction (including, but not limited to, a Change in Control) to the extent permitted by Section 12.3, (f) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted in payment of Performance Awards and other earned cash-based incentive compensation, (g) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted as Payment Shares, or (h) special circumstances determined by the Committee, Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards shall have a Vesting Period of not less than one year from the date of grant. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section

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shall not apply to Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company.

8.3

Rights of Holders. Unless otherwise provided in the Award Agreement, beginning on the date of grant of an Award of Restricted Stock, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving an Award of Restricted Stock Units or Other Share-Based Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award.

8.4

Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	Performance Awards

9.1

Grant. Performance Awards may be granted under the Plan to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

9.2

Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee.

9.3

Payment. Except as may otherwise be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. The amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, subject to the requirements of Section 409A of the Code.

10.	[Intentionally Omitted]
11.	Generally Applicable Award Provisions

11.1

Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

11.2

Award Terms May Vary by Participant. The terms of Awards need not be the same with respect to each Participant.

11.3

No Obligation to Exercise. The grant of an Award to a Participant under the Plan shall impose no obligation upon such Participant to exercise such Award.

11.4

No Right to Continued Employment or Service. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

11.5

Nontransferability. Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed or have otherwise been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

11.6

Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will vest, continue to vest, continue to be exercisable, and the terms of such vesting or exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

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11.7

Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. In no event, however, shall dividends or Dividend Equivalents be paid to any recipient of a Performance Award or other Award subject to performance conditions until and only to the extent that the Award is earned.

11.8

Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum statutory tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

11.9

Recoupment of Incentive Compensation. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company (including a policy adopted by the Company in response to any such law, government regulation or stock exchange listing requirement).

11.10

Automatic Exercise. The Committee, in its sole discretion, may provide in an Award Agreement or otherwise that any Option or Stock Appreciation Right outstanding on the last business day of the term of such Option or Stock Appreciation Right with an exercise or strike price per Share that is less than the Fair Market Value of a Share as of such date shall automatically and without further action by the Participant (or, in the event of Participant’s death, Participant’s personal representative or estate) or the Company be exercised on the last business day of the term of such Option or Stock Appreciation Right if the Committee, in its sole discretion, determines that such exercise would provide economic benefit to the Participant after payment of the exercise price, applicable taxes and any expenses to effect the exercise. In the sole discretion of the Committee, payment of the exercise price of any Option may be made pursuant to Section 6.4(b)(iii) or (iv), and the Company may deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.8. Unless otherwise determined by the Committee, this Section shall not apply to an Option if the Participant of such Option incurs a termination of employment or service on or before the last business day of the term of such Option or Stock Appreciation Right.

11.11

Data Protection. By participating in the Plan, a Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company or a Subsidiary which employs the Participant.

12.	Change in Control

12.1

For purposes of the Plan and any Award Agreement, “Change in Control” means the occurrence of any of the following:

(a)       any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of 25 percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company; and provided, further that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of 25 percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficial Owner of 25 percent or more of the outstanding Voting Securities;

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(b)       the individuals who, as of April 26, 2023, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board within any 12-month period; provided, however that if the election or appointment, or nomination for election by Ameriprise Financial’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)       the consummation of:

(i)       a merger, consolidation, reorganization or similar transaction (any of the foregoing, a
“Business Combination”) with or into Ameriprise Financial or in which securities of Ameriprise Financial are issued, unless such Business Combination is a Non-Control Transaction;

(ii)       a complete liquidation or dissolution of the Company; or

(iii)       the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, payment of an Award may not be accelerated as a result of a Change in Control unless such Change in Control constitutes a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of Ameriprise Financial, in each case within the meaning of Section 409A(2)(A)(v) of the Code, if the acceleration of payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Awards.

12.2

“Non-Control Transaction” means a Business Combination involving Ameriprise Financial where:

(a)       the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

(b)       the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

(c)       no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company, is a Beneficial Owner of 25 percent or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such Business Combination.

12.3	Change in Control.

(a)       In the event of a Change in Control, except as otherwise provided by Section 12.3(b) or as otherwise provided by the Committee prior to a Change in Control including in any applicable Award Agreement, outstanding Awards will immediately vest in the event that a Participant’s employment is terminated on or during the two-year period following the Change in Control in a manner that entitles the Participant to severance under the severance plan of the Company covering the Participant. With respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives, the Committee shall determine the degree of performance obtained as of the date of such termination of employment as if the applicable performance period had ended on such date, based on results against the performance measures up to the last day of the calendar quarter ending on or immediately prior to such date, and prorated based on (i) the total number of full and partial months of the applicable performance period that have elapsed between (1) the first day of the performance period and (2) the date of the termination of employment, divided by (ii) the number of full months in the applicable performance period.

(b)       Notwithstanding any other provision of the Plan, unless otherwise provided by the Committee prior to a Change in Control, including in any applicable Award Agreement, in the event of a Change in Control, any outstanding Award granted on or after April 26, 2023, that is not assumed, continued or substituted by the acquiror or the surviving entity in connection with such Change in Control shall become fully vested and immediately exercisable or transferable to the full extent of the original grant as promptly as is practicable on or following the Change in Control; provided, however, that in the event that a Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of Ameriprise Financial, in each case within the meaning of Section 409A(2)(A)(v) of the Code, the Awards shall not be payable until the date such Awards would have been payable in the absence of this Section 12.3(b) if the

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acceleration of such payment would cause tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Awards. With respect to any outstanding Award granted under the Plan on or after April 26, 2023 that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a Change in Control pursuant to this Section 12.3(b) shall be based upon the degree of performance attained through a date prior to the Change in Control determined by the Committee or prorated.

13.	Anti-Dilution Adjustments

In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by Ameriprise Financial of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (a) the class and aggregate number of shares that may be delivered under the Plan as described in Section 3.1(a); (b) the class and aggregate number of shares that may be delivered under the Plan as Awards other than Options or Stock Appreciation Rights described in Section 3.1(a); (c) the class and aggregate number of shares that may be delivered under the Plan as “incentive stock options” as described in Section 6.5; (d) the class, number and exercise/strike price of outstanding Options and Stock Appreciation Rights; and (e) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. With respect to Awards subject to Section 409A of the Code, any adjustments or substitutions under this Section 13 shall conform to the requirements of Section 409A of the Code.

14.	Amendment and Termination

14.1

Board Authority to Amend or Terminate the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13), (b) expand the types of Awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 4.3, 6.2 or 7.2, or (e) increase the maximum permissible term of any Option specified by Section 6.3 or the maximum permissible term of a Stock Appreciation Right specified by Section 7.3. Except as otherwise provided by Section 3.1(f), nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

14.2

Effect of Amendment or Termination on Outstanding Awards. Except as expressly provided in the Plan, no action under Section 14.1 may, without the consent of a Participant, reduce in any material respect the Participant’s rights under any previously granted and outstanding Award.

14.3

Savings Clause. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

15.	Miscellaneous

15.1

No Right to Awards. No person shall have any claim or right to receive an Award under the Plan. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.2

Rights as a Stockholder. Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 11.7.

15.3

Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

15.4

Compliance with Section 409A of the Code. The Awards granted under the Plan are intended to comply with or qualify for an exemption from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Notwithstanding the foregoing, the Company makes no representation that Awards granted under the Plan comply with or qualify for an exemption

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from Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of noncompliance with Section 409A of the Code.

15.5

Expenses and Receipts. The expenses of the Plan shall be paid by Ameriprise Financial. Any proceeds received by Ameriprise Financial in connection with any Award will be used for general corporate purposes.

15.6

Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

15.7

Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.8

Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without regard to its conflict of law principles. All Participants agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such Participant.

15.9

Arbitration. Any dispute, claim or controversy that may arise between a Participant and the Company or any other person (the “Claims”) under the Plan is subject to arbitration, unless otherwise agreed to in writing by the Participant and the Company. The Claims shall be finally decided by arbitration conducted pursuant to the Commercial Dispute Resolution Procedures of the American Arbitration Association (the “AAA”), its Supplementary Rules for Securities Arbitration, or other applicable rules promulgated by the AAA, including but not limited to its Supplementary Rules for Multiple Case Filings. In addition, all claims, statutory or otherwise, which allege discrimination or other violation of employment laws, including but not limited to claims of sexual harassment, shall be finally decided by arbitration pursuant to the AAA unless otherwise agreed to in writing by a Participant and the Company. By agreement of a Participant and the Company in writing, disputes may be resolved in arbitration by a mutually agreed-upon organization other than the AAA. In consideration of the promises and the compensation provided in this Plan, neither a Participant nor the Company shall have a right: (a) to arbitrate a Claim on a class action basis or in a purported representative capacity on behalf of any Participants, employees, applicants or other persons similarly situated; (b) to join or to consolidate in an arbitration Claims brought by or against another Participant, employee, applicant or the Participant, unless otherwise agreed to in writing by the Participant and the Company; (c) to litigate any Claims in court or to have a jury trial on any Claims; and (d) to participate in a representative capacity or as a member of any class of claimants in an action in a court of law pertaining to any Claims. Either a Participant or the Company may compel arbitration of any Claims filed in a court of law. In addition, either a Participant or the Company may apply to a court of law for an injunction to enforce the terms of the Plan pending a final decision on the merits by an arbitration panel pursuant to this provision. The Company shall pay all fees, costs or other charges charged by the AAA or any other organization administering arbitration proceeding agreed upon pursuant to this Section 14.9 that are above and beyond the filing fees of the federal or state court in the jurisdiction in which the dispute arises, whichever is less. A Participant or the Company shall each be responsible for their own costs of legal representation, if any, except where such costs of legal representation may be awarded as a statutory remedy by the arbitrator. Any award by an arbitration panel shall be final and binding upon a Participant or the Company. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. This provision is covered and enforceable under the terms of the Federal Arbitration Act.

15.10

Effective Date and Term of Plan. The Plan was originally adopted by the Board on September 30, 2005, subject to the approval of the Plan by the stockholders of Ameriprise Financial. The Plan was most recently amended and restated by the Board on February 23, 2023, subject to the approval of the Plan by the stockholders of Ameriprise Financial. No grants of Awards may be made under the Plan after April 26, 2033 or, in the case of “incentive stock options” , February 23, 2033.

*****

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Ameriprise Financial

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE ONLINE
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 25, 2023. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 25, 2023. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98557-P86070-Z84280

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AMERIPRISE FINANCIAL, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of Directors	For	Against	Abstain
1a. James M. Cracchiolo	☐	☐	☐
1b. Robert F. Sharpe, Jr.	☐	☐	☐
1c. Dianne Neal Blixt	☐	☐	☐
1d. Amy DiGeso	☐	☐	☐
1e. Christopher J. Williams	☐	☐	☐
1f. Armando Pimentel, Jr.	☐	☐	☐
1g. Brian T. Shea	☐	☐	☐
1h. W. Edward Walter III	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve the compensation of the named executive officers by a nonbinding advisory vote.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Note: Please sign as your name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D98558-P86070-Z84280

AMERIPRISE FINANCIAL, INC.

The undersigned hereby appoints Walter S. Berman, Heather J. Melloh and Wendy B. Mahling, or any one of them, proxies or proxy, with full power of substitution, to vote all common shares of Ameriprise Financial, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 26, 2023, at 11:00 a.m., Central time, in a virtual meeting format via live webcast at *www.virtualshareholdermeeting.com/amp2023* and at any adjournment(s) or postponement(s) of the meeting, as indicated on the reverse side of this proxy card, with respect to the proposals set forth in the proxy statement, and in their discretion, upon any matter that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting for which voting instructions have not been given. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card. If you vote online or by telephone, you do NOT need to mail back your proxy card.

If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the business reply envelope provided. If you do not mark voting boxes on the reverse side, the shares will be voted as the Board of Directors recommends.

If you are a participant in the Ameriprise Financial 401(k) Plan, your proxy card includes shares credited to your Plan account. To allow sufficient time for the Ameriprise Financial 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time on April 23, 2023. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other Plan participants who did vote.

Continued and to be signed on reverse side